FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-276033-04

Dated September 11, 2024	BBCMS 2024-5C29
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2024-5C29
$1,065,407,152 (Approximate Mortgage Pool Balance)

$961,529,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2024-5C29

Barclays Capital Real Estate Inc.

Argentic Real Estate Finance 2 LLC

Starwood Mortgage Capital LLC

KeyBank National Association

Societe Generale Financial Corporation

German American Capital Corporation

LMF Commercial, LLC

UBS AG

BSPRT CMBS Finance, LLC

Bank of Montreal

Citi Real Estate Funding Inc.

Mortgage Loan Sellers

Barclays	BMO Capital Markets		Citigroup
Deutsche Bank Securities	KeyBanc Capital Markets	Société Générale	UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager			Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1

Dated September 11, 2024	BBCMS 2024-5C29

This material is for your information, and none of Barclays Capital Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, Deutsche Bank Securities Inc., UBS Securities LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Academy Securities, Inc. or Drexel Hamilton, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-276033) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-5C29 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$5,185,000	$5,038,000	$147,000	30.000%	2.42	10/24-4/29	40.8%	16.4%
A-2	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	40.8%	16.4%
A-3	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	40.8%	16.4%
X-A(8)	Aaa(sf) / AAAsf / AAA(sf)	$745,785,000	$724,678,000	$21,107,000	N/A	N/A	N/A	N/A	N/A
X-B(9)	NR / A-sf / AAA(sf)	$215,744,000	$209,636,000	$6,108,000	N/A	N/A	N/A	N/A	N/A
A-S	Aa1(sf) / AAAsf / AAA(sf)	$127,848,000	$124,229,000	$3,619,000	18.000%	4.97	9/29-9/29	47.8%	14.0%
B	NR / AA-sf / AA-(sf)	$50,607,000	$49,174,000	$1,433,000	13.250%	4.97	9/29-9/29	50.6%	13.3%
C	NR / A-sf / A-(sf)	$37,289,000	$36,233,000	$1,056,000	9.750%	4.97	9/29-9/29	52.6%	12.7%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-D(11)	NR / BBB-sf / BBB-(sf)	$29,299,000	$28,469,000	$830,000	N/A	N/A	N/A	N/A	N/A
X-F(12)	NR / BB-sf / BB(sf)	$19,977,000	$19,411,000	$566,000	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB(sf)	$18,645,000	$18,117,000	$528,000	8.000%	4.97	9/29-9/29	53.6%	12.5%
E	NR / BBB-sf / BBB-(sf)	$10,654,000	$10,352,000	$302,000	7.000%	4.97	9/29-9/29	54.2%	12.4%
F	NR / BB-sf / BB(sf)	$19,977,000	$19,411,000	$566,000	5.125%	4.97	9/29-9/29	55.3%	12.1%
G-RR	NR / B-sf / B+(sf)	$10,654,000	$10,352,000	$302,000	4.125%	4.97	9/29-9/29	55.9%	12.0%
H-RR	NR / NR / NR	$43,948,151	$42,704,000	$1,244,151	0.000%	4.97	9/29-9/29	58.3%	11.5%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D or Class X-F Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	On the Closing Date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class S and Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount”, as further described in “Credit Risk Retention” in the Preliminary Prospectus. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 2.8301% of the certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R Certificates) as of the Closing Date.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 Certificates, are represented in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and a September 27, 2024 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated September 11, 2024 (the “Preliminary Prospectus”).
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
Indicative Capital Structure
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $740,600,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 - $275,000,000	$0 - $267,217,000	$0 - $7,783,000	N/A – 4.83	N/A / 4/29 – 8/29
Class A-3	$465,600,000– $740,600,000	$452,423,000– $719,640,000	$13,177,000– $20,960,000	4.94 – 4.90	8/29 – 9/29 / 4/29 – 9/29
(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates outstanding from time to time.
(9)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(10)	The Classes of Certificates set forth under “Privately Offered Certificates” are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate of the Certificate Balances of the Class D and Class E Certificates outstanding from time to time.
(12)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
Summary of Transaction Terms
Securities Offered:	$961,529,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, Deutsche Bank Securities Inc., UBS Securities LLC, BMO Capital Markets Corp. and Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (22.5%), Argentic Real Estate Finance 2 LLC (“AREF2”) (15.6%), Starwood Mortgage Capital LLC (“SMC”) (12.5%), KeyBank National Association (“KeyBank”) (10.1%), Societe Generale Financial Corporation (“SGFC”) (9.6%), German American Capital Corporation (“GACC”) (8.5%), LMF Commercial, LLC (“LMF”) (5.9%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (5.6%), BSPRT CMBS Finance, LLC (“BSPRT”) (3.6%), Bank of Montreal (“BMO”) (3.3%) and Citi Real Estate Funding Inc. (“CREFI”) (2.8%).
Master Servicer:	KeyBank National Association.
Special Servicer:	Argentic Services Company LP.
Directing Certificateholder:	Argentic Securities Income USA 2 LLC.
Trustee:	U.S. Bank Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
U.S. Credit Risk Retention:

For a discussion on the manner in which AREF2, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

Argentic Real Estate Finance 2 LLC, the retaining sponsor, intends to cause Argentic Securities Holdings 2 Cayman Limited, a majority-owned affiliate, to retain (i) an “eligible horizontal residual interest”, in the form of certificates which will be comprised of the Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest) representing approximately 2.2302% of the fair value, as of the Closing Date, of all of the ABS interests issued, and (ii) an “eligible vertical interest”, in the form of certificates representing approximately 2.8301% of the certificate balance, notional amount or percentage interest of each class of Certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, Argentic Real Estate Finance 2 LLC or the applicable majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about September 27, 2024.
Cut-off Date:	With respect to each mortgage loan, the related due date in September 2024, or in the case of any mortgage loan that has its first due date after September 2024, the date that would have been its due date in September 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in October 2024.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in October 2024.
Assumed Final Distribution Date:	The Distribution Date in September 2029 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in September 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, (solely

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Summary of Transaction Terms
for the purposes of this calculation, if such right is being exercised after the distribution date in September 2029 and the 277 Park Avenue mortgage loan (6.6%) is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance) certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg, L.P., Trepp, LLC, BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC, CRED iQ and Recursion Co.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	12	14	$239,225,522	22.5%
AREF2	5	8	$165,812,000	15.6%
SMC	6	18	$133,078,947	12.5%
KeyBank	11	32	$107,978,500	10.1%
SGFC	3	3	$101,980,183	9.6%
GACC	4	4	$90,800,000	8.5%
LMF	7	9	$62,450,000	5.9%
UBS AG	3	3	$59,782,000	5.6%
BSPRT	2	2	$38,800,000	3.6%
BMO	2	2	$35,500,000	3.3%
CREFI	1	8	$30,000,000	2.8%
Total:	55	102	$1,065,407,152	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$1,065,407,152
Number of Mortgage Loans:	55
Number of Mortgaged Properties:	102
Average Cut-off Date Balance per Mortgage Loan:	$19,371,039
Weighted Average Current Mortgage Rate:	6.69765%
10 Largest Mortgage Loans as % of IPB:	48.9%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 month
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.63x
Weighted Average UW NOI Debt Yield(2):	11.5%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	58.3%
Weighted Average Maturity Date/ARD LTV(2)(4):	58.0%
Other Statistics
% of Mortgage Loans with Additional Debt:	11.7%
% of Mortgage Loans with Single Tenants(5):	10.6%
% of Mortgage Loans secured by Multiple Properties:	24.6%
Amortization
Weighted Average Original Amortization Term(6):	356 months
Weighted Average Remaining Amortization Term(6):	355 months
% of Mortgage Loans with Interest-Only:	83.4%
% of Mortgage Loans with Amortizing Balloon:	9.1%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	6.6%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	0.9%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	44.2%
% of Mortgage Loans with Springing Lockboxes:	36.8%
% of Mortgage Loans with Soft Lockboxes:	17.6%
% of Mortgage Loans with No Lockbox:	1.4%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	86.3%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	57.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	77.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	42.3%
(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There is one loan with multiple loan sellers being contributed to the pool comprised of one mortgaged property, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 2, 5, 8, 9, 10, 13, 15, 20 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 8 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 2, 6, 18, 23, 32 and 51, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Spaces	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date/ARD LTV(1)
1	Arch Portfolio	Winston-Salem, NC	AREF2	3	$74,162,000	7.0%	813	Multifamily	1.42x	10.3%	62.9%	62.9%
2	277 Park Avenue	New York, NY	GACC	1	$70,000,000	6.6%	1,881,010	Office	2.72x	19.4%	29.6%	29.6%
3	Artisan Foods Portfolio	Lawrence, MA	SMC	2	$62,500,000	5.9%	344,304	Industrial	1.64x	11.6%	60.9%	60.9%
4	Estates at Palm Bay	Fort Walton Beach, FL	Barclays	1	$61,000,000	5.7%	300	Multifamily	1.29x	8.7%	70.0%	70.0%
5	Baybrook Mall	Friendswood, TX	Barclays, SGFC	1	$60,959,705	5.7%	540,986	Retail	1.72x	13.7%	56.0%	53.0%
6	Langdon at Walnut Park	Austin, TX	AREF2	1	$60,000,000	5.6%	277	Multifamily	1.29x	8.3%	66.6%	66.6%
7	New Jersey Logistics	Howell, NJ	SGFC	1	$42,000,000	3.9%	368,050	Industrial	1.81x	11.9%	52.3%	52.3%
8	BioMed 2024 Portfolio 2	Various, Various	CREFI	8	$30,000,000	2.8%	995,458	Various	2.34x	13.1%	50.1%	50.1%
9	Stonebriar Centre	Frisco, TX	SGFC	1	$30,000,000	2.8%	1,096,880	Retail	2.30x	16.8%	42.1%	42.1%
10	Northbridge Centre	West Palm Beach, FL	BMO	1	$30,000,000	2.8%	294,493	Office	1.55x	11.3%	60.6%	60.6%

	Top 3 Total/Weighted Average			6	$206,662,000	19.4%			1.93x	13.8%	51.0%	51.0%
	Top 5 Total/Weighted Average			8	$328,621,705	30.8%			1.77x	12.8%	55.5%	54.9%
	Top 10 Total/Weighted Average			20	$520,621,705	48.9%			1.77x	12.4%	55.7%	55.4%
	Non-Top 10 Total/Weighted Average			82	$544,785,447	51.1%			1.50x	10.7%	60.8%	60.5%
(1)	In the case of Loan Nos. 2, 5, 8, 9 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). For Loan Nos. 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV exclude a related Subordinate Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
2	277 Park Avenue	GACC	$70,000,000	$520,000,000	COMM 2024-277P	KeyBank	KeyBank	COMM 2024-277P Future Securitization(s)	$420,000,000 $30,000,000
5	Baybrook Mall	Barclays, SGFC	$60,959,705	$219,854,672	BANK5 2024-5YR9	Wells	Midland	BANK5 2024-5YR9 Benchmark 2024-V9 Future Securitization(s)	$88,000,000 $25,000,000 $46,000,000
8	BioMed 2024 Portfolio 2	CREFI	$30,000,000	$549,894,737	BX 2024-BIO2	KeyBank	KeyBank	BX 2024-BIO2 BANK 2024-5YR9 Future Securitization(s)	$349,894,737 $80,000,000 $90,000,000
9	Stonebriar Centre	SGFC	$30,000,000	$255,000,000	Benchmark 2024-V9	Midland	3650 REIT	Benchmark 2024-V9 BMO 2024-5C5 BMO 2024-5C6 BANK 2024-5YR8 Future Securitization(s)	$89,000,000 $40,000,000 $15,000,000 $65,000,000 $16,000,000
10	Northbridge Centre	BMO	$30,000,000	$96,000,000	BMO 2024-5C6	Midland	LNR	BMO 2024-5C6 Future Securitization(s)	$53,000,000 $13,000,000
13	Westshore Crossing	UBS AG	$25,000,000	$50,400,000	BBCMS 2024-5C29	KeyBank	Argentic	BMO 2024-5C5 Future Securitization(s)	$15,000,000 $10,400,000
15	Bronx Terminal Market	SMC	$24,578,947	$240,000,000	(1)	(1)	(1)	BANK 2024-5YR9 BMO 2024-5C6 Future Securitization(s)	$50,210,526 $55,000,000 $110,210,526
20	Northwoods Apartments	UBS AG	$20,782,000	$34,782,000	BBCMS 2024-5C29	KeyBank	Argentic	BMO 2024-5C6	$14,000,000
22	GNL Industrial Portfolio	KeyBank	$17,400,000	$237,000,000	BMO 2024-5C4	Midland	Argentic	BMO 2024-5C4 Benchmark 2024-V7 BBCMS 2024-5C27 BMO 2024-5C5 Benchmark 2024-V8	$70,000,000 $40,000,000 $78,400,000 $20,550,000 $10,650,000
(1)	In the case of Loan No. 15, until the securitization of the related controlling pari passu companion loan, the related whole loan is currently serviced and administered pursuant to the pooling and servicing agreement for the BANK 2024-5YR9 securitization transaction. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement, provided, that CPPIB Credit Investments III Inc., as holder of the Note B, will be the initial controlling noteholder under the related co-lender agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
2	277 Park Avenue	$70,000,000	$450,000,000	$230,000,000	$750,000,000	2.72x	1.89x	29.6%	42.7%	19.4%	13.5%
8	BioMed 2024 Portfolio 2	$30,000,000	$519,894,737	$166,842,106	$716,736,843	2.34x	1.67x	50.1%	65.3%	13.1%	10.1%
15	Bronx Terminal Market	$24,578,947	$215,421,053	$140,000,000	$380,000,000	2.18x	1.07x	43.2%	68.5%	11.9%	7.5%
(1)	In the case of Loan Nos. 2, 8 and 15, subordinate debt represents a related Subordinate Companion Loan(s).
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARDLTV(2)(4)
Multifamily	Garden	21	$339,744,000	31.9%	1.36x	9.3%	64.8%	64.7%
	Mid Rise	9	56,855,000	5.3	1.29x	9.2%	63.3%	62.4%
	Student Housing	1	19,800,000	1.9	1.58x	12.4%	56.4%	56.4%
	Low Rise	3	7,245,000	0.7	1.39x	9.7%	69.0%	69.0%
	Subtotal:	34	$423,644,000	39.8%	1.36x	9.5%	64.3%	64.0%
Retail	Anchored	6	$105,891,447	9.9%	1.59x	10.8%	61.5%	61.5%
	Super Regional Mall	2	90,959,705	8.5	1.91x	14.7%	51.4%	49.4%
	Subtotal:	8	$196,851,152	18.5%	1.74x	12.6%	56.8%	55.9%
Industrial	Storage / Manufacturing	2	$62,500,000	5.9%	1.64x	11.6%	60.9%	60.9%
	Warehouse / Distribution	12	60,802,224	5.7	1.79x	11.9%	53.7%	53.7%
	Warehouse	2	14,442,834	1.4	1.28x	9.1%	43.8%	43.8%
	Flex	1	8,800,000	0.8	1.65x	13.0%	55.2%	55.2%
	Distribution / Outdoor Storage	1	5,500,000	0.5	1.31x	10.4%	71.9%	71.9%
	Manufacturing	4	3,702,801	0.3	2.12x	12.6%	53.8%	53.8%
	Manufacturing / Flex	1	850,082	0.1	2.12x	12.6%	53.8%	53.8%
	Manufacturing / Warehouse	1	769,028	0.1	2.12x	12.6%	53.8%	53.8%
	Distribution / Flex	1	634,596	0.1	2.12x	12.6%	53.8%	53.8%
	Manufacturing / Distribution	1	628,666	0.1	2.12x	12.6%	53.8%	53.8%
	Subtotal:	26	$158,630,231	14.9%	1.68x	11.5%	56.3%	56.3%
Office	CBD	2	$100,000,000	9.4%	2.37x	17.0%	38.9%	38.9%
	Suburban	5	24,269,769	2.3	1.66x	14.3%	61.8%	60.7%
	Subtotal:	7	$124,269,769	11.7%	2.23x	16.5%	43.4%	43.2%
Mixed Use	Lab / Office	7	$29,171,053	2.7%	2.34x	13.1%	50.1%	50.1%
	Office / Retail	1	13,000,000	1.2	1.27x	9.4%	58.3%	58.3%
	Multifamily / Retail	2	10,600,000	1.0	1.37x	9.4%	65.6%	65.6%
	Subtotal:	10	$52,771,053	5.0%	1.88x	11.4%	55.2%	55.2%
Hospitality	Limited Service	2	$19,000,000	1.8%	1.58x	14.5%	65.8%	64.5%
	Extended Stay	4	17,550,000	1.6	1.77x	15.5%	55.9%	55.9%
	Select Service	1	8,900,000	0.8	1.61x	14.5%	61.4%	61.4%
	Subtotal:	7	$45,450,000	4.3%	1.66x	14.9%	61.1%	60.6%
Manufactured Housing	Manufactured Housing	5	$39,436,000	3.7%	1.27x	8.3%	63.7%	63.7%
Self Storage	Self Storage	4	$23,526,000	2.2%	2.00x	12.7%	48.5%	48.5%
Other	Parking Garage	1	$828,947	0.1%	2.34x	13.1%	50.1%	50.1%
	Subtotal:	1	$828,947	0.1%	2.34x	13.1%	50.1%	50.1%
Total / Weighted Average:		102	$1,065,407,152	100.0%	1.63x	11.5%	58.3%	58.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 2, 5, 8, 9, 10, 13, 15, 20 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 8 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 2, 6, 18, 23, 32 and 51, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	13	$185,378,947	17.4%	1.96x	13.4%	48.4%	48.3%
Texas	4	$151,588,370	14.2%	1.67x	12.2%	57.4%	56.2%
Florida	10	$149,141,725	14.0%	1.42x	10.1%	64.0%	63.8%
North Carolina	6	$106,852,000	10.0%	1.37x	9.7%	62.8%	62.8%
Massachusetts	6	$79,540,000	7.5%	1.79x	11.9%	58.6%	58.6%
Ohio	6	$58,952,028	5.5%	1.54x	10.7%	62.9%	62.5%
New Jersey	3	$52,000,000	4.9%	1.77x	12.0%	54.1%	54.1%
Arizona	3	$43,612,500	4.1%	1.48x	10.3%	66.3%	66.3%
Kentucky	3	$39,281,219	3.7%	1.36x	10.3%	62.4%	62.4%
Illinois	14	$37,286,656	3.5%	1.56x	12.7%	52.2%	51.0%
Tennessee	3	$35,015,000	3.3%	1.65x	11.8%	60.7%	60.7%
Pennsylvania	5	$26,130,596	2.5%	1.38x	10.2%	65.9%	65.9%
California	6	$20,171,697	1.9%	2.03x	11.8%	55.5%	55.5%
Virginia	1	$14,000,000	1.3%	1.25x	9.0%	43.5%	43.5%
Indiana	2	$13,949,000	1.3%	1.50x	14.1%	62.3%	60.6%
Mississippi	1	$11,400,000	1.1%	1.41x	9.4%	65.9%	65.9%
Delaware	1	$9,000,000	0.8%	1.79x	15.8%	65.7%	65.7%
Connecticut	1	$8,450,000	0.8%	1.32x	10.7%	60.4%	60.4%
Michigan	3	$8,004,613	0.8%	2.12x	12.6%	53.8%	53.8%
South Carolina	5	$6,891,763	0.6%	1.47x	10.8%	68.2%	68.2%
Colorado	1	$6,450,000	0.6%	1.79x	15.1%	60.3%	60.3%
Kansas	2	$950,906	0.1%	2.12x	12.6%	53.8%	53.8%
Missouri	2	$913,344	0.1%	2.12x	12.6%	53.8%	53.8%
Maryland	1	$446,788	0.0%	2.12x	12.6%	53.8%	53.8%
Total / Weighted Average:	102	$1,065,407,152	100.0%	1.63x	11.5%	58.3%	58.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 2, 5, 8, 9, 10, 13, 15, 20 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 8 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 2, 6, 18, 23, 32 and 51, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,990,000	-	$9,999,999	24	$148,512,000	13.9%	7.03010%	59	1.56x	11.8%	61.5%	61.1%
$10,000,000	-	$14,999,999	8	97,712,500	9.2%	7.04842%	60	1.45x	11.4%	59.4%	59.1%
$15,000,000	-	$19,999,999	3	53,200,000	5.0%	6.81928%	58	1.73x	12.6%	52.7%	51.8%
$20,000,000	-	$29,999,999	10	245,360,947	23.0%	6.38487%	60	1.43x	9.4%	62.7%	62.7%
$30,000,000	-	$39,999,999	3	90,000,000	8.4%	6.46387%	59	2.06x	13.7%	50.9%	50.9%
$40,000,000	-	$54,999,999	1	42,000,000	3.9%	6.30000%	60	1.81x	11.9%	52.3%	52.3%
$55,000,000	-	$74,162,000	6	388,621,705	36.5%	6.76036%	60	1.70x	12.1%	57.2%	56.7%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.18100	-	5.99900	3	$71,978,947	6.8%	5.44488%	58	2.23x	12.6%	48.6%	48.6%
6.00000	-	6.49900	15	286,994,000	26.9%	6.28897%	60	1.47x	9.5%	61.8%	61.8%
6.50000	-	6.99900	19	451,934,205	42.4%	6.79967%	60	1.52x	11.1%	60.9%	60.4%
7.00000	-	7.49900	11	195,100,000	18.3%	7.18959%	59	1.91x	14.5%	49.6%	49.3%
7.50000	-	7.79600	6	50,500,000	4.7%	7.72746%	60	1.58x	13.8%	62.1%	61.7%
8.00000	-	8.20000	1	8,900,000	0.8%	8.20000%	58	1.61x	14.5%	61.4%	61.4%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%

Original Term to Maturity or ARD in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
Total / Weighted Average:	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%

Remaining Term to Maturity or ARD in Months

						Weighted Average
Range of Remaining Term to Maturity or ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
55	-	57	4	$32,526,000	3.1%	5.89560%	56	2.25x	13.7%	47.0%	47.0%
58	-	59	21	383,966,652	36.0%	6.73358%	59	1.91x	13.6%	50.7%	50.2%
60			30	648,914,500	60.9%	6.71659%	60	1.43x	10.2%	63.4%	63.2%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
(1)	In the case of Loan Nos. 2, 5, 8, 9, 10, 13, 15, 20 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 8 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 2, 6, 18, 23, 32 and 51, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	49	$958,117,447	89.9%	6.66322%	59	1.63x	11.3%	58.4%	58.4%
330	1	16,000,000	1.5%	7.27000%	60	1.49x	13.0%	46.9%	44.0%
360	5	91,289,705	8.6%	6.95872%	59	1.62x	13.3%	59.3%	56.3%
Total / Weighted Average:	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			49	$958,117,447	89.9%	6.66322%	59	1.63x	11.3%	58.4%	58.4%
330			1	16,000,000	1.5%	7.27000%	60	1.49x	13.0%	46.9%	44.0%
359	-	360	5	91,289,705	8.6%	6.95872%	59	1.62x	13.3%	59.3%	56.3%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	48	$888,117,447	83.4%	6.63589%	59	1.55x	10.7%	60.7%	60.7%
Amortizing Balloon	5	97,289,705	9.1%	6.92858%	59	1.62x	13.3%	56.6%	53.5%
Interest Only - ARD	1	70,000,000	6.6%	7.01000%	59	2.72x	19.4%	29.6%	29.6%
Interest Only, Amortizing Balloon	1	10,000,000	0.9%	7.75000%	60	1.40x	13.4%	65.8%	63.5%
Total / Weighted Average:	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.24x	-	1.29x	12	$276,980,000	26.0%	6.51105%	60	1.28x	8.6%	65.0%	64.8%
1.30x	-	1.49x	21	291,500,000	27.4%	6.89671%	60	1.38x	10.2%	63.5%	63.3%
1.50x	-	1.79x	12	262,322,205	24.6%	6.99376%	60	1.67x	12.7%	59.7%	58.9%
1.80x		1.99x	2	47,500,000	4.5%	6.37654%	60	1.82x	12.3%	52.7%	52.7%
2.00x	-	2.49x	6	112,104,947	10.5%	5.91724%	58	2.25x	13.8%	46.2%	46.2%
2.50x	-	2.74x	2	75,000,000	7.0%	6.94733%	59	2.72x	19.2%	29.9%	29.9%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
(1)	In the case of Loan Nos. 2, 5, 8, 9, 10, 13, 15, 20 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 8 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 2, 6, 18, 23, 32 and 51, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
29.6%	-	49.9%	8	$169,704,947	15.9%	6.64676%	59	2.30x	16.0%	37.4%	37.1%
50.0%	-	54.9%	4	100,500,000	9.4%	6.12580%	59	2.02x	12.8%	52.0%	52.0%
55.0%	-	59.9%	7	144,559,705	13.6%	6.96461%	59	1.57x	12.2%	56.8%	55.5%
60.0%	-	64.9%	16	327,867,000	30.8%	6.82307%	60	1.46x	10.4%	62.1%	62.0%
65.0%	-	72.5%	20	322,775,500	30.3%	6.65551%	60	1.36x	9.6%	68.1%	67.9%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
29.6%	-	49.9%	8	$169,704,947	15.9%	6.64676%	59	2.30x	16.0%	37.4%	37.1%
50.0%	-	59.9%	13	258,139,705	24.2%	6.63401%	59	1.73x	12.3%	55.2%	54.3%
60.0%	-	64.9%	15	324,787,000	30.5%	6.84910%	60	1.46x	10.5%	62.2%	62.1%
65.0%	-	71.9%	19	312,775,500	29.4%	6.62052%	60	1.36x	9.5%	68.1%	68.1%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	37	$772,562,205	72.5%	6.80030%	60	1.64x	11.9%	57.8%	57.5%
Yield Maintenance	14	190,866,000	17.9%	6.72203%	60	1.39x	9.8%	63.4%	63.2%
Defeasance or Yield Maintenance	4	101,978,947	9.6%	5.87442%	59	2.03x	12.2%	52.2%	52.2%
Total / Weighted Average:	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	46	$953,958,652	89.5%	6.69828%	59	1.63x	11.6%	58.1%	57.7%
Acquisition	9	111,448,500	10.5%	6.69226%	60	1.59x	11.2%	60.2%	60.2%
Total / Weighted Average:	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
(1)	In the case of Loan Nos. 2, 5, 8, 9, 10, 13, 15, 20 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 8 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 2, 6, 18, 23, 32 and 51, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1.01	AREF2	The Arcadian	Winston-Salem, NC	Multifamily	$28,493,774	2.7%	BPCRE 2021-FL1
1.02	AREF2	The Charleston	Winston-Salem, NC	Multifamily	$23,171,712	2.2%	BPCRE 2021-FL1
1.03	AREF2	The Arlington	Winston-Salem, NC	Multifamily	$22,496,514	2.1%	BPCRE 2021-FL1
2	GACC	277 Park Avenue	New York, NY	Office	$70,000,000	6.6%	COMM 2014-277P
4	Barclays	Estates at Palm Bay	Fort Walton Beach, FL	Multifamily	$61,000,000	5.7%	FREMF 2022-KF141
6	AREF2	Langdon at Walnut Park	Austin, TX	Multifamily	$60,000,000	5.6%	LNCR 2022-CRE7
8.01	CREFI	200 Sidney	Cambridge, MA	Mixed Use	$9,653,289	0.9%	LIFE 2021-BMR
8.02	CREFI	Lincoln Centre	Foster City, CA	Mixed Use	$6,315,789	0.6%	DBGS 2018-BIOD
8.03	CREFI	40 Erie Street	Cambridge, MA	Mixed Use	$4,342,105	0.4%	LIFE 2021-BMR
8.06	CREFI	21 Erie Street	Cambridge, MA	Mixed Use	$2,215,658	0.2%	DBGS 2018-BIOD
8.07	CREFI	47 Erie Street Parking Structure	Cambridge, MA	Other	$828,947	0.1%	DBGS 2018-BIOD
10	BMO	Northbridge Centre	West Palm Beach, FL	Office	$30,000,000	2.8%	BXMT 2020-FL3
11	BSPRT	Patriot Crossing	Louisville, KY	Multifamily	$29,800,000	2.8%	CSAIL 2019-C18
13	UBS AG	Westshore Crossing	Tampa, FL	Multifamily	$25,000,000	2.3%	ACRES 2021-FL2
15	SMC	Bronx Terminal Market	Bronx, NY	Retail	$24,578,947	2.3%	COMM 2014-CR17, COMM 2014-CR18, COMM 2014-UBS3
20	UBS AG	Northwoods Apartments	Columbus, OH	Multifamily	$20,782,000	2.0%	FREMF 2020-KF94
28	KeyBank	Crown Center	Fort Lauderdale, FL	Office	$11,500,000	1.1%	MSBAM 2014-C18
29	AREF2	The Park at Milestone	Vicksburg, MS	Multifamily	$11,400,000	1.1%	GSTNE 2021-FL3
30.01	KeyBank	WoodSpring Suites Fort Wayne	Fort Wayne, IN	Hospitality	$3,949,000	0.4%	CF 2019-CF2
30.02	KeyBank	WoodSpring Suites Easton	Columbus, OH	Hospitality	$3,789,000	0.4%	CF 2019-CF2
30.03	KeyBank	WoodSpring Suites Fairfield	Fairfield, OH	Hospitality	$3,362,000	0.3%	CF 2019-CF2
31	Barclays	Holiday Inn Express	Indianapolis, IN	Hospitality	$10,000,000	0.9%	JPMBB 2015-C28
37.01	AREF2	Lakecrest	Tampa, FL	Office	$3,842,500	0.4%	MSC 2019-H7
37.02	AREF2	Southpointe	Tampa, FL	Office	$3,407,500	0.3%	MSC 2019-H7
48	KeyBank	US Storage - Delray Beach	Delray Beach, FL	Self Storage	$5,111,000	0.5%	JPMBB 2014-C21
49	KeyBank	US Storage - Nashville	Nashville, TN	Self Storage	$5,015,000	0.5%	JPMBB 2014-C23
50	KeyBank	US Storage - Clarksville	Clarksville, TN	Self Storage	$5,000,000	0.5%	COMM 2014-CR19
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of Available Funds (as defined in the Preliminary Prospectus): first, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, the payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-2 Certificates, until the Certificate Balance of such Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2024-5C29
Structural Overview

is reduced to zero, and third, to the Class A-3 Certificates until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, the payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D and Class X-F Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2 and Class A-3 Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates and the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-3 Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D and Class E Certificates as described above, and (5) to the Class X-F Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class S or Class R Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class H-RR, Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) in order of relative subordination until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the mortgage loan and all servicing advances on the related mortgage loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) beginning with the Class H-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F Certificates;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount for that mortgage loan and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan, minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Companion Loans, if any, and the prices will be adjusted accordingly.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan, and the holder of a subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, master servicer, special servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

The Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender) and taking into account the pari passu or subordinate nature of any Company Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2024-5C29 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class G-RR and Class H-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is (1) with respect to the Directing Certificateholder, a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, (a) the Directing Certificateholder or (b) the holder of the majority of the Controlling Class is a Borrower Party or (2) with respect to the Risk Retention Consultation Party, a mortgage loan or Whole Loan with respect to which, as of any date of determination, with respect to a Risk Retention Consultation Party, a mortgage loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the person entitled to such Risk Retention Consultation Party is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	Argentic Securities Income USA 2 LLC is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class H-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.
■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a mortgage loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such mortgage loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount..

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview
■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace a risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. As of the closing date, there will be no Risk Retention Consultation Party.
■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur with respect to any mortgage loan or Serviced Whole Loan when the Certificate Balances of the Class G-RR and Class H-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) that has been reduced to less than 25% of its initial Certificate Balance
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

■                 reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

■               reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

■              reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

■                preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

■                 to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports; and

■                 to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
Structural Overview

not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, the Retaining Parties, any subsequent third party purchaser, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor and Asset Representations Reviewer (to the extent it also acts as the Asset Representations Reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the aggregate Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
Structural Overview
asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of the related voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
Structural Overview

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2024-5C29 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
Structural Overview

Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2024-5C29

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments (other than penalty charges and Excess Interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
Structural Overview

payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                  special notices,

■                  summaries of any final asset status reports,

■                  appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                  an “Investor Q&A Forum,”

■                  a voluntary investor registry, and

■                   SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 1 – Arch Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 1 – Arch Portfolio

Mount Tabor
Robinhood Rd
Polo Rd
Milhaven Rd
N. Peace Haven Rd
Robinhood Plaza
Whitaker Square
Sherwood Plaza
Reynolda Village
Reynolda Gardens
Reynolda House Museum of American Art
The Southeastern Center for Contemporary Art
Wake Forest University
Old Town Club
Allegacy Federal Credit Union Stadium
LVJM Coliseum
Winston-Salem Fairgrounds Annex
Coliseum Dr
Smith Reynolds Airport
27th St
25th St
Krispy Kreme Mix Plant
Jackson Ave
Kimberly Park
WINSTON-SALEM
14th St
University Pkwy
Northwest Blvd
East Winston
Robinhood Rd
Stratford Rd
Reynolda Rd
Buena Vista Rd
Pine Valley Rd
Silas Creek Pkwy
Forsyth Country Club
RJ Reynolds Auditorium
8th St
Benton Convention Center
Wake Forest School of Medicine
Eastway Plaza
Hanes Park
Country Club Rd
Downtown W-S
Westview
Stratford Village
Milton Rhodes Center for the Arts
Wells Fargo Ctr.
Truist Stadium
Hathaway Park
Thruway Shopping Center
Cloverdale Plaza
Salem College
Salem Ave
Winston-Salem State Univ.
Country Club Rd
Krispy Kreme Corp. HQ
Atrium Wake Forest Baptist Medical Center
Miller Park
Hanes Towne Village
West Salem
Broad St
Marshall St
Peters Creek Pkwy
Hawthorne Rd
Waughtown St
Washington Park
Forsyth Medical Center
Miller St
NC School of the Arts
West Oaks
Forsyth Comm. College - West Campus
Acadia Ave
Silas Creek Pkwy
Hanes Mall
Hanes Commons
Silas Creek Crossings
Forsyth Technical Comm. Coll.
Parkway Plaza
Pavilions Shopping Center
Williamsburg Square
Atwood
Burke Mill Rd
Brewer Crossing Shopping Ctr.
Konnoak Dr
S. Main St
Piedmont Triad Intl. Airport 22 miles
S. Stratford Rd
Parkland Park
Griffith Rd
Heather Hills Golf Course
Ardmore Rd
Atwood Acres
FORSYTH COUNTY
Old Salisbury Rd
Elbert Rd
South Park Shopping Center
Peters Creek Pkwy
S. Main St
J. Gold Mem. Expwy
Ecolab
Wilshire Golf Club
S. Main St
Charlotte 73 miles
VIRGINIA
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TENN
Boone
NORTH CAROLINA
Winston-Salem
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CHARLOTTE
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SOUTH CAROLINA
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GA
Arch Portfolio
1 The Arcadian Winston-Salem, NC
2 The Arlington Winston-Salem, NC
3 The Charleston Winston-Salem, NC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 1 – Arch Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$74,162,000	Title:	Fee
Cut-off Date Principal Balance:	$74,162,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	7.0%	Net Rentable Area (Units):	813
Loan Purpose:	Refinance	Location:	Winston-Salem, NC
Borrowers:	Arcadian Apts Owner LP, Arlington Apts Owner LP and Charleston Apts Owner LP	Year Built / Renovated:	Various / 2022-2024
Borrower Sponsors:	Jacques Schmidt and Abraham Weber	Occupancy:	92.6%
Interest Rate:	6.95000%	Occupancy Date:	8/1/2024
Note Date:	9/4/2024	4th Most Recent NOI (As of)(2):	$2,142,187 (TTM 11/30/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of)(2):	$3,751,546 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$5,582,405 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$6,882,915 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	89.6%
Amortization Type:	Interest Only	UW Revenues:	$10,707,510
Call Protection:	L(24),D(33),O(3)	UW Expenses:	$3,085,563
Lockbox / Cash Management:	Springing	UW NOI:	$7,621,948
Additional Debt:	No	UW NCF:	$7,418,698
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$117,900,000 / $145,018
Additional Debt Type:	N/A	Appraisal Date:	8/14/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$91,220
Taxes:	$0	$43,413	N/A	Maturity Date Loan / Unit:	$91,220
Insurance:	$230,484	$28,810	N/A	Cut-off Date LTV:	62.9%
Replacement Reserve:	$800,813	$16,938	N/A	Maturity Date LTV:	62.9%
Deferred Maintenance:	$445,500	$0	N/A	UW NCF DSCR:	1.42x
				UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$74,162,000	100.0%	Loan Payoff	$64,275,373	86.7%
			Return of Equity	5,908,992	8.0
			Closing Costs(3)	2,500,838	3.4
			Upfront Reserves	1,476,796	2.0
Total Sources	$74,162,000	100.0%	Total Uses	$74,162,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The borrower sponsors purchased the Arch Portfolio Properties (as defined below) in one transaction in February 2022. The borrower sponsors subsequently completed capital improvements totaling approximately $5.5 million. The growth in historical NOI is attributed to lease-up and rent growth at the Arch Portfolio Properties.
(3)	Closing Costs includes an origination fee of $185,405.

The Loan. The Arch Portfolio mortgage loan (the “Arch Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $74,162,000 and is secured by the borrowers’ fee interest in three garden-style multifamily properties totaling 813 units located in Winston-Salem, North Carolina (“The Arcadian Property”, “The Charleston Property” and “The Arlington Property”, each an “Individual Mortgaged Property”, and together, the “Arch Portfolio Properties”). The Arch Portfolio Mortgage Loan accrues interest at a rate of 6.95000% per annum. The Arch Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 1 – Arch Portfolio

The Properties. The Arch Portfolio Properties are comprised of three garden-style multifamily properties totaling 813 units built between 1962 and 1983. The Arch Portfolio Properties are all located in Winston-Salem, North Carolina within an approximately seven-mile radius of each other. The borrower sponsors acquired the Arch Portfolio Properties in February 2022 for approximately $72.5 million. At the time of acquisition, the Arch Portfolio Properties were approximately 83% occupied, with 52 units offline primarily due to prior fire and water damage. Since acquisition, the borrower sponsors have invested approximately $5.5 million to upgrade 542 units (66.7% of the units by count), complete exterior renovations and bring all units back online. Of the 542 units that were renovated, 236 units were partially renovated and 306 units were fully renovated. Partial renovations included refaced kitchen cabinets, updated lighting, new bathroom fixtures, new kitchen fixtures and new flooring. Full renovations included new flooring, new kitchen appliances, refaced kitchen cabinets, updated lighting, new fixtures and new washer/dryers. Since acquisition, the total net operating income as of CY 2022 increased by approximately 83.5% against the trailing-12 month (as of July 31, 2024) net operating income. At origination, the borrowers deposited approximately $800,813 into a replacement reserve, $750,000 of which is earmarked for additional unit renovations. Specifically, $325,000, $275,000 and $150,000 are allocated for The Arcadian Property, The Arlington Property and The Charleston Property, respectively.

As of August 1, 2024, the Arch Portfolio Properties had an overall occupancy rate of 92.6% and 176 units (21.6% of the units) were leased to tenants who benefitted from voucher-based Section 8 subsidies offered primarily through the Housing Authority of Winston-Salem. Furthermore, approximately 13.9% of the occupied units at the Arch Portfolio Properties were on a month-to-month basis primarily as a result of tenants waiting for Section 8 approval on their renewal leases.

The following table presents certain information relating to the Arch Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value(1)	UW NOI	% of UW NOI
The Arcadian	1972 / 2022-2024	285	93.0%	$28,493,774	38.4%	$45,200,000	38.3%	$2,787,608	36.6%
The Charleston	1962 / 2022-2024	234	97.0%	$23,171,712	31.2%	$35,100,000	29.8%	2,388,197	31.3%
The Arlington	1981, 1983 / 2022-2024	294	88.8%	$22,496,514	30.3%	$37,600,000	31.9%	2,446,142	32.1%
Total/Wtd. Avg.		813	92.6%	$74,162,000	100.0%	$117,900,000	100.0%	$7,621,948	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated August 1, 2024

The Arcadian Property. The Arcadian Property is a 285-unit garden-style multifamily complex located approximately four miles south of downtown Winston-Salem. Constructed in 1972, The Arcadian Property consists of 27 primarily two-story buildings and a clubhouse. Common amenities include a pool, playground, dog park, laundry facility and clubhouse. The unit mix includes 76 one-bedroom, 135 two-bedroom and 74 three-bedroom floorplans, with an average unit size of 1,082 square feet. Each unit features a range/oven with vent-hood, a refrigerator with icemaker and dishwasher, with select units also featuring a private patio or balcony. The Arcadian Property features 929 surface parking spaces, resulting in a parking ratio of 3.26 spaces per unit. As of August 1, 2024, The Arcadian Property was 93.0% occupied and 67 units (23.5% of units) were leased to tenants that benefitted from Section 8 housing vouchers.

The borrower sponsors acquired The Arcadian Property in February 2022 for a purchase price of approximately $24.8 million. Since acquisition, the borrower sponsors have completed approximately $2.1 million in interior improvements including new appliances, flooring, lighting fixtures, kitchen cabinets, tile backsplash, bathroom vanities and fixtures, in addition to approximately $503,000 in exterior renovations including upgrades to the leasing office, common areas and pool. The borrower sponsors plan to invest an additional $325,000 for interior renovations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 1 – Arch Portfolio
The Arcadian Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1 Bedroom	76	26.7%	92.1%	737	$1,004	$1.36	$1,025	$1.39
2 Bedroom	135	47.4%	92.6%	1,146	$1,213	$1.06	$1,230	$1.07
3 Bedroom	74	26.0%	94.6%	1,319	$1,426	$1.08	$1,464	$1.11
Total/Wtd. Avg.	285	100.0%	93.0%	1,082	$1,214	$1.12	$1,236	$1.14
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	Source: Appraisal.

The Charleston Property. The Charleston Property is a 234-unit garden-style multifamily complex located approximately three miles south of downtown Winston-Salem. Constructed in 1962, The Charleston Property consists of 33 primarily two-story buildings and a clubhouse. Common amenities include a pool, laundry facility and clubhouse. The unit mix includes 56 one-bedroom, 126 two-bedroom and 52 three-bedroom floorplans, with an average unit size of 900 square feet. Each unit features a range/oven with vent-hood, refrigerator with icemaker, wood cabinets with laminate or granite countertops, garbage disposal and dishwasher, with select units also featuring a private patio or balcony. The Charleston Property features 384 surface parking spaces, resulting in a parking ratio of 1.64 spaces per unit. As of August 1, 2024, The Arlington Property was 97.0% occupied and 44 units (18.8% of units) were leased to tenants that benefitted from Section 8 housing vouchers.

The borrower sponsors acquired The Charleston Property in February 2022 for a purchase price of approximately $20.9 million. Since acquisition, the borrower sponsors have completed approximately $1.4 million in interior improvements including new appliances, flooring, lighting fixtures, kitchen cabinets, tile backsplash, bathroom vanities and fixtures, in addition to approximately $72,000 in exterior renovations including upgrades to the leasing office, common areas and pool. The borrower sponsors plan to invest an additional $150,000 for interior renovations.

The Charleston Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1 Bedroom	56	23.9%	98.2%	684	$947	$1.38	$975	$1.43
2 Bedroom	126	53.8%	96.0%	892	$1,113	$1.25	$1,153	$1.29
3 Bedroom	52	22.2%	98.1%	1,150	$1,315	$1.14	$1,358	$1.18
Total/Wtd. Avg.	234	100.0%	97.0%	900	$1,118	$1.24	$1,156	$1.29
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	Source: Appraisal.

The Arlington Property. The Arlington Property is a 294-unit garden-style multifamily complex located approximately five miles east of downtown Winston-Salem. Constructed in 1981 and 1983, The Arlington Property consists of nine primarily two- and three-story buildings and a clubhouse. Common amenities include a pool, playground, dog park, laundry facility and clubhouse. The unit mix includes 282 two-bedroom and 12 three-bedroom floorplans, with an average unit size of 898 square feet. Each unit features a range/oven with vent-hood, wood cabinets with laminate countertops, garbage disposal and dishwasher. The Arlington Property features 431 surface parking spaces, resulting in a parking ratio of 1.47 spaces per unit. As of August 1, 2024, The Arlington Property was 88.8% occupied and 65 units (22.1% of units) were leased to tenants that benefitted from Section 8 housing vouchers.

The borrower sponsors acquired The Arlington Property in February 2022 for a purchase price of approximately $26.8 million. Since acquisition, the borrower sponsors completed approximately $1.3 million in interior improvements including new appliances, flooring, lighting fixtures, kitchen cabinets, tile backsplash, bathroom vanities and fixtures, in addition to approximately $149,000 in exterior renovations including upgrades to the leasing office, common areas and pool. The borrower sponsors plan to invest an additional $275,000 for interior renovations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 1 – Arch Portfolio
The Arlington Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
2 Bedroom	282	95.9%	89.0%	891	$1,045	$1.17	$1,078	$1.21
3 Bedroom	12	4.1%	83.3%	1,057	$1,322	$1.25	$1,400	$1.32
Total/Wtd. Avg.	294	100.0%	88.8%	898	$1,055	$1.17	$1,091	$1.21
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated April 8, 2024, there was no evidence of any recognized environmental conditions at the Arch Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the Arch Portfolio Properties:

Historical and Current Occupancy(1)
Property Name	2021(2)	2022	2023	Current(3)
The Arcadian Property	NAV	70.9%	90.9%	93.0%
The Arlington Property	NAV	84.7%	86.1%	88.8%
The Charleston Property	NAV	81.6%	92.3%	97.0%
Portfolio Total	NAV	79.0%	89.5%	92.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	2021 occupancy is not available as the borrower sponsor acquired the Arch Portfolio Properties in February 2022.
(3)	Current Occupancy is as of August 1, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the Arch Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	TTM 11/30/2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent(3)	$8,369,510	$5,893,254	$7,959,227	$9,413,959	$11,050,476	$13,592	109.0%
(Vacancy/Concessions/Credit Loss)	(2,978,900)	(3,800)	(71,532)	(68,963)	(908,663)	($1,118)	(9.0)
Net Rental Income(3)	$5,390,610	$5,889,453	$7,887,695	$9,344,996	$10,141,813	$12,475	100.0%
Other Income(4)	457,092	459,431	603,889	565,697	565,697	$696	5.6
Effective Gross Income	$5,847,702	$6,348,884	$8,491,584	$9,910,694	$10,707,510	$13,170	105.6%
Total Expenses	$3,705,515	$2,597,339	$2,909,179	$3,027,779	$3,085,563	$3,795	28.8%
Net Operating Income	$2,142,187	$3,751,546	$5,582,405	$6,882,915	$7,621,948	$9,375	71.2%
Total TI/LC, Capex/RR	0	0	0	0	203,250	$250	1.9
Net Cash Flow	$2,142,187	$3,751,546	$5,582,405	$6,882,915	$7,418,698	$9,125	69.3%
(1)	TTM reflects the trailing 12 months ending July 31, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remaining fields.
(3)	Historical Gross Potential Rent shown is net of vacancy whereas the Underwritten Gross Potential Rent represents a grossed-up figure prior to the deduction of vacancy ($825,075) and one model unit ($14,625). The $796,817 increase in Underwritten Net Rental Income from TTM Net Rental Income is primarily due to the increase in occupancy from an average of 89.5% in the TTM period to the current occupancy of 92.6% and an increase in rents resulting from recent renovations.
(4)	Other Income consists of utility reimbursement, insurance reimbursement and other miscellaneous fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 1 – Arch Portfolio

The Markets. The Arch Portfolio Properties are all located within five miles of downtown Winston-Salem, North Carolina and form part of the Winston-Salem, NC Metropolitan Statistical Area (“Winston-Salem MSA”). The top three industries in the Winston-Salem MSA are healthcare / social assistance, manufacturing and retail trade. The major employers in the Winston-Salem MSA include Wake Forest University Baptist Medical, Winston Salem Forsyth County School, Forsyth Memorial Hospital Inc., Novant Health Inc. and Wake Forest University.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of The Arcadian Property is 6,862, 63,894 and 145,654, respectively. The estimated 2024 average household income within the same radii is $58,865, $73,123 and $83,425, respectively. The estimated 2024 population within the same radii of The Charleston Property is 8,316, 70,525 and 165,475, respectively. The estimated 2024 average household income within the same radii is $73,825, $84,478 and $89,726, respectively. The estimated 2024 population within the same radii of The Arlington Property is 6,521, 66,437 and 157,541, respectively. The estimated 2024 average household income within the same radii is $64,756, $108,528 and $102,644, respectively.

According to the appraisal, the Arch Portfolio Properties are located in the South Winston-Salem apartment submarket. As of the second quarter of 2024, the South Winston-Salem apartment submarket has an inventory of 18,271, a vacancy rate of 6.5% and average rental rates of $1,215 per unit. The appraisal concluded to (i) market rents for The Arcadian Property of $1,025 for one-bedroom units, $1,150-$1,325 for two-bedroom units and $1,450-$1,475 for three-bedroom units, (ii) market rents for The Arlington Property of $1,050-$1,150 for two-bedroom units and $1,400 for three-bedroom units and (iii) market rents for The Charleston Property of $975 for one-bedroom units, $1,150-$1,250 for two-bedroom units and $1,300-$1,425 for three-bedroom units.

The following table presents certain information relating to comparable multifamily rental properties to the Arch Portfolio Properties:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Arcadian(2) 1805 Franciscan Drive Winston-Salem, NC	1972 / 2022-2024	93.0%	285	1BR 2BR 3BR	737 1,146 1,319	$1.36 $1.06 $1.08	$1,004 $1,213 $1,426
The Charleston(2) 1010 Oak Grove Road Winston-Salem, NC	1962 / 2022-2024	97.0%	234	1BR 2BR 3BR	684 892 1,150	$1.38 $1.25 $1.14	$947 $1,113 $1,315
The Arlington(2) 3411 Old Vineyard Road Winston-Salem, NC	1981, 1983 / 2022-2024	88.8%	294	2BR 3BR	891 1,057	$1.17 $1.25	$1,045 $1,322
Villas at the Vineyard 3401 Old Vineyard Road Winston-Salem, NC	1970	91.0%	134	1BR 2BR	825 1,055	$1.21 $1.15	$999 $1,200-$1,230
Townhomes at Little Creek 4340 Johnsborough Court Winston-Salem, NC	1966	93.0%	95	1BR 2BR 5BR	647 1,226 2,700	$1.44 $1.05 $0.82	$933 $1,290 $2,214
Gardens at Country Club 240 Village Crossing Lane Winston-Salem, NC	1968	86.0%	874	1BR 2BR 3BR	676-905 962-1,156 1,201-1,405	$1.22-$1.66 $1.12-$1.41 $0.97-$1.12	$821-$1,245 $976-$1,525 $1,159-$1,566
Crowne Club Apartments 200 Crowne Club Drive Winston-Salem, NC	1995	96.0%	250	1BR 2BR 3BR	850-900 1,200-1,275 1,400	$1.27-$1.33 $1.22-$1.26 $1.21	$1,057-$1,197 $1,444-$1,584 $1,662-$1,722
Sedgefield Apartments 4755 Country Club Road Winston-Salem, NC	1987	96.0%	144	1BR 2BR	700 950	$1.41-$1.62 $1.24-$1.39	$985-$1,135 $1,175-$1,325
Twin City Townhomes 1500 Zuider Zee Drive Winston-Salem, NC	1970 / 2022	95.0%	203	1BR 2BR 3BR	750 1,085 1,165	$1.13 $0.92 $1.19	$850 $995 $1,385
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Information for the Arch Portfolio Properties obtained from the underwritten rent roll dated August 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 1 – Arch Portfolio

The Borrowers. The borrowers are Arcadian Apts Owner LP, Arlington Apts Owner LP and Charleston Apts Owner LP, each a Delaware limited partnership and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Arch Portfolio Mortgage Loan. In addition, Argentic Real Estate Finance 2 LLC holds an accommodation equity pledge of 100% of the ownership interest in each borrower from all of the partners of such borrower.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Jacques Schmidt and Abraham Weber. Jacques Schmidt and Abraham Weber are the founders of Schweb Partners LLC, a multifamily-focused real estate investment vehicle focused on the mid-Atlantic region. Jacques Schmidt and Abraham Weber each currently hold interests in 25 multifamily properties totaling over 6,000 units. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for additional information regarding the borrower sponsors.

Property Management. The Arch Portfolio Properties are managed by Schweb Management LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $230,484 for insurance premiums, (ii) $445,500 for immediate repairs and (iii) approximately $800,813 for replacement reserves.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $43,413.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently is approximately $28,810.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $16,938 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The Arch Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The Arch Portfolio Mortgage Loan requires that upon an Arch Portfolio Lockbox Event (as defined below), the borrowers are required to establish and maintain a lockbox account for the remainder of the Arch Portfolio Mortgage Loan term. Following an Arch Portfolio Lockbox Event, the borrowers are required to, and are required to cause the property manager to, deposit all rents and other revenue from the Arch Portfolio Properties into the lockbox account. Provided that no event of default has occurred, funds held in the lockbox account will be distributed to the borrowers according to the Arch Portfolio Mortgage Loan documents. After the occurrence of an event of default, all funds in the lockbox account will be swept by the lender on each business day and applied at the lender’s discretion.

A “Arch Portfolio Lockbox Event” will commence upon the earliest of: (i) the occurrence of an event of default under the Arch Portfolio Mortgage Loan documents or (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.10x based on the trailing 12 months.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. At any time after the date that is two years from the date the Arch Portfolio Mortgage Loan is securitized, the borrowers may, from time to time in one or more occurrences, obtain a release of an Individual Mortgaged Property in connection with a partial defeasance, subject to satisfaction of conditions set forth in the Arch Portfolio Mortgage Loan documents including, among others: (i) no event of default has occurred and is continuing; (ii) the Arch Portfolio Mortgage Loan documents are modified to amend and restate the related promissory note and issue two substitute notes, one note (the “Defeased Note”) having a principal balance equal to the greatest of (a) 125% of the allocated loan amount for the Individual Mortgaged Property being released, (b) 100% of net sales proceeds and (c) an amount sufficient to comply with the REMIC requirements such that the Arch Portfolio Mortgage Loan will not fail to maintain its status as a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and the other note having a principal balance equal to the excess of (1) the principal amount of the Arch Portfolio Mortgage Loan documents immediately prior to the applicable partial defeasance over (2) the amount of the Defeased Note; (iii) the borrowers pay to the lender the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 1 – Arch Portfolio

principal amount of the Defeased Note plus an additional amount sufficient to purchase defeasance collateral in satisfaction of the terms of the Arch Portfolio Mortgage Loan documents; and (iv) after giving effect to the release, (a) the DSCR is not less than the greater of the DSCR on (1) the loan origination date and (2) the date immediately prior to the release, and (b) the debt yield is not less than the greater of the debt yield on (1) the loan origination date and (2) the date immediately prior to the release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

Floor	Tenants
50	Visa USA Inc 24,618 SF 6/2033
49	JP Morgan Chase 24,618 SF 3/2026
48	Visa USA Inc 24,618 SF 6/2033
47	Ontario Teacher's Pension Plan Board 4,850 SF 9/2034; Vacant 3,129 SF; Stahl Real Estate Company 16,623 SF 12/2045
46	Link Logistics 24,580 SF 11/2033
45	Stepstone Group 24,338 SF 4/2039
44	Stepstone Group 24,334 SF 4/2039
43	JP Morgan Chase 24,613 SF 3/2026
42	JP Morgan Chase 24,566 SF 3/2026
41	Intermediate Capital Group 24,329 SF 5/2034
40	Intermediate Capital Group 19,097 SF 5/2034; China Investment Corporation 5,232 SF 9/2034
39	Affinius Capital 24,393 SF 11/2036
38	Russell Reynolds Associates 24,618 SF 12/2026
37	Russell Reynolds Associates 24,618 SF 12/2026
36	JP Morgan Chase 24,510 SF 3/2026
35	JP Morgan Chase 22,686 SF 3/2026
34	Arsenal Capital Management LP 23,235 SF 9/2034
33	Arsenal Capital Management LP 23,158 SF 9/2034
32	Vacant 23,158 SF
31	Australia & New Zealand Bank 23,158 SF 12/2027
30	Agricultural Bank of China - NY 23,158 SF 11/2027
29	Vacant 10,505 SF; Banco do Brasil S.A. 12,031 SF 1/2035
28	JP Morgan Chase 2,202 SF 3/2026; New York SMSA - Verizon 200 SF 1/2029; MECHANICAL 1,019 SF
27	M&T Bank 23,162 SF 11/2033
26	M&T Bank 23,162 SF 11/2033
25	M&T Bank 23,167 SF 11/2033
24	M&T Bank 23,167 SF 11/2033
23	JP Morgan Chase 23,190 SF 3/2026
22	JP Morgan Chase 23,214 SF 3/2026
21	JP Morgan Chase 23,148 SF 3/2026
20	Imperial Capital 11,117 SF 2/2033; ERM Consulting & Engineering, Inc. 12,392 SF 7/2031
19	National Australia Bank 23,143 SF 3/2033
18	Australia & New Zealand Bank 12,406 SF 12/2027; JP Morgan Chase 10,802 SF 3/2026
17	JP Morgan Chase 48,592 SF 3/2026
16	Sumitomo Mitsui Banking Corp. 48,234 SF 6/2037
15	Sumitomo Corporation of America 48,591 SF 5/2045
14	JP Morgan Chase 48,168 SF 3/2026
13	JP Morgan Chase 63,695 SF 3/2026
12	JP Morgan Chase 63,695 SF 3/2028
11	JP Morgan Chase 64,359 SF 3/2028
10	JP Morgan Chase 63,695 SF 3/2028
9	JP Morgan Chase 71,848 SF 3/2028
8	JP Morgan Chase 72,040 SF 3/2026
7	JP Morgan Chase 20,191 SF 3/2028; MECHANICAL 1,194 SF
6	Sumitomo Mitsui Banking Corp. 88,918 SF 6/2037
5	Sumitomo Mitsui Banking Corp. 88,919 SF 6/2037
4	Sumitomo Mitsui Banking Corp. 44,200 SF 6/2037; Sumitomo Mitsui Banking Corp. 44,200 SF 6/2037
3	JP Morgan Chase 88,919 SF 3/2028
2	JP Morgan Chase 86,072 SF 3/2028
Lobby/Ret	Bank of India 11,113 SF 2/2027; JP Morgan Chase 3/2028; Lex News Corp 150 SF 4/2031; Cohen Fashion Optical ST 237 1,179 SF 12/2027; Amenity Center 18,000 SF 3/2050
Ret/Stg	Level 3 Communications, LLC 1 SF 6/2035; Sumitomo Mitsui Bank - Stg 1,200 SF 6/2037; Garage Management Co. 8,022 SF 12/2030; Blank Street Coffee 940 SF 5/2032; Hinomi Inc. 2,635 SF 8/2029; Park Avenue Restaurant 6,000 SF 11/2043; Vacant 6,400 SF; Vacant 3,390 SF

Vacant | Building | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

Upper East Side
MANHATTAN
Midtown
East Side
Diamond District
Murray Hill
CENTRAL PARK
The Pond
Bryant Park
277 Park Avenue
277 Park Avenue
New York, NY 10172
E. 61st St.
E. 60th St.
W. 59th St.
E. 59th St.
W. 58th St.
E. 58th St.
W. 57th St.
E. 57th St.
W. 56th St.
E. 56th St.
W. 55th St.
E. 55th St.
W. 54th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
W. 51st St.
E. 51st St.
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
E. 37th St.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Vanderbilt Ave.
METRO NORTH
Queens-Midtown
Tunnel
495
5TH AVE/ 59TH ST
LEXINGTON/ 59TH ST
59TH ST/ LEXINGTON
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
ROCKEFELLER CTR.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
5TH AVE
BRYANT PARK
57TH ST
The Ritz-Carlton New York
Plaza Hotel
Apple Fifth Avenue
Plaza Tower
Bloomberg Corporate Office
One Beacon Court
9 West 57th
Four Seasons Hotel
Consulate General of Spain
Theodore Roosevelt Home
The Crown Building
432 Park Avenue
The Peninsula New York
St. Regis Hotel
53W53
Museum of Modern Art
Lever House
399 Park
Lipstick Building
Baccarat Hotel
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
875 Third
Consulate General of Hungary
75 Rockefeller Plaza
345 Park
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
Pod 51 Hotel
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
Consulate General of Jamaica
Consulate of the Republic of Singapore
JPMorgan Chase Tower
The Lexington Hotel
British Consulate General NY
Japan Society
Gemological Institute of America
383 Madison
245 Park Avenue
485 Lexington
Consulate General of Estonia
The Roosevelt Hotel
Millennium Hilton NY One UN Plaza
Cassa Hotel NY 45th Street
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Sofitel New York
Hampton Inn Manhattan Grand Central
Permanent Mission of Sri Lanka
UNITED NATIONS
Grand Central Terminal
Winstar Building
505 Fifth Ave.
One Vanderbilt
Chrysler Building
Consulate General of Ecuador
New York Public Library
Consulate General of Australia
The Westin NY Grand Central
Daily News
Consulate General of Switzerland
Bryant Park Hotel
Park Terrace Hotel
HSBC Tower
425 Fifth Ave.
450 Fifth Ave.
Hotel NH Collection New York
Consulate General of Romania
Refinery Hotel
Archer Hotel NY
Hotel Hendricks
Consulate General of Poland
The Prince Kitano NY
The Shelburne Sonesta New York
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Central Park
West Side
East Side
Long Island City
Weehawken
Midtown
Union City
Greenpoint
HUDSON COUNTY
MANHATTAN
Williamsburg
Chelsea
Hoboken
Hudson River
Greenwich Village
East River
NEW JERSEY
Little Italy
SoHo
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.6%	Net Rentable Area (SF):	1,881,010
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	277 Park Avenue, LLC	Year Built / Renovated:	1963 / 2023
Borrower Sponsor:	The Stahl Organization	Occupancy:	97.5%
Interest Rate(2):	7.01000%	Occupancy Date:	5/6/2024
Note Date:	8/6/2024	4th Most Recent NOI (As of):	$72,346,093 (12/31/2021)
Maturity/ARD Date:	8/6/2029	3rd Most Recent NOI (As of):	$61,203,110 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$54,589,335 (12/31/2023)
Original ARD Term:	60 months	Most Recent NOI (As of):	$60,582,785 (TTM 6/30/2024)
Original Amortization:	None	UW Occupancy:	95.0%
Amortization Type(3):	Interest Only - ARD	UW Revenues:	$177,408,734
Call Protection(4):	L(25),D(31),O(4)	UW Expenses:	$76,356,450
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$101,052,285
Additional Debt(1):	Yes	UW NCF:	$100,676,083
Additional Debt Balance(1):	$450,000,000 / $230,000,000	Appraised Value / Per SF(7):	$1,755,000,000 / $933
Additional Debt Type(1):	Pari Passu / B Note	Appraisal Date:	5/15/2024

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$6,464,476	$3,232,238	N/A	Cut-off Date Loan / SF:	$276	$399
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$276	$399
Replacement Reserves:	$13,608,000	$0	N/A	Cut-off Date LTV:	29.6%	42.7%
TI / LC Reserve:	$180,000,000	Springing	N/A	Maturity Date LTV:	29.6%	42.7%
Other Reserves(6):	$61,953,099	$1,250,000	$53,305,208	UW NCF DSCR:	2.72x	1.89x
				UW NOI Debt Yield:	19.4%	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$520,000,000	50.3%	Existing Loan:	$752,340,900	72.8%
Subordinate Companion Loan(1):	230,000,000	22.3	Upfront Reserves:	262,025,575	25.4
Sponsor Equity:	283,053,566	27.4	Closing Costs:	18,687,091	1.8
Total Sources	$1,033,053,566	100.0%	Total Uses	$1,033,053,566	100.0%
(1)	The 277 Park Avenue Loan (as defined below) is part of a whole loan that is comprised of eight senior pari passu promissory notes with an aggregate original balance of $520,000,000 (the “277 Park Avenue Senior Loan”) and one junior note totaling $230,000,000 (the “277 Park Subordinate Companion Loan”, and together with the 277 Park Avenue Senior Loan, the “277 Park Avenue Whole Loan”). For additional information, see “The Loan” below.
(2)	The initial interest rate is a fixed rate per annum of 7.01000% for the 277 Park Avenue Senior Loan and 7.01000% for the 277 Park Subordinate Companion Loan (the “Initial Interest Rate”). From and after the anticipated repayment date (the “ARD”), the interest rate will be a rate equal to the greater of (i) 9.5100% and (ii) the five-year treasury yield plus 527 basis points, for the 277 Park Avenue Whole Loan (the “Adjusted Interest Rate”).
(3)	If the 277 Park Avenue Whole Loan is not paid in full on the ARD, and income tax conditions are met, 80% of the excess cash flow after payment of interest and the Initial Interest Rate (100% if certain income tax conditions are not met), reserves and operating expenses (the “Excess Cash Flow”) will be applied to reduce the outstanding principal balance of the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the 277 Park Subordinate Companion Loan until paid in full. Thereafter, 80% of Excess Cash Flow (100% if certain tax conditions are not met) will be applied to the deferred interest on the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the deferred interest on the 277 Park Subordinate Companion Loan until paid in full. If certain conditions are satisfied, including that no Trigger Event (as defined below) exists (other than the occurrence of the ARD) and the debt service coverage ratio (“DSCR”) is at least 1.50x, 20% of the Excess Cash Flow will be deposited into an income tax reserve account.
(4)	Defeasance of the 277 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization that includes the last promissory note to be securitized and (b) August 6, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual lockout period may be longer.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	Other Reserves consist of (i) a $41,953,099 upfront outstanding TI/LC and free rent reserve and (ii) a $20,000,000 upfront debt service reserve with $1,250,000 ongoing monthly payments capped at $53,305,208.
(7)	The Appraised Value is the “Alternative Market Value As Is Subject to Extraordinary Assumptions Regarding Funds Held in Reserve”, which assumes a $217,228,243 upfront reserve was deposited in escrow at origination, of which $37,228,243 is for leasing cost obligations and the remaining $180,000,000 is for future leasing costs. At origination, $180,000,000 was deposited into a TI/LC reserve and $41,953,099 was deposited into the outstanding TI/LC and free rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

The Loan. The 277 Park Avenue mortgage loan (the “277 Park Avenue Mortgage Loan”) is part of a whole loan that is evidenced by eight senior pari passu promissory notes totaling $520,000,000 and one junior note totaling $230,000,000. The 277 Park Avenue Whole Loan is secured by a first lien mortgage on the borrower’s fee simple interest in an approximately 1.88 million square foot office building located at 277 Park Avenue in New York, New York (the “277 Park Avenue Property”). The 277 Park Avenue Whole Loan has an outstanding principal balance as of the Cut-off Date of $70,000,000. The 277 Park Loan accrues interest at a fixed rate of 7.01000% per annum on an Actual/360 basis. The 277 Park Avenue Whole Loan has a 60-month term and is interest-only for the full term. The ARD of the 277 Park Avenue Whole Loan is the payment date that occurs on August 6, 2029. The 277 Park Avenue Mortgage Loan is evidenced by Note A-4-2, Note A-5 and Note A-6 with an original principal balance of $70,000,000.

The relationship between the holders of the 277 Park Avenue Whole Loan is governed by a co-lender agreement. The 277 Park Avenue Whole Loan is currently serviced under the COMM 2024-277P trust and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The table below identifies the promissory notes that comprise the 277 Park Avenue Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$370,000,000	$370,000,000	COMM 2024-277P	No
A-2(1)	$10,000,000	$10,000,000	GACC	No
A-3(1)	$10,000,000	$10,000,000	GACC	No
A-4-1(1)	$10,000,000	$10,000,000	GACC	No
A-4-2	$5,000,000	$5,000,000	BBCMS 2024-5C29	No
A-5	$25,000,000	$25,000,000	BBCMS 2024-5C29	No
A-6	$40,000,000	$40,000,000	BBCMS 2024-5C29	No
A-7	$50,000,000	$50,000,000	COMM 2024-277P	No
B-1	$230,000,000	$230,000,000	COMM 2024-277P	Yes
Whole Loan	$750,000,000	$750,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The 277 Park Avenue Property is a Class A 50-story office building with ground floor retail space, totaling 1,881,010 square feet. The 277 Park Avenue Property is located on an entire block bounded by Park Avenue, Lexington Avenue, East 47th Street and East 48th Street in the Plaza District submarket of Midtown Manhattan. The 277 Park Avenue Property contains 1,820,679 square feet of office space, 31,807 square feet of retail space and 20,502 square feet of other space used for amenities, communications and storage. The 277 Park Avenue Property also contains an 8,022 square foot (40 spaces) parking garage leased to a third-party parking operator. As of May 6, 2024, the 277 Park Avenue Property was 97.5% occupied by 31 tenants including several investment grade credit tenants that comprise 83.6% of UW base rent. The 277 Park Avenue Property is located on Park Avenue in the heart Midtown Manhattan with nearby access to Grand Central Terminal and local subway lines in addition to major New York City landmarks, hotels, restaurants and attractions.

Originally built in 1963, the 277 Park Avenue Property was most recently renovated in 2023. In 2023, ownership completed a more than $150 million capital improvement program, which included a new, re-mastered lobby and entrances, modern destination dispatch elevators (including all new elevator cabs, controls and interior finishes), a new amenity center with a state-of-the-art gym and common areas, and a new restaurant managed by renowned restauranteur and chef David Burke. In addition, the 277 Park Avenue Property has recently completed a significant HVAC infrastructure upgrade that allows the building to realize energy savings in swing seasons by utilizing the smaller electric drive units to cool the building during the low-demand season.

Major Tenants. The three largest tenants based on underwritten base rent are JP Morgan Chase, Sumitomo Mitsui Banking Corporation (“SMBC”) and M&T Bank.

JP Morgan Chase (898,121 square feet; 47.7% of net rentable area; 48.0% of underwritten base rent). Founded in 1823 and headquartered in New York, New York, JP Morgan Chase is one of the largest financial services firms in the U.S. The company has more than 5,100 bank branches across the country and is also among the nation's largest mortgage lenders and credit card issuers. Active in approximately 60 countries, the company also boasts formidable investment banking and asset management operations. The firm's subsidiaries include JPMorgan Private Bank and institutional investment manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

JPMorgan Asset Management (with $3.4 trillion in assets under management as of 2023). JP Morgan Chase also owns the private equity firm One Equity Partners and 45.0% of mutual fund company American Century. JP Morgan Chase hosts some of their investment banking, compliance, accounting and other support functions at the 277 Park Avenue Property. The company is building a new corporate headquarters directly across from the 277 Park Avenue Property at 270 Park Avenue, which is expected to be completed in 2025. It is expected that JP Morgan Chase will vacate most of its space at the 277 Park Avenue Property upon expiration of its leases. At origination, the borrower deposited approximately $180,000,000 in the TI/LC reserve for the purposes of reletting the JP Morgan Chase premises. See “Escrows and Reserves” below.

Sumitomo Mitsui Banking Corporation (315,671 square feet; 16.8% of net rentable area; 17.2% of underwritten base rent). SMBC is one of the largest banks in Japan. The bank's main lines of business include retail, corporate and investment banking, asset management, securities trading and lending. The bank is headquartered in Tokyo and operates as a subsidiary of Sumitomo Mitsui Financial Group (“SMFG”), which acts as a holding company for a group of related financial businesses. In addition to SMBC, SMFG also owns Sumitomo Mitsui Finance and Leasing, SMBC Nikko, SMBC Friend Securities, Sumitomo Mitsui Card Company, Cedyna, SMBC Consumer Finance and the Japan Research Institute. SMFG is a publicly traded company and began listing its shares on the New York Stock Exchange in 2010. SMBC has been at the 277 Park Avenue Property since 1994 and has expanded its space since that time.

M&T Bank (92,658 square feet; 4.9% of net rentable area; 4.7% of underwritten base rent). M&T Bank is a bank holding company that offers banking, mortgages, investments and insurance and business solutions through its subsidiaries. Banking products comprise accounts, cards, loans, deposit services and investment banking. Mortgage solutions consist of refinancing, financing solutions and loan sweep services. Investments and insurance solutions include life and non-life insurance and retirement planning services. Business solutions comprise business succession, custody and employee benefits services. The company operates through a network of branch offices, ATMs and online portals and serves individual, corporate, high-net-worth individuals and wealthy family clients. M&T Bank has an operational presence in Maryland, New York, Pennsylvania, New Jersey, Connecticut, Delaware, West Virginia, Virginia and the District of Columbia. M&T Bank is headquartered in Buffalo, New York.

Environmental. According to the Phase I environmental assessment dated May 23, 2024, there was no evidence of any recognized environmental conditions at the 277 Park Avenue Property.

The following table presents certain information relating to the historical occupancy of the 277 Park Avenue Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
80.0%	80.0%	89.0%	97.5%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated May 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

The following table presents certain information relating to the top 10 tenants by underwritten base rent at the 277 Park Avenue Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
JP Morgan Chase(3)	A1/A-/AA-	898,121	47.7%	$86.91	$78,051,455	48.0%	3/31/2026
Sumitomo Mitsui Banking Corporation(4)	A1/A/A	315,671	16.8	$88.80	28,032,423	17.2	6/30/2037
M&T Bank	Baa1/BBB+/A	92,658	4.9	$83.00	7,690,614	4.7	11/30/2033
Visa USA Inc	Aa3/AA-/NR	49,236	2.6	$118.09	5,814,480	3.6	6/30/2033
Russell Reynolds Associates	NR/NR/NR	49,236	2.6	$95.70	4,711,894	2.9	12/31/2026
Stepstone Group(5)	NR/NR/NR	48,672	2.6	$107.00	5,207,904	3.2	4/30/2039
Sumitomo Corporation of America(6)	Baa1/A-/NR	48,591	2.6	$94.00	4,567,554	2.8	5/31/2045
Arsenal Capital Management LP(7)	NR/NR/NR	46,393	2.5	$105.00	4,871,265	3.0	9/30/2034
Intermediate Capital Group	NR/BBB/BBB	43,426	2.3	$97.00	4,212,322	2.6	5/31/2034
Australia & New Zealand Bank	NR/NR/NR	35,564	1.9	$89.53	3,184,177	2.0	12/31/2027
Top 10 Tenant Occupied		1,627,568	86.5%	$89.92	$146,344,089	90.0%
Other Occupied		206,860	11.0	$78.82	16,304,248	10.0
Total Occupied		1,834,428	97.5%	$88.66	$162,648,337	100.0%
Vacant Space		46,582	2.5
Totals/ Wtd. Avg.		1,881,010	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	JP Morgan Chase has 361,802 square feet of net rentable area expiring on March 31, 2026 and 536,319 square feet of net rentable area expiring on March 31, 2028. JP Morgan Chase currently subleases 12,406 square feet from Australia & New Zealand Bank through December 30, 2027.
(4)	SMBC has the right to terminate its lease with respect to the storage spaces (approximately 1,200 square feet) at any point during the lease term upon at least 30 days’ written notice to the landlord.
(5)	Stepstone Group has the right to terminate its lease effective on the date that is its 10th anniversary of the rent commencement date upon 18 months’ prior written notice and paying a termination fee equal to (i) three months of fixed rent and escalation rent then payable by the tenant, (ii) the unamortized amount of out of pocket costs incurred by the landlord in connection with the lease, including the free rent period between the lease commencement date and rent commencement date, brokerage commissions, tenant improvement allowances, costs of the landlord’s work (including the restroom allowance and test fits) and legal costs, amortized on a straight-line basis over the lease term plus interest on the unamortized balance at the rate of 6% per annum.
(6)	Sumitomo Corporation of America has the right to terminate its lease effective on the date that is its 10th anniversary of the rent commencement date upon 18 months’ prior written notice and paying a termination fee equal to (i) three months of fixed rent and escalation rent then payable by the tenant, (ii) the unamortized amount of out of pocket costs incurred by the landlord in connection with the lease, including the free rent period between the lease commencement date and rent commencement date, brokerage commissions, tenant improvement allowances, costs of the landlord’s work (including the restroom allowance) and legal costs, amortized on a straight-line basis over the lease term plus interest on the unamortized balance at the rate of 7% per annum.
(7)	Arsenal Capital Management LP currently subleases 6,419 square feet to Willoughby Capital Holdings through 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

The following table presents certain information relating to the lease rollover schedule at the 277 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	46,582	2.5%	NAP	NAP	46,582	2.5%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	46,582	2.5%	$0	0.0%
2025	0	0	0.0	0	0.0	46,582	2.5%	$0	0.0%
2026	3	411,139	21.9	37,025,426	22.8	457,721	24.3%	$37,025,426	22.8%
2027	4	71,014	3.8	6,536,873	4.0	528,735	28.1%	$43,562,299	26.8%
2028	1	536,319	28.5	45,737,923	28.1	1,065,054	56.6%	$89,300,222	54.9%
2029	2	2,835	0.2	240,000	0.1	1,067,889	56.8%	$89,540,222	55.1%
2030	1	8,022	0.4	0	0.0	1,075,911	57.2%	$89,540,222	55.1%
2031	2	12,542	0.7	1,127,544	0.7	1,088,453	57.9%	$90,667,766	55.7%
2032	1	940	0.0	132,000	0.1	1,089,393	57.9%	$90,799,766	55.8%
2033	5	200,734	10.7	19,152,309	11.8	1,290,127	68.6%	$109,952,075	67.6%
2034	4	99,901	5.3	10,309,123	6.3	1,390,028	73.9%	$120,261,198	73.9%
2035 & Beyond	9	490,982	26.1	42,387,138	26.1	1,881,010	100.0%	$162,648,337	100.0%
Total	32	1,881,010	100.0%	$162,648,337	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The Market. The 277 Park Avenue Property is located in New York, New York, in the Manhattan office market and the Park Avenue office submarket. According to the appraisal, the New York City Metro has a population of approximately 14.5 million people and a median household income of $86,200. Total employment in the area has been trending upward since 2020 with a 2.6% increase from 2022 and a total of approximately 7.3 million jobs in 2023.

According to the appraisal, the Manhattan office market performed well in 2023 but reported some weakness in the first quarter of 2024. The leasing activity in the first quarter of 2024 recorded at 6.5 million square feet, which is down 10.7% from same time last year. 76.4% of the leasing activity came from the midtown submarket (inclusive of the Park Avenue submarket). Asking rents as of the first quarter of 2024 were $75.42, average vacancies at 14.2%, and approximately 90 million square feet of space was available.

The Park Avenue office submarket is heavily trafficked and conveniently located within proximity to several local area attractions, public amenities, and transportation. According to the appraisal, the 277 Park Avenue Property is classified as Class A and is commensurate with the surrounding Class A-/A+ office buildings. The Park Avenue office submarket had the lowest availability rate in Manhattan at 9.96% in the first quarter of 2024. Asking rents as of the first quarter of 2024 were at $102.31 PSF and the Park Avenue office submarket saw a net absorption of negative 161,276 square feet – the first negative absorption reported by the submarket since the first quarter of 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

The following table presents certain information relating to comparable office leases for the 277 Park Avenue Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	Rent PSF
277 Park Avenue 277 Park Avenue New York, NY	1963 / 2023	JP Morgan Chase(2)	Apr-21(3)	7.0(3)	-	898,121(3)	$86.91(3)
280 Park Avenue 280 Park Avenue New York, NY	1968 / NAP	PJT	Apr-24	15.8	Modified Gross	290,639	$125.16 - $145.16
299 Park Avenue 299 Park Avenue New York, NY	1967 / 2020	MacKay Shields	Oct-24	10.7	Modified Gross	29,820	$105.00 - $115.00
320 Park Avenue 320 Park Avenue New York, NY	1960 / NAP	Flagstar Bank	Jan-24	12.3	Modified Gross	54,590	$85.00 - $92.00
499 Park Avenue 499 Park Avenue New York, NY	1981 / 2016	The Andrew W. Mellon Foundation	Mar-24	12.0	Modified Gross	22,588	$105.00 - $115.00
200 Park Avenue 200 Park Avenue New York, NY	1963 / NAP	Herbert Smith Freehills LLP	Oct-23	12.3	Modified Gross	36,184	$89.00 - $103.00
245 Park Avenue 245 Park Avenue New York, NY	1967 / 2017	Stonepeak Infrastructure Partners	Nov-23	16.4	Modified Gross	76,716	$130.00 - $152.00
101 Park Avenue 101 Park Avenue New York, NY	1982 / NAP	Federated Investors, Inc.	Jul-23	10.8	Modified Gross	26,400	$119.10 - $127.10
399 Park Avenue 399 Park Avenue New York, NY	1961 / 2019	WorldQuant	Mar-23	12.8	Modified Gross	35,000	$115.00 - $125.00
(1)	Source: Appraisal.
(2)	JP Morgan Chase has 361,802 square feet of net rentable area expiring on March 31, 2026 and 536,319 square feet of net rentable area expiring on March 31, 2028.
(3)	Based on the underwritten rent roll dated May 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

The following table presents certain information relating to the operating history and underwritten cash flows of the 277 Park Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM(2)	Underwritten	Per Sq. Ft.(3)	%(4)
Base Rent	$132,486,801	$124,191,735	$119,189,677	$125,830,169	$162,648,337	$86.47	87.1%
Step Rent	0	0	0	0	1,125,485	0.60	0.6
IG Rent Steps	0	0	0	0	3,464,684	1.84	1.9
Value of Vacant Space	0	0	0	0	8,367,800	4.45	4.5
Gross Potential Revenue	$132,486,801	$124,191,735	$119,189,677	$125,830,169	$175,606,306	$93.36	94.0%
Tenant Recoveries	12,358,454	4,267,841	5,575,511	6,508,016	6,011,472	3.20	3.2
Total Recoveries	$12,358,454	$4,267,841	$5,575,511	$6,508,016	$6,011,472	$3.20	3.2%
Other Income	8,552,695	5,990,796	4,424,460	4,642,061	5,128,258	2.73	2.7
Total Gross Income	$153,397,950	$134,450,372	$129,189,648	$136,980,246	$186,746,036	$99.28	100.0%
Vacancy	0	0	0	0	(9,337,302)	(4.96)	(5.0)
Abatements	(13,216,308)	(5,241,862)	(16,156)	(101,617)	0	0.00	0.0
Effective Gross Income	$140,181,642	$129,208,510	$129,173,492	$136,878,629	$177,408,734	$94.32	95.0%
Management Fee	302,820	302,820	302,820	302,820	1,000,000	0.53	0.6
Administrative	1,284,453	1,428,837	1,995,481	3,228,216	2,585,496	1.37	1.5
Utilities	7,118,727	7,918,635	8,546,301	8,148,277	8,148,277	4.33	4.6
Fire, Life & Safety	1,887,964	1,978,598	2,101,921	2,510,357	2,203,000	1.17	1.2
Cleaning	607,933	701,083	818,476	1,038,189	1,089,214	0.58	0.6
Payroll	11,366,933	12,454,336	13,863,634	13,352,199	14,387,761	7.65	8.1
Repairs & Maintenance	3,318,833	3,605,678	5,048,055	4,606,333	3,866,045	2.06	2.2
Non-Reimbursable	937,537	828,770	1,097,565	1,017,787	961,000	0.51	0.5
Real Estate Taxes	39,051,049	36,527,572	38,700,170	39,599,259	39,287,320	20.89	22.1
Insurance	1,959,300	2,259,072	2,109,734	2,492,407	2,828,337	1.50	1.6
Total Expenses	$67,835,549	$68,005,400	$74,584,157	$76,295,844	$76,356,450	$40.59	43.0%
Net Operating Income	$72,346,093	$61,203,110	$54,589,335	$60,582,785	$101,052,285	$53.72	57.0%
Reserves for Replacements	0	0	0	0	376,202	0.20	0.2
TI/LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$72,346,093	$61,203,110	$54,589,335	$60,582,785	$100,676,083	$53.52	56.7%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	TTM column reflects the trailing 12 months ending June 30, 2024.
(3)	Per Sq. Ft. values are based on 1,881,010 square feet.
(4)	Revenue % column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

The Borrower. The borrower is 277 Park Avenue, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 277 Park Avenue Whole Loan.

The Borrower Sponsor. The borrower sponsor is The Stahl Organization (“Stahl”), a privately held, New York-based real estate company founded by Stanley Stahl in 1949. Mr. Stahl passed away in 1999, and pursuant to his will, the decision-making authority for all operations and investments was vested with Richard Czaja and Gregg Wolpert, as Co-Trustees of Trusts established under Mr. Stahl’s will. Stahl’s current real estate portfolio comprises over 5,000,000 square feet of commercial space. Flagship buildings include 277 Park Avenue, 122 East 42nd Street and 60 Hudson Street. Stahl is also a significant residential landlord with over 3,000 apartments in various residential assets located in New York City, predominantly on Manhattan’s Upper East and Upper West Sides. In addition to its real estate portfolio, Stahl owns Apple Bank, a New York State chartered savings bank with over 80 branches and total assets of approximately $17 billion. Stahl affiliates also own Cauldwell Wingate Company (“Cauldwell”), a prominent New York City construction company founded in 1910. Stahl and Cauldwell are active in new residential development as well as third party construction. Stahl is also a passive investor in more than 40 private equity funds, and a direct investor/owner of several other operating businesses. The 277 Park Avenue Whole Loan is not structured with a non-recourse carveout guarantor.

Property Management. The 277 Park Avenue Property is managed by Stanley Stahl Management, Inc., an affiliate of the borrower and the borrower sponsor, and sub-managed by Cushman & Wakefield U.S., Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

Escrows and Reserves. At origination, the borrower deposited: (i) $6,464,476 into a tax reserve, (ii) $180,000,000 into a TI/LC reserve, (iii) $20,000,000 into a debt service reserve, (iv) $41,953,099 into a reserve for outstanding tenant obligations and (v) $13,608,000 into a replacement reserve for certain anticipated steel and foundation work.

Tax Reserve: The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes for the next ensuing 12 months (initially estimated to be $3,232,237.92).

Insurance Reserve: The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Debt Service Reserve: The borrower is required to deposit $1,250,000 on a monthly basis ($15,000,000 annually) or such lesser amount that would cause amounts on deposit to be equal to one year of debt service at the initial interest rate.

Lockbox / Cash Management. The 277 Park Avenue Whole Loan is structured with a hard lockbox and in place cash management. At origination, one or more clearing accounts controlled by the lender (the “Clearing Account”) were established by the borrower, into which all rents, revenues and receipts from the 277 Park Avenue Property are required to be deposited directly by the tenants. If the borrower property manager or third-party property manager receives gross revenue from the 277 Park Avenue Property, it is required to deposit such amounts in the Clearing Account within two business days of receipt. Amounts on deposit in the Clearing Account are transferred on a daily basis into a deposit account controlled by the lender (the “CMA”) at a financial institution selected by the lender. Provided that no Trigger Period (as defined below) exists prior to the ARD, after payment of all monthly amounts owing under the 277 Park Avenue Whole Loan documents, excess cash will be delivered to the borrower and, if a Trigger Period exists, such excess cash (up to a cap of one year of debt service at the initial interest rate) will be held as additional collateral for the 277 Park Avenue Whole Loan and, so long as no event of default is continuing, disbursed for leasing costs and operating expense shortfalls in accordance with the 277 Park Avenue Whole Loan; provided, however, if JP Morgan Chase pays holdover rent to the lender following an expiration of the JP Morgan Chase lease or other amounts from JP Morgan Chase on account of any holdover tenancy (net or any third-party expenses incurred by the borrower to obtain such amount (including legal fees and expenses)) are on deposit in the Clearing Account or the CMA, then such excess cash will be deposited into the debt service reserve notwithstanding that following such deposit, amounts on deposit in the debt service reserve may exceed the cap of one year of debt service at the initial interest rate.

A “Trigger Period” means, (i) the occurrence of an event of default under the 277 Park Avenue Whole Loan until cured and the cure has been accepted by the lender, (ii) the DSCR falls below 1.20x for two consecutive calendar quarters (a “Low Debt Service Period”) until the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) the ARD, until the 277 Park Avenue Whole Loan has been repaid in full. With respect to clause (ii) above, the borrower may, at its sole option, deliver cash or a letter of credit as additional collateral for the 277 Park Avenue Whole Loan, to prevent a Low Debt Service Period. Such collateral is required to be returned to the borrower in the event the Low Debt Service Period would not be continuing absent such additional collateral.

Subordinate Debt and Mezzanine Debt. The 277 Park Avenue Property also secures the 277 Park Avenue Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $230,000,000. The 277 Park Avenue Subordinate Companion Loan is coterminous with the 277 Park Avenue Senior Loan and accrues interest at 7.01000% per annum. The 277 Park Avenue Senior Loan is senior in right of payment to the 277 Park Avenue Subordinate Companion Loan. The holders of the 277 Park Avenue Mortgage Loan, the 277 Park Avenue Senior Loan and the 277 Park Avenue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 277 Park Avenue Whole Loan.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
277 Park Avenue Subordinate Companion Loan	$230,000,000	7.01000%	60	0	60	1.89x	13.5%	42.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease: None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 3 - Artisan Foods Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 3 - Artisan Foods Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 3 - Artisan Foods Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$62,500,000	Title:	Fee
Cut-off Date Principal Balance:	$62,500,000	Property Type - Subtype:	Industrial - Storage / Manufacturing
% of IPB:	5.9%	Net Rentable Area (SF):	344,304
Loan Purpose:	Refinance	Location:	Lawrence, MA
Borrowers:	J&S Investments Lawrence, LLC and 201 Merrimack LLC	Year Built / Renovated(2):	Various / Various
Borrower Sponsors:	Joseph Faro and Salvatore Lupoli	Occupancy:	100.0%
Interest Rate:	6.89000%	Occupancy Date:	8/29/2024
Note Date:	8/29/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,832,476
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,575,343
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,257,133
Additional Debt:	No	UW NCF:	$7,153,842
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$102,600,000 / $298
Additional Debt Type:	N/A	Appraisal Date:	8/6/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$182
Taxes:	$74,022	$24,674	N/A	Maturity Date Loan / SF:	$182
Insurance:	$264,539	$38,391	N/A	Cut-off Date LTV:	60.9%
Replacement Reserves:	$0	$2,869	N/A	Maturity Date LTV:	60.9%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.64x
Planned Renovations Reserve:	$15,000,000	$0	N/A	UW NOI Debt Yield:	11.6%
Deferred Maintenance:	$34,641	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$62,500,000	100.0%	Payoff Existing Debt	$34,793,129	55.7%
			Upfront Reserves	15,373,202	24.6
			Return of Equity	11,201,204	17.9
			Closing Costs(4)	1,132,465	1.8
Total Sources	$62,500,000	100.0%	Total Uses	$62,500,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	See the “Portfolio Summary” chart below.
(3)	Historical operating history is not available for the Artisan Foods Portfolio Properties (as defined below). The 117 Water Street mortgaged property was recently converted from a commercial bakery operation to a food manufacturing facility with cold storage. The 201 Merrimack Street mortgaged property is currently being converted from warehouse / dry storage to a full food manufacturing and cold storage facility. As such, historical expenses were primarily recorded at the tenant operating level.
(4)	Closing Costs include an interest rate buy-down credit equal to $312,500.

The Loan. The Artisan Foods Portfolio mortgage loan (the “Artisan Foods Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in two industrial manufacturing and storage properties located in Lawrence, Massachusetts (the “Artisan Foods Portfolio Properties”). The Artisan Foods Portfolio Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $62,500,000, has a five-year term and is interest-only for the loan term. The Artisan Foods Portfolio Mortgage Loan accrues interest at a rate of 6.89000% per annum on an Actual/360 basis.

The Properties. The Artisan Foods Portfolio Properties total 344,304 square feet of industrial space across two properties located in Lawrence, Massachusetts. The 201 Merrimack Street mortgaged property is a 182,304 square foot industrial facility that is currently being used for both cold storage and dry storage. The borrower sponsors expect to complete an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 3 - Artisan Foods Portfolio

extensive renovation of the 201 Merrimack Street mortgaged property at an expected cost of approximately $15.0 million, which will convert approximately 100,000 square feet of dry storage space into a USDA-certified food manufacturing space. At origination of the Artisan Foods Portfolio Mortgage Loan, the lender escrowed $15.0 million for the related renovation work. The approximately 60,000 square feet of space at the 201 Merrimack Street mortgaged property not subject to food manufacturing conversion was already renovated and is utilized for dry storage, refrigerated cold storage and freezer cold storage.

The 117 Water Street mortgaged property is a 162,000 square foot industrial facility that is currently designed with approximately (i) 120,000 square feet of manufacturing and dry storage space, (ii) 30,000 square feet of cold storage space and (iii) 12,000 square feet of test kitchen and office space. The 117 Water Street mortgaged property is a USDA-approved food manufacturing plant.

The borrower sponsors acquired the 201 Merrimack Street mortgaged property in 2020 while vacant for $15.0 million before completing approximately $11.35 million of renovation work. The borrower sponsors acquired the 117 Water Street mortgaged property in 2020 for $9.2 million before retrofitting and gut-renovating the space between 2020 and 2023 at a total cost of approximately $51.6 million. Inclusive of closing costs and the $15.0 million renovation reserve escrowed at the origination of the Artisan Foods Portfolio Mortgage Loan, the borrower sponsors have a cost basis of approximately $103.3 million.

The following table presents certain information relating to the Artisan Foods Portfolio Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	SF(2)	Occupancy %(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)(3)	% of ALA(3)	Appraised Value	% of Appraised Value	Clear Heights	Loading Doors
201 Merrimack Street	1955 / 2023	182,304	100.0%	$32,833,821	52.5%	$53,900,000	52.5%	18 feet	23
117 Water Street	1960 / 2021	162,000	100.0	29,666,179	47.5	48,700,000	47.5	14-24 feet	6
Total/Wtd. Avg.		344,304	100.0%	$62,500,000	100.0%	$102,600,000	100.0%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 29, 2024.
(3)	The Artisan Foods Portfolio Mortgage Loan documents do not permit the release of any of the Artisan Foods Portfolio Properties.

Sole Tenant. The sole tenant at the Artisan Foods Portfolio Properties is The Artisan Chef Manufacturing, LLC (“ACM”), an affiliate of the borrower sponsors. ACM was founded by Joseph Faro, one of the borrower sponsors.

ACM (344,304 square feet; 100.0% of NRA; 100.0% of underwritten base rent). ACM is a multifaceted manufacturer of scratch-made breads, fresh pasta, gourmet sauces, Neapolitan-style pizza, calzones and prepared meals. Additionally, ACM manufactures products for notable accounts including BJ’s Wholesale Club, Hello Fresh, Costco, Market Basket, Publix and more. The Artisan Foods Portfolio Properties serves as ACM’s headquarters and sole locations for ACM. At origination of the Artisan Foods Portfolio Mortgage Loan, ACM entered into new 15-year leases at the Artisan Foods Portfolio Properties, which run through August 2039 with no termination options. The leases require 2% annual rental increases and contain two, 10-year renewal options. Additionally, the borrower sponsors personally guarantee the ACM leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 - Artisan Foods Portfolio

The following table presents certain information relating to the sole tenant at the Artisan Foods Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
ACM – 201 Merrimack Street(2)(3)	NR / NR / NR	182,304	52.9%	$22.81	$4,158,000	53.8%	8/24/2039
ACM – 117 Water Street(2)(3)	NR / NR / NR	162,000	47.1	$22.00	3,564,000	46.2	8/24/2039

Occupied Collateral Total / Wtd. Avg.		344,304	100.0%	$22.43	$7,722,000	100.0%

Vacant Space		0	0.0%

Collateral Total		344,304	100.0%

(1)	Based on the underwritten rent roll dated August 29, 2024.
(2)	ACM has two, 10-year renewal options remaining.
(3)	ACM is a borrower affiliate. The borrower sponsors personally guarantee the ACM leases.

The following table presents certain information relating to the lease rollover schedule at the Artisan Foods Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035 & Beyond	2	344,304	100.0	7,722,000	100.0		344,304	100.0%	$7,722,000	100.0%
Total	2	344,304	100.0%	$7,722,000	100.0%
(1)	Based on the underwritten rent roll dated August 29, 2024.

The Market. The Artisan Foods Portfolio Properties are located in Lawrence, Essex County, Massachusetts. The Artisan Foods Portfolio Properties are proximate to I-495 and I-93 within the Boston industrial market. As of the second quarter of 2024, the Boston industrial market has a vacancy rate of 6.5% and market rent of $16.29 per square foot. The Artisan Foods Portfolio Properties are located within the Lawrence/Andover industrial submarket. As of the second quarter of 2024, the Lawrence/Andover industrial submarket contains approximately 34.1 million square feet, a vacancy rate of 5.4% and asking rent of $13.74 per square foot. The appraisal determined market rent of $24.00 per square foot for the industrial space at the Artisan Foods Portfolio Properties. The estimated 2024 population within a one-, three- and five-mile radius of the Artisan Foods Portfolio Properties is 37,102, 136,331 and 197,464, respectively. The estimated 2024 median household income within the same radii is $60,118, $87,596 and $106,807, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 3 - Artisan Foods Portfolio

The following table presents industrial rental data for comparable industrial single-tenant property leases with respect to the Artisan Foods Portfolio Properties as identified in the appraisal:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
Artisan Foods Portfolio 201 Merrimack Street Lawrence, MA	1955 / 2023	100.0%	182,304	ACM	182,304	$22.81	Aug-2024	15	NNN
Artisan Foods Portfolio 117 Water Street Lawrence, MA	1960 / 2021	100.0%	162,000	ACM	162,000	$22.00	Aug-2024	15	NNN
3 Technology Drive Peabody, MA	2003 / NAP	100.0%	53,884	NAV	53,884	$21.50	Apr-2024	10	NNN
111 Ledge Road Seabrook, NH	1997 / NAP	100.0%	32,000	Munters	32,000	$27.57	Nov-2023	5	NNN
24 Wilson Way Westwood, MA	1974 / NAP	100.0%	67,560	Frugal Fannie’s	67,560	$21.65	Jun-2023	3	NNN
6 Rockingham Road Londonderry, NH	2002 / NAP	100.0%	124,100	UNFI	124,100	$18.00	Jan-2023	8	NNN
42 Industrial Way Wilmington, MA	2000 / NAP	100.0%	72,500	Steele Canvas Basket Corp	72,500	$20.54	Sep-2022	5	NNN
300 Middlesex Avenue Medford, MA	1950 / 2001	100.0%	57,570	Monogram Foods	57,570	$22.88	Feb-2021	20	NNN
(1)	Source: Appraisal, except for the Artisan Foods Portfolio Properties, which lease information is based on the underwritten rent roll dated August 29, 2024.

Environmental. According to the Phase I environmental assessments dated August 7, 2024, there was no evidence of any recognized environmental conditions at the Artisan Foods Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy at the Artisan Foods Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of August 29, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 - Artisan Foods Portfolio

The following table presents certain information relating to the underwritten cash flow at the Artisan Foods Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$7,722,000	$22.43	83.1%
Gross Potential Rent	$7,722,000	$22.43	83.1%
Total Reimbursements	1,575,343	4.58	16.9
Net Rental Income	$9,297,343	$27.00	100.0%
(Vacancy/Credit Loss)	(464,867)	(1.35)	(5.0)
Effective Gross Income	$8,832,476	$25.65	95.0%

Total Expenses	$1,575,343	$4.58	17.8%

Net Operating Income	$7,257,133	$21.08	82.2%

Total TI/LC, Capex/RR	103,291	0.30	1.2

Net Cash Flow	$7,153,842	$20.78	81.0%
(1)	Based on the underwritten rent roll dated August 29, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

The Borrowers. The borrowers are J&S Investments Lawrence, LLC and 201 Merrimack LLC, each a Massachusetts limited liability company and special purpose entity. The sole member of the borrowers is also a special purpose entity and has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Artisan Foods Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Joseph Faro and Salvatore Lupoli. The borrower sponsors have experience in food manufacturing, in addition to extensive real estate holdings. The borrower sponsors are each required to maintain a minimum net worth of $62.5 million and a minimum liquidity of $6.25 million.

Property Management. The Artisan Foods Portfolio Properties are self-managed.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $74,022 for real estate taxes, (ii) $264,539 for insurance premiums, (iii) $15,000,000 for planned renovation work at the 201 Merrimack Street mortgaged property and (iv) $34,641 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $24,674.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $38,391.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $2,869 for replacement reserves (approximately $0.10 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $5,850 (approximately $0.20 per square foot annually) for tenant improvement and leasing commission reserves. The TI/LC reserve is suspended so long as no event of default under the Artisan Foods Portfolio Mortgage Loan or Major Tenant Trigger Event (as defined below) then exists. The reserve is currently suspended.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event, the borrowers are required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related major tenant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 - Artisan Foods Portfolio

Lockbox / Cash Management. The Artisan Foods Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters to the sole tenant directing such tenant to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Artisan Foods Portfolio Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Artisan Foods Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Artisan Foods Portfolio Mortgage Loan (unless the Sweep Event Period is a Major Tenant Trigger Event, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant (as defined below) space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Artisan Foods Portfolio Mortgage Loan documents; (ii) on or after February 29, 2025, the date on which the debt service coverage ratio (“DSCR”) is less than 1.30x based on the trailing 12 months; or (iii) the occurrence of a Major Tenant Trigger Event (as defined below).

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.35x for two consecutive calendar quarters; and (c) clause (iii) above, the Major Tenant Trigger Event is cured in accordance with the Artisan Foods Portfolio Mortgage Loan documents.

A “Major Tenant Trigger Event” will commence upon the date on which: (A) (i) a Major Tenant fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the Artisan Foods Portfolio Mortgage Loan including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), prior to the earlier of the date that is 12 months prior to its lease expiration, (ii) a default by such Major Tenant occurs under its lease, (iii) a Major Tenant goes dark or otherwise ceases operations at the Artisan Foods Portfolio Property or any material portion thereof, (iv) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding (a “Major Tenant Insolvency Proceeding”), (v) a Major Tenant sublets any portion of its leased space without the lender’s consent or (vi) a Major Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the Artisan Foods Portfolio Property or any material portion thereof; or (B) the ratio of EBITDAR-to-Rent for a Major Tenant (based on its annual corporate operating statements submitted annually and as calculated by the lender) falls below 1.40x.

A Major Tenant Trigger Event will terminate with regard to: all sub-clauses mentioned under clause (A) above, if the related Major Tenant has extended its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (ii), upon the related Major Tenant curing such default; (c) clause (iii), upon the related Major Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters; (d) clause (iv), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged from bankruptcy in a manner satisfactory to lender; and (e) clause (vi), the related Major Tenant has rescinded such notice to terminate or cancel its lease.

Additionally, a Major Tenant Trigger Event will terminate with regard to clause (B) above upon the EBTIDAR-to-Rent ratio for a Major Tenant (based on its annual corporate operating statements submitted annually and as calculated by the lender) being at least 1.50x.

A “Major Tenant” means ACM or any tenant otherwise occupying the space currently leased by ACM.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 4 – Estates at Palm Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 4 – Estates at Palm Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Estates at Palm Bay
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$61,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$61,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	5.7%	Net Rentable Area (Units):	300
Loan Purpose:	Refinance	Location:	Fort Walton Beach, FL
Borrower:	Lurin Real Estate Holdings VI, LLC	Year Built / Renovated:	1992 / 2019-2024
Borrower Sponsor:	Lurin Advisors, LLC	Occupancy:	95.7%
Interest Rate:	6.55000%	Occupancy Date:	6/30/2024
Note Date:	8/14/2024	4th Most Recent NOI (As of):	$4,044,625 (12/31/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$4,335,323 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,945,896 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$5,195,397 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,901,075
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$2,612,665
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$5,288,410
Additional Debt:	No	UW NCF:	$5,213,410
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$87,200,000 / $290,667
Additional Debt Type:	N/A	Appraisal Date:	6/27/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$123,727	$20,621	N/A	Cut-off Date Loan / Unit:	$203,333
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$203,333
Replacement Reserves:	$0	$6,250	N/A	Cut-off Date LTV:	70.0%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	70.0%
Ground Rent:	$150,217	Springing	N/A	UW NCF DSCR:	1.29x
				UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$61,000,000	100.0%	Loan Payoff	$56,043,469	91.9%
			Closing Costs(2)	3,147,202	5.2
			Return of Equity	1,535,385	2.5
			Upfront Reserves	273,944	0.4
Total Sources	$61,000,000	100.0%	Total Uses	$61,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Closing Costs include an interest rate buydown of $1,921,500.

The Loan. The Estates at Palm Bay mortgage loan (the “Estates at Palm Bay Mortgage Loan”) is secured by the borrower’s leasehold interest in a multifamily property located in Fort Walton Beach, Florida (the “Estates at Palm Bay Property”). The Estates at Palm Bay Mortgage Loan accrues interest at a fixed rate of 6.55000% per annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term.

The Property. The Estates at Palm Bay Property is a 300-unit, garden-style multifamily property located in Fort Walton Beach, Florida within the Florida panhandle and 15 miles west of Destin, Florida. The Estates at Palm Bay Property, originally constructed in 1992, consists of 76 two-story apartment buildings across 65.65 acres. Since the borrower sponsor acquired the Estates at Palm Bay Property in 2019, the borrower sponsor indicated that approximately $10.75 million has been spent on renovations to unit interiors, exterior lighting and painting, fencing and landscaping, common areas, the parking lot and roofing. Amenities at the Estates at Palm Bay Property include a dog park, nature trails, a playground, tennis courts, RV and boat storage and fenced-in backyards.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Estates at Palm Bay

The Estates at Palm Bay Property is located approximately 8.0 miles from Eglin Air Force Base which is one of the primary economic drivers for the region. According to the appraisal, approximately 50% to 60% of residents at the Estates at Palm Bay Property are military or military-affiliated tenants. Eglin Air Force Base was established in 1935, is the Department of Defense’s largest Air Force installation by land area and is a major test center for non-nuclear munitions. According to the borrower sponsor, the majority of military tenants at the Estates at Palm Bay Property are base personnel, which mitigates the risk of deployment. Eglin Air Force Base, which serves as a training site for over 19,000 personnel, provides over 74,000 jobs and has an economic impact of over $9 billion annually.

The Estates at Palm Bay Property is subject to a ground lease between the United States of America, as ground lessor, and the borrower, as ground lessee, with a lease expiration date in January 2066. Please refer to the “Ground Lease” section for more details.

The following table presents certain information relating to the historical and current occupancy of the Estates at Palm Bay Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
97.3%	97.7%	97.3%	95.7%
(1)	Historical Occupancy is as of the end of each historical year.
(2)	Current occupancy is based on the underwritten rent roll as of June 30, 2024.

The following table presents detailed information with respect to the residential units at the Estates at Palm Bay Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate per SF	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
2BR / 2BA	88	29.3%	86	97.7%	1,235	$1,920	$1.56	$2,011	$1.63
3BR / 2BA	132	44.0	122	92.4%	1,549	$2,124	$1.37	$2,241	$1.45
4 BR	80	26.7	79	98.8%	1,728	$2,256	$1.30	$2,418	$1.40
Total/Wtd. Avg.	300	100.0%	287	95.7%	1,505	$2,099	$1.40	$2,221	$1.49
(1)	Based on the underwritten rent roll as of June 30, 2024, unless otherwise indicated.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Estates at Palm Bay

The following table presents certain information relating to the operating history and underwritten cash flows of the Estates at Palm Bay Property:

Underwritten Net Cash Flow and Operating History(1)
	2021	2022	2023	June 2024 TTM	Underwritten	Per Unit	%(2)
Gross Potential Rent	$5,891,986	$6,487,777	$7,096,131	$7,362,715	$7,576,757	$25,256	91.1%
Reimbursements	382,150	419,190	427,566	390,248	390,248	1,301	4.7
Other Income	306,394	279,041	373,597	349,915	349,915	1,166	4.2
Net Rental Income	$6,580,530	$7,186,008	$7,897,294	$8,102,878	$8,316,921	$27,723	100.0%
(Vacancy/Credit Loss)	(253,295)	(235,089)	(234,040)	(236,860)	(415,846)	(1,386)	(5.0)
Effective Gross Income	$6,327,235	$6,950,919	$7,663,254	$7,866,018	$7,901,075	$26,337	95.0%
Taxes	228,011	238,801	231,957	227,285	240,248	801	3.0
Insurance	260,842	363,227	389,086	396,861	321,750	1,073	4.1
Ground Rent	468,161	476,450	569,477	591,372	600,866	2,003	7.6
Other Expenses	1,325,596	1,537,118	1,526,838	1,455,103	1,449,801	4,833	18.3
Total Expenses	$2,282,610	$2,615,596	$2,717,358	$2,670,621	$2,612,665	$8,709	33.1%
Net Operating Income	$4,044,625	$4,335,323	$4,945,896	$5,195,397	$5,288,410	$17,628	66.9%
CapEx	0	0	0	0	75,000	250	0.9

Net Cash Flow	$4,044,625	$4,335,323	$4,945,896	$5,195,397	$5,213,410	$17,378	66.0%
(1)	Based on the underwritten rent roll as of June 30, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and of Effective Gross Income for the remaining fields.

Environmental. According to the Phase I environmental assessment dated June 27, 2024, there was no evidence of any recognized environmental conditions at the Estates at Palm Bay Property.

The Market. The Estates at Palm Bay Property is located in Fort Walton Beach, Florida within the Crestview - Fort Walton Beach - Destin, FL multifamily market. The Estates at Palm Bay Property is approximately a 15-minute drive away from both downtown Fort Walton Beach and Destin – Fort Walton Beach Airport. A main demand generator for the region is proximity to military installations such as Eglin Air Force Base, which creates a consistent demand for housing in the area for military personnel and their families. Fort Walton Beach features a diverse economy with major employers in the United States military and the defense, technology, aerospace and tourism sectors. Additionally, Fort Walton Beach is known for its easy access to the Gulf of Mexico beaches. The Estates at Palm Bay Property is approximately a 15-minute drive from Okaloosa Island, a barrier island that extends along the southern coast of the Florida Panhandle and is home to federally protected sand dunes, which makes it one of the most preserved beaches in Florida.

According to the appraisal, as of the first quarter of 2024, the Crestview – Fort Walton Beach – Destin, FL multifamily market had an inventory of 6,376 units, a vacancy rate of 8.25% and asking rent per unit of $1,813. As of the first quarter of 2023, the vacancy rate increased slightly from 5.5% and asking rent per unit decreased slightly from $1,841. The appraisal indicates that the vacancy increase and asking rent decrease is primarily driven by the absorption of new developments in the market. However, the appraisal notes that the market is expected to normalize with the vacancy rate forecasted to decline to 4.0% from 2025 through 2027 and asking rent is forecasted to increase by 2.7% on average from 2025 through 2027.

The 2024 population within a one-, three- and five-mile radius from the Estates at Palm Bay Property is 8,227, 47,195 and 72,562, respectively. The 2024 median household income within the same radii is $72,614, $68,988 and $70,904, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 4 – Estates at Palm Bay

The following table presents certain information relating to comparable multifamily sales to the Estates at Palm Bay Property:

Competitive Sales Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Transaction Date	Sale Price	Sale Price per Unit	NOI per Unit	Cap Rate
Estates at Palm Bay 302 Blessinger Drive Fort Walton Beach, FL	1992 / 2019-2024	95.7%(2)	300	NAP	$87,200,000(3)	$290,667(3)	$17,628(2)	6.00%
Windbrooks 1720 Cambrelle Way Saint Cloud, FL	2023 / NAP	59.0%	90	Jun-23	$31,815,300	$353,503	$18,556	5.25%
Kinsman Pointe Ranch Side Road Kissimmee, FL	2022 / NAP	58.0%	77	Jun-23	$32,833,100	$426,404	$22,386	5.25%
Palms West 1607 Amalfi Drive Cocoa, FL	2023 / NAP	78.0%	87	Jun-23	$30,000,000	$344,828	$19,724	5.72%
Artisan Living Grand Lagoon 7110 London Street Panama City Beach, FL	2022 / NAP	59.0%	152	Sep-23	$43,750,000	$287,829	$17,991	6.25%
Jennings Place 5943 Ravines Lane Pensacola, FL	2022 / NAP	77.0%	237	Sep-23	$68,000,000	$286,920	$15,781	5.50%
Primrose at Santa Rosa Beach 15 Blue Cove Drive Santa Rosa Beach, FL	2022 / NAP	90.0%	288	Oct-23	$83,520,000	$290,000	$17,396	6.00%
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of June 30, 2024.
(3)	Based on the As-Is Appraised Value of the Estates at Palm Bay Property.

The Borrower. The borrower is Lurin Real Estate Holdings VI, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Estates at Palm Bay Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Lurin Advisors, LLC (“Lurin”). Lurin is a real estate investment firm that specializes in acquisitions, construction and operation within the multifamily sector. Lurin focuses on undercapitalized multifamily garden and mid-rise apartment buildings within markets with strong underlying fundamentals. Lurin has owned, renovated or operated over 16,000 units throughout the southeastern United States.

Property Management. The Estates at Palm Bay Property is managed by Lurin Property Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $123,727 for real estate taxes and $150,217 for ground rent.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $20,621.

Insurance Escrows – In the event that the borrower does not maintain an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis.

Ground Rent – In the event that the balance of the ground rent reserve account is insufficient to pay the next ensuing three months of ground rent, the borrower is required to deposit such deficiency amount into the ground rent reserve account.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,250 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The Estates at Palm Bay Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to cause all rents received by the property manager with respect to the Estates at Palm Bay Property to be deposited into such lockbox account within two business days of receipt. During a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied and disbursed in accordance with the Estates at Palm Bay Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 4 – Estates at Palm Bay

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Estates at Palm Bay Mortgage Loan documents or (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.15x for two consecutive calendar quarters.

A Trigger Period will end, with regard to: (a) clause (i) above, upon the cure of such event of default and (b) clause (ii) above, upon the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Estates at Palm Bay Mortgage Loan is secured by the borrower’s leasehold interest under a ground lease between the borrower, as ground lessee, and the United States of America, as ground lessor. The terms of the ground lease require that units at the Estates at Palm Bay Property can only be leased to prospective non-military tenants if there are no prospective military tenants on the waiting list and any prospective military tenant on the waiting list has declined to lease an available unit offered to them.

The ground lease commenced on January 31, 1991 with an expiration date of January 30, 2051. In June 2022, the ground lease term was extended through January 30, 2066. Ground rent payments are based on the sum of 8% of gross monthly income received by the ground lessee from the Estates at Palm Bay Property less utility reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 5 – Baybrook Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 5 – Baybrook Mall

jcpenney
Dillard's
STAR
CINEMA GRILL
ZARA
FOREVER 21
H&M
SEPHORA
EXPRESS
VANS
KIDS
PACSUN
AKIRA
macy's
Anchor / Major
In-line
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 5 – Baybrook Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 5 – Baybrook Mall

Baybrook Mall
500 Baybrook Mall
Friendswood, TX 77546
South Houston
Deer Park
La Porte
Pasadena
HOUSTON
Edgebrook
Southbelt/ Ellington
Clear Lake
Pearland
Quail Crossing
Friendswood
Webster
League City
Dickinson
HARRIS COUNTY
BRAZORIA COUNTY
GALVESTON COUNTY
Downtown Houston 11 miles
Galveston 21 miles
Spencer Hwy
College Ave
HCA Houston Healthcare Southeast
Vista Rd
Preston Ave
Texas Chiropractic College
San Jacinto College Central Campus
Canada Rd
Underwood Rd
La Porte Municipal Airport
Fairmont Pkwy
Shaver St
Allen Genoa Rd
Strawberry Rd
St. Luke's Health - Patients Medical Center - Pasadena, TX
Pasadena Convention Center
Clearwood St
Edgebrook Plaza
Crenshaw Rd
Burke Rd
Sam Houston Tollway
Genoa Red Bluff Rd
Almeda Crossing
Gulf Frwy
Fuqua Business Park
Fuqua St
Galveston Rd
Almeda Mall
Southpoint Shopping Ctr
Fuqua Shopping Center
Pasadena Municipal Golf Course
Ellington Field
Lone Star Flight Museum
Red Bluff Rd
Chemlake Golf Course
Space Center Blvd
Middlebrook Dr
Bay Area Blvd
Blackhawk Blvd
Scarsdale Blvd
Scarsdale Village
San Jacinto College South
Dixie Farm Rd
Bay Pointe Shopping Center
Clear Lake City Blvd
Bay Oaks Country Club
El Camino Real
El Dorado Blvd
University of Houston-Clear Lake
Armand Bayou Park
Kirby Rd
Yost Blvd
Golfcrest Country Club
Beamer Rd
NASA Johnson Space Center
Clear Lake
Timber Creek Golf Club
Space Center Houston
Bay Area Plaza
UTMB Health Clear Lake Campus Hospital
Challenger Plaza
NASA Pkwy
Houston Methodist Clear Lake Hospital
Nassau Bay Town Square
Broadway St
W. Wedgewood Dr
Baybrook Gateway
HCA Houston Healthcare Clear Lake
Baybrook Village
Baybrook Square
Bayway Village
NASA Bypass
Marina Bay Dr
South Shore Harbour Country Club
Baywood Plaza
Parkwood Dr
Clear Creek ISD Challenger Columbia Stadium
Challenger 7 Memorial Park
Grissom Rd
Bay Area Blvd
Main St
League City Pkwy
Galveston Rd
UTMB Health League City Campus Hospital & Clinics
Beacon Lakes Golf Club
Magnolia Creek Golf Course
Bay Colony Town Center
League City Towne Center
8
45
3
Conroe
The Woodlands
Spring
Atascocita
HOUSTON
Pasadena
Pearland
Friendswood
League City
Texas City
Sugar Land
Missouri City
Katy
Baytown
La Porte
Galveston Bay
Rosenberg
Humble
Kingwood
Cypress
Tomball
Channelview
Deer Park
Dayton
Cleveland
Navasota
Montgomery
Willis
Richmond
Alvin
Manvel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 5 – Baybrook Mall
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$61,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,959,705	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	5.7%	Net Rentable Area (SF)(5):	540,986
Loan Purpose:	Refinance	Location:	Friendswood, TX
Borrower:	Baybrook Mall, LLC	Year Built / Renovated:	1978 / 2016
Borrower Sponsors:	Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC	Occupancy:	95.4%
Interest Rate:	6.81600%	Occupancy Date:	6/30/2024
Note Date:	7/19/2024	4th Most Recent NOI (As of):	$25,944,427 (12/31/2021)
Maturity Date:	8/1/2029	3rd Most Recent NOI (As of):	$28,591,885 (12/31/2022)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$29,919,970 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$29,848,392 (5/31/2024 TTM)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.4%
Amortization Type:	Amortizing Balloon	UW Revenues:	$41,481,121
Call Protection(2):	L(25),D(31),O(4)	UW Expenses:	$11,271,177
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$30,209,945
Additional Debt(1):	Yes	UW NCF:	$29,652,729
Additional Debt Balance(1):	$158,894,968	Appraised Value / Per SF(6):	$392,659,260 / $726
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	6/4/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$406
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$384
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	56.0%
Replacement Reserves:	$0	Springing	$270,493	Maturity Date LTV(6):	53.0%
TI/LC Reserve:	(4)	Springing	$1,081,972	UW NCF DSCR:	1.72x
Anchor Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	13.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$220,000,000	100.0%	Loan Payoff	$213,488,234	97.0%
			Return of Equity	5,037,736	2.3
			Closing Costs	1,474,030	0.7
Total Sources	$220,000,000	100.0%	Total Uses	$220,000,000	100.0%
(1)	The Baybrook Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by 11 pari passu promissory notes, with an aggregate original principal balance of $220,000,000 (the “Baybrook Mall Whole Loan”). The Financial Information in the chart above is based on the Baybrook Mall Whole Loan.
(2)	Defeasance of the Baybrook Mall Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years from and after the date on which the Baybrook Mall Whole Loan (other than portions of the Baybrook Mall Whole Loan not intended for securitization) have been securitized and (ii) 42 months from the origination date. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	On the origination date, the borrower provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing approximately $1,984,194 into a TI/LC reserve. See “Escrows and Reserves” below for further discussion of the Guaranty of Limited Payment.
(5)	Net Rentable Area (SF) does not include 720,931 square feet of space associated with Dillard’s, Macy’s and Living Space, all non-collateral anchor tenants.
(6)	The Appraised Value is the Market Value “As Is” with Escrow Reserve, which assumes that $2,659,260 will be reserved for tenant improvements. The Market Value “As Is” Appraised Value without the reserve is $390,000,000, which results in a Cut-off Date LTV and Maturity Date LTV of 56.4% and 53.3%, respectively, and an Appraised Value Per SF of $720.91. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under the Guaranty of Limited Payment in lieu of a reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 5 – Baybrook Mall

The Loan. The Baybrook Mall mortgage loan (the “Baybrook Mall Mortgage Loan”) is part of a whole loan evidenced by 11 pari passu promissory notes with an aggregate original principal amount of $220,000,000. The Baybrook Mall Whole Loan is secured by a first priority fee mortgage encumbering a 540,986 square foot retail property located in Friendswood, Texas (the “Baybrook Mall Property”). The Baybrook Mall Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Societe Generale Financial Corporation (“SGFC”) and Barclays. The Baybrook Mall Mortgage Loan is evidenced by the non-controlling Notes A-6, A-7, A-8 and A-9 with an aggregate original principal amount of $61,000,000. The Baybrook Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The table below summarizes the promissory notes that comprise the Baybrook Mall Whole Loan.

Baybrook Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$59,960,365	BANK5 2024-5YR9	Yes
A-2	$28,000,000	$27,981,504	BANK5 2024-5YR9	No
A-3(1)	$10,000,000	$9,993,394	MSBNA or an affiliate	No
A-4(1)	$10,000,000	$9,993,394	MSBNA or an affiliate	No
A-5	$25,000,000	$24,983,486	BMARK 2024-V9	No
A-6	$18,000,000	$17,988,110	BBCMS 2024-5C29	No
A-7	$8,000,000	$7,994,715	BBCMS 2024-5C29	No
A-8	$5,000,000	$4,996,697	BBCMS 2024-5C29	No
A-9	$30,000,000	$29,980,183	BBCMS 2024-5C29	No
A-10(1)	$16,000,000	$15,989,431	SGFC	No
A-11(1)	$10,000,000	$9,993,394	SGFC	No
Total	$220,000,000	$219,854,672
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Property. The Baybrook Mall Property is a 540,986 square foot super regional shopping center, which is part of a larger 1,261,917 square foot super regional shopping center (the “Baybrook Mall Regional Shopping Center”) located in Friendswood, Texas. As of June 30, 2024, the Baybrook Mall Property was 95.4% leased to a granular rent roll comprised of approximately 140 tenants. The five largest tenants by square feet at the Baybrook Mall Property comprise approximately 13.8% of underwritten rent and no single tenant makes up more than 5.7% of the underwritten rent. Additionally, the 10 largest tenants by square feet account for 23.7% of the aggregate underwritten rent. Notable national tenants at the Baybrook Mall Property include Apple, Sephora, Foot Locker, Buckle, Lego, Shoe Palace, Victoria’s Secret and Finish Line. The Baybrook Mall Property is anchored by Dillard’s, Macy’s, Living Spaces (which is currently building out its space and is not yet in occupancy) and JCPenney. The Dillard’s, Macy’s and Living Spaces tenants are separately owned and are not part of the collateral. Additionally, the borrower sponsors own the remainder of the Baybrook Mall Regional Shopping Center, which includes an adjacent outdoor lifestyle center as well as a power center anchored by Dick’s Sporting Goods, neither of which are part of the collateral. The Baybrook Mall Property includes three restaurant outparcels: Denny’s, The Cheesecake Factory and P.F. Chang’s. The Baybrook Mall Regional Shopping Center completed expansion projects including an additional lifestyle expansion and power center, adding more than 30 retailers, 10 restaurants and entertainment venues including The Lawn, a spacious grassy area providing a gathering spot for the community. Since 2019, the borrower sponsors invested approximately $16.8 million in capital expenditures at the Baybrook Mall Property, including property development and tenant improvements.

The following table presents inline sales history at the Baybrook Mall Property:

Tenant Sales PSF(1)
Tenant Type	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost(2)
Inline (<10,000 SF)	$189,773,031	$976	$203,360,206	$881	$203,295,153	$855	$206,637,422	$863	14.2%
Inline (<10,000 SF excl. Apple)	$148,088,487	$782	$156,222,056	$692	$164,350,170	$706	$168,012,667	$717	17.2%
(1)	Information is based on sales information provided by the borrower sponsors.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 5 – Baybrook Mall

Major Tenants.

JCPenney (96,605 square feet; 17.9% of NRA; 1.3% of underwritten base rent). Founded in 1902 and headquartered in Plano, Texas, JCPenney is a department store chain with approximately 50,000 employees. JCPenney serves customers at more than 650 stores across the United States and Puerto Rico. JCPenney is one of the nation’s largest retailers of apparel, home, jewelry and beauty merchandise with a growing portfolio of private and national brands. JCPenney has anchored the Baybrook Mall Property since 2005, has a lease expiration date of January 31, 2026, and has six, five-year extension options remaining. JCPenney filed for bankruptcy in 2020 during the beginning of the COVID-19 pandemic and emerged from bankruptcy in December 2020.

Forever 21 (81,772 square feet; 15.1% of NRA; 0.0% of underwritten base rent). Founded in 1984 and headquartered in Los Angeles, California, Forever 21 sells men's and women's clothing and accessories. Forever 21 is located in more than 540 locations globally and online throughout the United States and in Canada, Europe, Japan, Korea and the Philippines. Forever 21 has been a tenant at the Baybrook Mall Property since 2009, has a lease expiration date of December 31, 2026, and has no extension options remaining. Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744, which amount of percentage rent was underwritten for Forever 21. Forever 21 filed for bankruptcy in 2019 and emerged from bankruptcy in 2020.

H&M (17,510 square feet; 3.2% of NRA; 3.0% of underwritten base rent). H&M is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. H&M operates approximately 4,338 stores across 77 markets with approximately 143,000 employees. H&M has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has two, three-year extension options remaining. H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 and December 31, 2026, or approximately $5,984,425 between January 1, 2028 and December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of the construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.

Victoria’s Secret (14,115 square feet; 2.6% of NRA; 3.7% of underwritten base rent). Victoria’s Secret is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swimwear, as well as fragrances and body care. Victoria’s Secret/Pink comprises two brands, Victoria’s Secret and PINK. Victoria’s Secret employs over 30,000 associates across approximately 1,350 retail stores in approximately 70 countries. Victoria’s Secret has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has no extension options remaining. Victoria’s Secret’s parent company filed for bankruptcy in 2020, and Victoria’s Secret was spun off as an independent business in 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 5 – Baybrook Mall

The following table presents a summary regarding the major stores at the Baybrook Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
JCPenney	NR/NR/NR	96,605	17.9%	$325,000	1.3%	$3.36	1/31/2026	6, 5-year	N
Macy’s (non-collateral)(3)	BBB/Baa3/BBB-	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Dillard’s (non-collateral)(3)	BBB-/Baa3/BB+	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Living Spaces (non-collateral)(3)	NR/NR/NR	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Subtotal/Avg.		96,605	17.9%	$325,000	1.3%	$3.36

Major Tenants
Forever 21(4)	NR/NR/NR	81,772	15.1%	$0	0.0%	$0.00	12/31/2026	None	N
Foot Locker(5)	NR/Ba2/BB+	18,376	3.4%	$1,383,569	5.7%	$75.29	Various	None	N
H&M(6)	NR/NR/BBB	17,510	3.2%	$728,241	3.0%	$41.59	1/31/2032	2, 3-year	Y
Victoria’s Secret	NR/B1/BB-	14,115	2.6%	$904,630	3.7%	$64.09	1/31/2032	None	N
The Cheesecake Factory	NR/NR/NR	11,393	2.1%	$517,698	2.1%	$45.44	1/31/2033	2, 5-year	N
Finish Line	NR/NR/NR	9,000	1.7%	$479,970	2.0%	$53.33	1/31/2028	None	N
Akira	NR/NR/NR	7,845	1.5%	$404,018	1.7%	$51.50	8/31/2029	None	N
Tilly’s(7)	NR/NR/NR	7,530	1.4%	$246,231	1.0%	$32.70	2/28/2033	None	Y
American Eagle Outfitters(8)	NR/NR/NR	6,723	1.2%	$721,311	3.0%	$107.29	3/31/2032	None	Y
Buckle	NR/NR/NR	6,502	1.2%	$310,275	1.3%	$47.72	7/31/2028	None	N
Subtotal/Avg.		180,766	33.4%	$5,695,943	23.6%	$31.51

Other Tenants(9)		238,914	44.2%	$18,124,370	75.1%	$75.86
Occupied Subtotal/Avg.		516,285	95.4%	$24,145,313	100.0%	$46.77(10)

Vacant Space		24,701	4.6%
Total/Avg.		540,986	100.0%
(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Macy’s, Dillard’s and Living Spaces (which are not part of the Baybrook Mall Property) occupy 720,931 square feet and anchor the Baybrook Mall Regional Shopping Center. Such non-collateral anchors do not have operating covenants in place. Living Spaces is currently building out its space and not yet in occupancy.
(4)	Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744, which amount of percentage rent was underwritten for Forever 21.
(5)	Includes 13,936 square feet of Foot Locker space that expires on April 30, 2032 and 4,440 square feet of Kids Foot Locker space that expires on May 31, 2027.
(6)	H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 and December 31, 2026, or approximately $5,984,425 between January 1, 2028 and December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of its construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.
(7)	Tilly’s has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed $2,000,000 between November 1, 2027 and December 31, 2027. Tilly’s is required to pay a termination fee equal to 100% of the then unamortized portion of its construction allowance. Tilly’s sales for the TTM May 2024 period were $2,380,972.
(8)	American Eagle Outfitters has the right to terminate its lease upon 180 days’ notice if the tenant’s net sales fail to exceed $4,349,071 between April 1, 2027 and March 31, 2028 with payment of a termination fee equal to $117,652.50. American Eagle Outfitters’ sales for the TTM May 2024 period were $4,647,955.
(9)	Includes 5,151 square feet of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent.
(10)	Includes the following square feet as to which no base rent was underwritten: 81,772 square feet occupied by Forever 21, as to which only percentage rent is due, 5,151 square feet of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent. Occupied Subtotal/Wtd. Avg. Annual UW Rent PSF excluding these tenants is $56.73.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Baybrook Mall

The following table presents certain information relating to stores with the highest overall sales in order of their May 31, 2024 TTM Sales:

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2022 Sales	2021 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost(2)
Macy’s(3)	254,000	$57,100,000	$225	$48,500,000	$191	$48,500,000	$191	0.2%
Dillard’s(3)	299,681	$51,500,000	$172	$51,200,000	$171	$51,200,000	$171	0.2%
Apple	5,176	$47,138,150	$9,107	$38,944,983	$7,524	$38,624,755	$7,462	1.1%
Sephora	5,876	$9,194,514	$1,565	$12,049,893	$2,051	$12,789,992	$2,177	8.3%
Foot Locker	18,376(4)	$11,908,582	$648	$12,329,184	$671	$12,452,889	$678	14.3%
JCPenney	96,605	$11,700,000	$121	$11,300,000	$117	$11,300,000	$117	2.9%
Victoria’s Secret	14,115	$9,186,162	$651	$10,320,677	$731	$10,210,080	$723	15.7%
The Cheesecake Factory	11,393	$9,806,788	$861	$9,899,056	$869	$9,845,401	$864	5.8%
Forever 21	81,772	$7,596,815	$93	$6,230,995	$76	$6,496,805	$79	8.0%
H&M	17,510	$6,099,815	$348	$5,413,053	$309	$4,596,073	$262	17.0%
(1)	Information obtained from the borrower.
(2)	TTM 5/31/2024 Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements). For the non-collateral tenants Macy’s and Dillard’s, Occupancy Cost is based on their respective common area maintenance expense contributions.
(3)	Not part of the Baybrook Mall Property collateral.
(4)	Includes 13,936 square feet of Foot Locker space and 4,400 square feet of Kids Foot Locker Space.

The following table presents certain information relating to the lease rollover at the Baybrook Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
Vacant	NAP	24,701	4.6%	4.6%	NAP	NAP	NAP	NAP
MTM	4	5,896	1.1%	5.7%	$308,043	1.3%	1.3%	$52.25
2024	8	8,611	1.6%	7.2%	$1,005,321	4.2%	5.4%	$116.75
2025	18	21,559	4.0%	11.2%	$1,816,951	7.5%	13.0%	$84.28
2026	24	240,690	44.5%	55.7%	$4,458,740	18.5%	31.4%	$18.52
2027	22	43,312	8.0%	63.7%	$4,177,820	17.3%	48.7%	$96.46
2028	21	54,663	10.1%	73.8%	$3,321,909	13.8%	62.5%	$60.77
2029	15	42,280	7.8%	81.6%	$2,640,420	10.9%	73.4%	$62.45
2030	7	11,461	2.1%	83.8%	$833,557	3.5%	76.9%	$72.73
2031	2	1,208	0.2%	84.0%	$214,791	0.9%	77.8%	$177.81
2032	6	54,798	10.1%	94.1%	$3,511,886	14.5%	92.3%	$64.09
2033	7	28,476	5.3%	99.4%	$1,645,052	6.8%	99.1%	$57.77
2034	3	3,331	0.6%	100.0%	$210,822	0.9%	100.0%	$63.29
2035 & Thereafter	4	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	141	540,986	100.0%		$24,145,313	100.0%		$46.77
(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes the following square feet as to which no base rent was underwritten: 81,772 square feet occupied by Forever 21, as to which only percentage rent is due, 5,151 SF of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent. Total/Wtd. Avg. UW Rent PSF Rolling excluding these tenants is $56.73.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Baybrook Mall

The following table presents certain information relating to the underwritten cash flows at the Baybrook Mall Property:

Cash Flow Analysis(1)
	2020	2021	2022	2023	TTM 5/31/2024	UW	UW PSF
Gross Potential Rent(1)	$24,446,369	$25,720,119	$27,524,849	$28,432,717	$28,194,698	$28,171,016	$52.07
Reimbursements	$12,235,727	$10,638,392	$10,895,133	$11,417,589	$11,172,921	$11,141,965	$20.60
Other Income	$1,516,160	$1,860,280	$2,119,328	$2,297,302	$2,301,138	$2,168,140	$4.01
Effective Gross Income	$38,198,255	$38,218,791	$40,539,309	$42,147,608	$41,668,756	$41,481,121	$76.68

Real Estate Taxes	$5,440,425	$5,035,298	$4,702,799	$4,420,599	$4,217,902	$4,899,635	$9.06
Insurance	$247,003	$323,413	$366,254	$541,679	$614,253	$687,119	$1.27
Other Operating Expenses	$7,679,031	$6,915,653	$6,878,371	$7,265,360	$6,988,209	$5,684,423	$10.51
Total Operating Expenses	$13,366,460	$12,274,364	$11,947,424	$12,227,638	$11,820,364	$11,271,177	$20.83

Net Operating Income	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$30,209,945	$55.84
Replacement Reserves	$0	$0	$0	$0	$0	$232,624	$0.43
TI/LC	$0	$0	$0	$0	$0	$324,592	$0.60
Net Cash Flow	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$29,652,729	$54.81
(1)	Based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025, (ii) signed not occupied rent totaling $946,662, (iii) percentage rent totaling $808,724, (iv) overage rent totaling $1,237,029, (v) specialty leasing rent totaling $408,693 and (vi) kiosk revenue totaling $1,571,257.

Environmental. According to the Phase I environmental site assessment dated May 20, 2024, there was no evidence of any recognized environmental conditions at the Baybrook Mall Property.

The Market. The Baybrook Mall Property is located in Friendswood, Texas, west of the central business district of Houston and northwest of the George Bush Intercontinental Airport. Major industries include energy, aerospace, specialty chemical, healthcare and maritime. The city is also home to the Texas Medical Center, the largest medical center in the world, and the world’s largest concentration of health care and research institutions. Primary access to the local area is provided by Interstate 45, a major north-south arterial highway in the immediate area. State Route 35 and Gulf Freeway are the major north-south highways in the immediate area. Bay Area Boulevard and Long Prairie Road are the primary east-west roadways in the area. The Baybrook Mall Property is not accessible via public transportation. The primary mode of transportation in the immediate area is through automobile. Neighboring areas and the larger Houston metropolitan region are served by the Metropolitan Transit Authority of Harris County (METRO), which includes bus routes and park-and-ride services that Friendswood residents can access for commutes to Houston. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Southeast Outlier retail submarket was approximately 3.6% with average asking rents of $28.82 PSF and inventory of approximately 16.6 million square feet. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Houston market was approximately 5.0%, with average asking rents of $21.08 PSF and inventory of approximately 440.3 million square feet. According to the appraisal, the 2023 population within a one-mile-, three-mile and five- mile radius of the Baybrook Mall Property was 6,603, 76,142 and 211,728, respectively. The 2023 average household income within the same radii was $93,263, $102,629 and $122,801, respectively.

The appraisal identified three shopping centers in the Baybrook Mall Property’s primary competitive set as outlined below:

Competitive Set Summary(1)
Name	Baybrook Mall (subject)	Houston Galleria	Memorial City	Pearland Town Center
Address	500 Baybrook Mall	5075 Westheimer Road	303 Memorial City	11200 Broadway
City, State	Friendswood, TX	Houston, TX	Houston, TX	Pearland, TX
Rentable Area (SF)	1,261,917(2)	2,011,293	1,700,000	N/A
Year Built	1978	1970	1966	N/A
Anchor Tenants	Dillard's, Macy's, JCPenney	Macy's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	Dillard's JCPenney, Macy's	Dillard's, Macy's, Dick's Sporting Goods
Sales PSF	$863(3)	$980	$700	$406
Occupancy	95.4%(4)	95.0%	89.0%	94.0%
(1)	Source: Appraisal unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated June 30, 2024.
(3)	Based on the trailing 12-month period as of May 31, 2024.
(4)	Occupancy is not inclusive of non-collateral tenants. The Baybrook Mall Property is comprised of 540,986 square feet. Dillard’s, Macy’s and Living Spaces (collectively, 720,931 square feet) are not part of the collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents information relating to the appraisal’s market rent conclusion for the Baybrook Mall Property:

Market Rent Summary(1)
Space Type	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
0 to 1,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
1,501 to 2,500 SF Space:	$70.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
2,501 to 4,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
4,001 to 6,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
6,501 to 10,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
Snack Bars Space:	$135.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Food Court Space:	$145.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Restaurant Space:	$55.00	3.00%/year	60	Triple Net	$30.00 / $10.00	6.0% / 3.0%
Kiosk Space:	$360.00	3.00%/year	60	Gross	$10.00 / $2.00	6.0% / 3.0%
Large Tenants Over 10,000 SF Space:	$55.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Anchor Space:	$9.50	10% Midterm	120	Gross	$5.00 / $1.00	4.0% / 2.0%
Restaurant Outparcel Space:	$35.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Jewelry Space:	$150.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
(1)	Source: Appraisal.

The Borrower. The borrower is Baybrook Mall, LLC, a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Baybrook Mall Whole Loan.

The Borrower Sponsors. The borrower sponsors are Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC, which is owned by Nuveen Asset Management, LLC (“Nuveen”). Brookfield Properties Retail Holding LLC is an affiliate of Brookfield Property Partners L.P., the public real estate vehicle for Brookfield Asset Management Inc. Brookfield Property Partners, L.P. is a large global real estate company, with more than 1,000 managed properties and 380 million square feet of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality and development opportunities. The borrower is owned by a joint venture between Brookfield Properties Retail Holdings LLC (51%) and Nuveen (49%). Nuveen is an asset manager and wholly owned subsidiary of Teachers Insurance and Annuity Association. The non-recourse carveout guarantor is BPR Nimbus LLC.

Property Management. The Baybrook Mall Property is managed by Brookfield Properties Retail Inc., an affiliate of the borrower sponsors.

Escrows and Reserves.

Real Estate Taxes Reserve — During the continuance of a Cash Management Period (as defined below), the Baybrook Mall Whole Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months for the Baybrook Mall Property. Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

Insurance — During the continuance of a Cash Management Period, the Baybrook Mall Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, upon delivery to the lender of satisfactory evidence that the insurance policies required by the Baybrook Mall Whole Loan documents are maintained pursuant to blanket insurance policies and the insurance premiums have been paid not less than one year in advance (or in the case of policies delivered at origination, for the period of coverage under such policies, if less than one year), the requirement to make deposits into the insurance reserve will be waived. Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

Replacement Reserve — During the continuance of a Cash Management Period, the Baybrook Mall Whole Loan documents provide for ongoing monthly deposits of 1/12th of $0.25 per owned leasable square foot at the Baybrook Mall Property (initially approximately $11,271) into a reserve for capital expenditures, provided that the borrower’s obligation to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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make such deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed the product of (x) 24 and (y) the required monthly deposit amount (initially, such product will equal $270,493). Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

TI/LC Reserve — At origination, the borrower provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing approximately $1,984,194 (the “Upfront Rollover Amount”) into a reserve for existing tenant improvements, landlord work, tenant improvement allowances and leasing commissions. In addition, during a Cash Management Period, the Baybrook Mall Whole Loan documents provide for ongoing monthly deposits of 1/12th of $1.00 per owned leasable square foot at the Baybrook Mall Property (initially approximately $45,082) into a reserve for future tenant improvements, landlord work, tenant improvement allowances and leasing commissions, provided that the borrower’s obligation to make such deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed the product of (x) 24 and (y) the required monthly deposit amount (initially, such product will equal $1,081,972). Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

Guaranty of Limited Payment — At origination, the non-recourse carveout guarantor executed a Guaranty of Limited Payment, pursuant to which it guaranteed payment of the Baybrook Mall Whole Loan in an amount equal to the Upfront Rollover Amount. The amount guaranteed under such guaranty will be reduced on a dollar-for-dollar basis by an amount equal to the aggregate amount of expenditures actually made by the borrower or its affiliates for the outstanding amounts related to the Upfront Rollover Amount or for certain other costs permitted pursuant to the Baybrook Mall Whole Loan documents.

Anchor Tenant Reserve — During the continuance of an Anchor Tenant Trigger (as defined below), the borrower is required to deposit an amount equal to all excess cash flow (as described below under “Lockbox and Cash Management”) for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Baybrook Mall Property. The borrower’s obligation to make deposits into the anchor tenant reserve with respect to any individual Anchor Tenant Trigger will terminate once the aggregate amount deposited into the anchor tenant reserve with respect to such individual Anchor Tenant Trigger equals or exceeds the Individual Anchor Threshold Amount (as defined below).

“Anchor” means any of Macy’s, Dillard’s, JCPenney or Living Spaces, or any replacement tenant(s) of the foregoing that are subject to replacement leases for which (i) not less than (x) 75% of the space previously occupied by the respective Anchor is re-let if the aggregate annual gross rent under such replacement lease(s) is not less than 75% of annual gross rent under the original Anchor lease and (y) 50% of the space previously occupied by the respective Anchor is re-let if the aggregate annual gross rent under such replacement lease(s) is not less than 100% of annual gross rent under the original Anchor lease.

An “Anchor Tenant Trigger” means that any Anchor (A) has “gone dark” (i.e., ceased to be in occupancy or ceased to utilize its space for business purposes), other than a temporary closure that is less than 60 days or is in connection with (x) a restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) civil unrest, (B) is the subject of a bankruptcy proceeding, (C) has vacated its premises, (D) has terminated, cancelled or surrendered its lease, or (E) has failed to renew and/or extend its lease within the applicable renewal period.

An Anchor Tenant Trigger will end if, for any Anchor Tenant Trigger described in (i) clause (A) above, the Anchor has operated its business for no less than 30 consecutive days during normal business hours, (ii) clause (B) above, the bankruptcy is dismissed or the Anchor has emerged from such bankruptcy, or if the Anchor premises are leased by the borrower to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy or assumed by a replacement Anchor, (iii) clause (C) above, the Anchor has reoccupied its premises, (iv) clause (D) above, the Anchor has rescinded any notice to terminate, cancel or surrender its lease, (v) clause (E) above, the Anchor has renewed its lease pursuant to the terms thereof, or (vi) clauses (A) through (E) above, if the Anchor space is (x) owned by the borrower, the Anchor space is leased by one or more replacement Anchors, and (y) not owned by the borrower, the borrower delivers an officer’s certificate reasonably satisfactory to the lender stating that the Anchor Tenant Trigger does not result in the violation of co-tenancy requirements in leases representing more than 15% of the aggregate rent payable under in-line leases at the Baybrook Mall Property (or if such violation did occur, such violation has now been cured).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Baybrook Mall

An “Individual Anchor Threshold Amount” means, with respect to any Anchor, an amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor space as of the origination date.

Lockbox / Cash Management. The Baybrook Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Baybrook Mall Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below) directly into a lockbox account controlled by the lender, and to deposit any rents otherwise received by the borrower (other than Non-Core Income) into the lockbox account within two business days after receipt. Prior to a Cash Management Period, all funds in the lockbox account will be disbursed to the borrower’s operating account. Within two business days of written notification of the commencement of a Cash Management Period, the borrower is required to establish a lender controlled cash management account. During the continuance of a Cash Management Period or an Anchor Tenant Trigger, all funds deposited into the lockbox account are required to be swept each business day into the cash management account, to be applied and disbursed to pay (i) the tax and insurance escrow deposits, if any, described above, (ii) debt service under the Baybrook Mall Whole Loan, (iii) provided that no default exists as to which the lender has initiated an enforcement action, to pay budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted expenses), and budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted expenses), and extraordinary expenses for which the borrower has delivered a reasonably detailed explanation, (iv) subject to clause (v) below, the replacement and rollover reserve deposits, if any, described above, (v) (x) if both an Anchor Tenant Trigger and a Cash Management Period are continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iv) above, or (y) if only an Anchor Tenant Trigger is continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iii) above, in each case, up to the Individual Anchor Threshold Amount, into the anchor tenant reserve, and (vi) (x) if no Cash Sweep Period (as defined below) is continuing, to the borrower’s operating account, and (y) if a Cash Sweep Period is continuing, to an excess cash flow reserve to be held as additional collateral during the continuance of such Cash Sweep Period; provided that funds on deposit in such account will be made available to the borrower for the payment of certain property-level expenses and other uses, including REIT distributions up to $250,000.

“Non-Core Income” means (i) certain de minimis amounts of rents from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs that are directly attributable to the Baybrook Mall Property.

“Seasonal Leases” means leases or license agreements having a maximum term of one year or less.

A “Cash Management Period” means a period commencing upon the debt yield being less than 11.0% (the “CM Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A “Cash Sweep Period” means a period commencing upon (i) an event of default under the Baybrook Mall Whole Loan or (ii) the debt yield being less than 10.0% (the “CS Target Debt Yield,” and, together with the CM Target Debt Yield, each a “Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A Cash Sweep Period resulting from an event of default will end if such event of default is thereafter cured or waived.

A Cash Management Period or Cash Sweep Period resulting from a decline below the applicable Target Debt Yield will end if the borrower has maintained a debt yield equal to or in excess of the applicable Target Debt Yield for two consecutive calendar quarters or has either (i) prepaid the Baybrook Mall Whole Loan together with any then applicable prepayment fee, (ii) delivered cash to the lender, or (iii) delivered a letter of credit to the lender, in each case in an amount that if subtracted from the outstanding principal balance of the Baybrook Mall Whole Loan would cause the debt yield to equal or exceed the applicable Target Debt Yield.

For purposes of determining whether a Cash Sweep Period due to a decline in debt yield has been cured, the debt yield will be calculated net of funds in the excess cash flow reserve, provided that following any such calculation such funds may not be released unless a Cash Sweep Period no longer exists without giving credit to such amounts.

Upon the end of a Cash Sweep Period, all remaining funds in the Cash Management Account will be disbursed to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Baybrook Mall

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrower may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding the Anchor parcels (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are not required for the use of the remaining Baybrook Mall Property (the “Remaining Property”) or are either readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas, (iii) the borrower delivers evidence that the parcel subject to release is not necessary for the operation or use of the Remaining Property and may be readily separated from the Remaining Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Remaining Property and after giving effect to such transfer, the release parcel and the Remaining Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the Remaining Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to either approve or deny in writing within 30 days a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Baybrook Mall Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the Release Parcel.

Ground Lease. None.

Substitution. The borrower is also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest at or adjacent to the Baybrook Mall Regional Shopping Center (each, an “Acquired Parcel”) as collateral for the Baybrook Mall Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) there is no event of default, (ii) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are not required for the use of the Remaining Property or is readily re-locatable or will continue to serve the Remaining Property (and the borrower is able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (iii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser that appraised the Baybrook Mall Property or an appraiser of comparable experience selected by the borrower, (iv) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel and title insurance, (c) a property condition report indicating that the Acquired Parcel is in good condition if the Acquired Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $11,750,000, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the related Baybrook Mall Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the Remaining Property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Baybrook Mall Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution and (f) the lender has received a rating agency confirmation from the applicable rating agencies (unless the rating agencies waive review).

Addition of Parcels. In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land, together with any improvements thereon located, that constitutes an integral part of, adjoins or is proximately located near the Baybrook Mall Regional Shopping Center, which land was not owned by the borrower on the origination date and is not an Acquired Parcel (such acquired land, an “Expansion Parcel”), to become additional collateral for the Baybrook Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Baybrook Mall

Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel and (iii) the borrower delivers, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel and title insurance, (c) a property condition report indicating that the Expansion Parcel is in good condition if the Expansion Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $11,750,000, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the Baybrook Mall Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 6 – Langdon at Walnut Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Langdon at Walnut Park

Langdon at Walnut Park
12101 North Lamar Boulevard
Austin, TX 78753
AUSTIN
Round Rock
Brushy Creek
La Frontera Village
Crossing Point Shopping Center
Dell Round Rock
Round Rock Crossing
St. David's Surgical Hospital
WILLIAMSON COUNTY
McNeil Rd
MetroRail
Apple Campus
Jollyville
Northtech Business Center
Austin Continuum
Wells Branch
Bratton Ln
Howard Ln
HOWARD
McNeil Dr
AMTRAK
Cisco Systems
Flex
Riata Corporate Park
The Shops at Wells Branch
Wells Branch Pkwy
Scofield Ridge Pkwy
Parmer Ln
Pflugerville
Pecan St
American Tire Distributors, Inc.
Parmer Crossing
Harris Ridge Blvd
Walnut Crossing
Duval Rd
Great Hills
MoPac Expwy
St. David's North Austin Medical Center
Shops at Tech Ridge
HID Corporate Campus
Tech Ridge
Dessau Rd
Immanuel Rd
Northeast Metropolitan Park
Jollyville Rd
Ascension Seton NW Hospital
IBM
The Domain
Cisco
PayPal Data Services
Austin Comm. College - Northridge Campus
Tech Ridge Center
Dell Parmer South Campus
TRAVIS COUNTY
Arboretum Market
Gracywoods
Charles Schwab Corporate Office
KRAMER
Yager Ln
The Arboretum
Gateway Shopping Centers
Univ. of TX J.J. Pickle Research Ctr.
Metric Blvd
Braker Ln
Lamar Blvd
The Shops at Parmer Park
E. Howard Ln
Arboretum Crossing
Windsor Hills
Harris Branch Pkwy
Northwest Hills
Research Blvd
Chinatown Center
Dessau Rd
E. Parmer Ln
Samsung Austin Semiconductor
Rutland Dr
Rundberg Ln
Payton Gin Rd
Burnet Rd
Pioneer Crossing
Big Walnut Creek Greenbelt
Sprinkle Cutoff Rd
Anderson Ln
Northcross Center
Clinical Pathology Laboratories
Cameron Rd
Ferguson Ln
Crestview
Allandale
CRESTVIEW
St. Johns Ave
Koenig Ln
Applied Materials
Hancock Dr
HIGHLAND
Manor Expwy
Amazon
Springdale Rd
Decker Ln
The Linc
W. 45th St
Highland
Downtown Austin 5 miles
Windsor Park
Austin-Bergstrom Intl. Airport 10 miles
Northeast District Park
Johnny Morris Rd
Walter E. Long Metropolitan Park
Georgetown
Leander
Cedar Park
Round Rock
Hutto
Jollyville
Pflugerville
Lakeway
Bee Cave
AUSTIN
West Lake Hills
Manor
Downtown
Bear Creek
Garfield
Shady Hollow
Onion Creek
Wyldwood
HAYS COUNTY
BASTROP COUNTY
TRAVIS COUNTY
WILLIAMSON COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 6 – Langdon at Walnut Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$60,000,000	Title(2):	Fee / Leasehold
Cut-off Date Principal Balance:	$60,000,000	Property Type – Subtype:	Multifamily - Garden
% of Pool by IPB:	5.6%	Net Rentable Area (Units):	277
Loan Purpose:	Refinance	Location:	Austin, TX
Borrowers:	Walnut Equity LLC, Walnut Viva, LLC and Walnut Watertree LLC	Year Built / Renovated:	2018 / 2023
Borrower Sponsors:	Adam Daneshgar and George Daneshgar	Occupancy:	94.2%
Interest Rate:	6.25700%	Occupancy Date:	8/1/2024
Note Date:	8/29/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$2,875,162 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,388,403 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(3):	$3,661,735 (TTM 6/30/2024)
Original Amortization:	None	UW Economic Occupancy:	94.1%
Amortization Type:	Interest Only	UW Revenues:	$6,616,450
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,650,161
Lockbox / Cash Management:	Soft / Springing	UW NOI(3):	$4,966,288
Additional Debt:	No	UW NCF:	$4,897,038
Additional Debt Balance:	N/A	Appraised Value / Per Unit(4):	$90,100,000 / $325,271
Additional Debt Type:	N/A	Appraisal Date(4):	7/3/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$216,606
Taxes:	$1,180,085	$131,121	N/A	Maturity Date Loan / Unit:	$216,606
Insurance:	$76,976	$12,829	N/A	Cut-off Date LTV(4):	66.6%
Replacement Reserves:	$0	$5,771	N/A	Maturity Date LTV(4):	66.6%
Deferred Maintenance:	$15,625	$0	N/A	UW NCF DSCR:	1.29x
PHFC Payments Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$60,000,000	100.0%	Loan Payoff	$55,458,625	92.4%
			Closing Costs(5)	3,060,602	5.1
			Upfront Reserves	1,272,686	2.1
			Return of Equity	208,086	0.3
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The Langdon at Walnut Park Property (as defined below) is encumbered by a 99-year ground lease as part of the Pleasanton Housing Finance Corporation program (the “PHFC Program”). The Langdon at Walnut Park Mortgage Loan (as defined below) is secured by the borrowers’ leasehold interest and the Pleasanton Housing Finance Corporation’s (“PHFC”) fee interest in the Langdon at Walnut Park Property. See “The Property” below for further information.
(3)	The increase in UW NOI from Most Recent NOI is primarily due to the anticipated real estate tax savings related to the admission of the Langdon at Walnut Park Property into the PHFC Program.
(4)	The Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the “Hypothetical Market Value with Restricted Rents” value of the leasehold interest for the Langdon at Walnut Park Property, which assumes the Langdon at Walnut Park Property is encumbered by a ground lease as part of the PHFC Program, whereby certain units at the Langdon at Walnut Park Property are restricted for rent to tenants whose income does not exceed specified percentages of the area median income and that the ongoing payments due in connection with being a part of the PHFC Program are subordinate to the Langdon at Walnut Park Mortgage Loan. The market-based “As Is” appraised value as of July 3, 2024, which assumes no Tax Exemption (as defined below) for the Langdon at Walnut Park Property, is $67,100,000. See “The Property” below for further information.
(5)	Closing Costs include $900,000 in origination fees and approximately $1.1 million in upfront fees and related legal costs associated with entering the PHFC Program.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Langdon at Walnut Park

The Loan. The Langdon at Walnut Park mortgage loan (the “Langdon at Walnut Park Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is secured by the borrowers’ leasehold interest and the PHFC’s fee simple interest in a 277-unit, garden-style multifamily property located in Austin, Texas (the “Langdon at Walnut Park Property”). The Langdon at Walnut Park Mortgage Loan accrues interest at a fixed rate of 6.25700% per annum. The Langdon at Walnut Park Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Langdon at Walnut Park Property is a 277-unit garden-style multifamily complex located in Austin, Texas located approximately 11-miles north of downtown Austin. Constructed in 2018, the Langdon at Walnut Park Property consists of 15, three-story apartment buildings and one, two-story clubhouse/amenity building. The Langdon at Walnut Park Property offers amenities such as a fitness center, clubhouse, swimming pool, indoor spa/sauna, private detached garages, parking garage, dog park and outdoor grilling stations. Unit amenities include stainless steel appliances, patios/balconies, gas fireplaces, quartz countertops, walk-in closets and glass-encased walk-in showers. The unit mix includes 155, one-bedroom and 122, two-bedroom floorplans, with an average unit size of 978 square feet. In 2023, the borrower sponsors invested approximately $700,000 in renovations for 49, one-bedroom units and 41, two-bedroom units that included updated cabinetry and fixtures, new flooring and new appliances. On a per square foot basis, renovated units currently achieve rents that are approximately 7% higher than unrenovated units. The Langdon at Walnut Park Property features 457 open and garage parking spaces, resulting in a parking ratio of approximately 1.65 spaces per unit.

As of August 1, 2024, the Langdon at Walnut Park Property was 94.2% occupied. The average occupancy at the Langdon at Walnut Park Property from 2020 to 2023 was 95.8%, never falling below 90.8%.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
One Bedroom	106	38.3%	104	98.1%	788	$1,617	$2.05
One Bedroom Renovated	49	17.7%	43	87.8%	779	$1,711	$2.19
Two Bedroom	81	29.2%	76	93.8%	1,249	$2,212	$1.77
Two Bedroom Renovated	41	14.8%	38	92.7%	1,168	$2,218	$1.90
Total/Wtd. Avg.	277	100.0%	261	94.2%	978	$1,893	$1.94
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Pursuant to the PHFC Program, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing, (ii) the fee interest to the property is owned by the governing body overseeing the PHFC Program and (iii) the managing member of the borrower is an entity with minimal ownership interest (i.e. 0.01%) that is owned and controlled by the same governing body overseeing the PHFC Program. In order to receive the Tax Exemption, at least 90% of the 277 residential units at Langdon at Walnut Park Property must be restricted for rent to tenants whose household income does not exceed 140% of the area median family income (“AMI”). Additionally, at least 50% of the residential units (139 units) at Langdon at Walnut Park Property must be restricted for rent to individuals and households whose aggregate adjusted gross incomes does not exceed 80% of the AMI.

At origination, the borrowers entered into a 99-year ground lease between PHFC, as ground lessor, and the borrowers, as ground lessee (see “Ground Lease” below). The Langdon at Walnut Park Mortgage Loan is secured by the borrowers’ leasehold interest and PHFC’s fee interest in the Langdon at Walnut Park Property. The in-place rents at the Langdon at Walnut Park Property currently comply with the rent limits under the PHFC Program documents. The appraiser concluded the current rental rates are in-line with achievable rental rates for most units.

Concurrent with the origination of the Langdon at Walnut Park Mortgage Loan, all necessary documentation for admission into the PHFC Program was effectuated and as such, Langdon at Walnut Park Property is part of the PHFC Program; however, the Tax Exemption has not yet been granted by the applicable central appraisal district. Once issued, the Tax

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Langdon at Walnut Park

Exemption is expected to be retroactive to the date fee ownership in the Langdon at Walnut Park Property was transferred by the borrowers to PHFC (on or about August 29, 2024) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PHFC Program.

If (i) the Tax Exemption is not granted by August 29, 2025 or (ii) the PHFC Program documents are terminated, the Tax Exemption is lost and/or the borrowers otherwise surrender the leasehold estate created by the ground lease with PHFC and the borrowers acquire the fee interest in the Langdon at Walnut Park Property, the Langdon at Walnut Park Mortgage Loan documents require the borrowers to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the Langdon at Walnut Park Mortgage Loan within 60 days in the amount necessary for the Langdon at Walnut Park Property to satisfy both a debt service coverage ratio of 1.28x and a debt yield of 8.13% (the “PHFC Prepayment Amount”). The Langdon at Walnut Park Mortgage Loan documents provide recourse to the guarantor for the PHFC Prepayment Amount.

Counsel for the borrowers issued a legal opinion for the benefit of the lender opining that the Langdon at Walnut Park Property (including both the fee and leasehold interest therein) more likely than not will be held by the Travis Central Appraisal District to be exempt from ad valorem taxation under the Texas Property Tax Code. Until the Tax Exemption is granted, the borrowers are required to make monthly deposits into a real estate tax reserve.

Environmental. According to the Phase I environmental assessment dated July 11, 2024, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the Langdon at Walnut Park Property.

The following table presents certain information relating to the historical and current occupancy of the Langdon at Walnut Park Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
97.8%	92.7%	94.6%	94.2%
(1)	Historical occupancies represent the occupancy as of December 31 for each respective year.
(2)	Current occupancy is as of August 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Langdon at Walnut Park

The following table presents certain information relating to the operating history and underwritten cash flows of the Langdon at Walnut Park Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$5,598,093	$6,045,690	$6,058,565	$5,930,064	$21,408	100.1%
Vacancy Gross Up	0	0	0	368,640	1,331	6.2
Gross Potential Rent	$5,981,055	$6,461,295	$6,447,794	$6,298,704	$22,739	106.3%
(Vacancy/Concessions/Credit Loss)	(409,090)	(448,726)	(391,482)	(373,617)	(1,349)	(6.3)
Net Rental Income	$5,571,965	$6,012,569	$6,056,312	$5,925,087	$21,390	100.0%
Other Income(3)	590,112	692,533	691,363	691,363	2,496	11.7
Effective Gross Income	$6,162,076	$6,705,102	$6,747,675	$6,616,450	$23,886	111.7%

Total Expenses	$3,286,914	$3,316,700	$3,085,940	$1,650,161	$5,957	24.9%

Net Operating Income(4)	$2,875,162	$3,388,403	$3,661,735	$4,966,288	$17,929	75.1%

Total TI/LC, Capex/RR	0	0	0	69,250	250	1.0

Net Cash Flow	$2,875,162	$3,388,403	$3,661,735	$4,897,038	$17,679	74.0%
(1)	TTM column represents the trailing 12 months ending June 30, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is comprised of parking revenue, utility reimbursement and other miscellaneous fees.
(4)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily due to the anticipated real estate tax savings related to the admission of the Langdon at Walnut Park Property into the PHFC Program.

The Market. The Langdon at Walnut Park Property is located in Austin, Texas, approximately 11 miles north of downtown Austin. The Langdon at Walnut Park Property is located adjacent to Walnut Creek Metro Park, a 293-acre park featuring paved hiking, cycling, sports and recreational facilities. Additionally, the Langdon at Walnut Park Property is located within three miles of several retail centers including a Walmart, Lowe’s, Ross, Home Depot and an AMC Theater. The Austin metropolitan area is home to major employers including Dell, Oracle, Tesla, Samsung, Apple and the University of Texas at Austin.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius is 8,833, 147,885 and 315,682, respectively. Additionally, the estimated 2024 median household income within the same radii is $82,540, $75,340 and $78,018, respectively.

According to the appraisal, the Langdon at Walnut Park Property is located in the North Central Austin apartment submarket. As of the first quarter of 2024, the North Central Austin apartment submarket had an inventory of 26,431 units, a vacancy rate of 7.2% and average rental rates of $1,495 per unit. The appraisal concluded to market rents of $1,360-$1,790 for unrenovated one-bedroom units, $1,500-$1,910 for renovated one-bedroom units, $1,835-$2,600 for unrenovated two-bedroom units and $2,015-$2,555 for renovated two-bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Langdon at Walnut Park

The following table presents multifamily rental data at comparable properties with respect to the Langdon at Walnut Park Property:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built	Occupancy	Number of Units	Average Unit Size (SF)	Average Asking Rent ($/month)	Average Asking Rent ($/SF)
Langdon at Walnut Park	2018	94.2%	277	978	$1,893(2)	$1.94(2)
Austin, TX
Citadel Tech Ridge	2020	93.0%	308	871	$1,399	$1.61
Austin, TX
Austin Waters	2019	96.0%	300	861	$1,582	$1.84
Austin, TX
The Upland North ATX	2023	98.0%	311	878	$1,554	$1.77
Austin, TX
Lucent	2021	95.0%	368	954	$1,551	$1.63
Austin, TX
Bridge at Heritage	2021	95.0%	298	964	$1,829	$1.90
Woods
(1)	Source: Appraisal, except for the Langdon at Walnut Park Property, which information is based on the underwritten rent roll dated August 1, 2024.
(2)	Represents the average in-place rents of occupied units.

The Borrowers. The borrowers are Walnut Equity LLC, Walnut Viva, LLC and Walnut Watertree LLC, as tenants-in-common, each entity being a Delaware limited liability company and special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Langdon at Walnut Park Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Adam Daneshgar and George Daneshgar. Adam Daneshgar is the founder and president of Langdon Street Capital, a real estate investment company that acquires, manages, develops and finances real estate projects across multiple property types. Since 2011, Langdon Street Capital has acquired over 2,000 multifamily units and several retail properties and office complexes.

Property Management. The Langdon at Walnut Park Property is managed by RPM Living, LLC, a third-party property manager.

Escrows and Reserves. At origination, the borrowers deposited approximately $1,180,085 for property taxes, $76,976 for insurance premiums and $15,625 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the property taxes (taking into account any Tax Exemption in effect with respect to the Langdon at Walnut Park Property) that the lender estimates will be payable during the next 12 months (initially approximately $131,121 per month prior to the Tax Exemption being granted), provided that the borrowers will not be required to make the monthly escrow for Langdon at Walnut Park Property once the Tax Exemption has been formally granted by the central appraisal district and while it remains in effect.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premium (initially approximately $12,829 per month).

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $5,771 for replacement reserves ($250 per multifamily unit annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Langdon at Walnut Park

PHFC Payments Reserves – The lender is required to maintain a subaccount (the “PHFC Payments Subaccount”) as a reserve for the PHFC Payments (as defined below). The borrowers are not required to make monthly deposits in the PHFC Payments Subaccount in respect of the PHFC Payments so long as (i) no event of default has occurred and is continuing and (ii) the borrowers deliver evidence reasonably acceptable to the lender that the PHFC Payments due under the PHFC Program documents are paid on or prior to the applicable due date in accordance with the PHFC Program documents. To the extent deposits are required, the borrowers are required to pay to the lender an amount that is estimated by the lender to be sufficient to pay the next monthly or annual installment of the PHFC Payments due under the PHFC Program documents, and the lender will transfer such amounts to the PHFC Payments Subaccount. Provided that no event of default has occurred and is continuing, the lender will apply the funds in the PHFC Payments Subaccount to payments of the PHFC Payments required to be made by the borrowers under the PHFC Program documents.

Lockbox / Cash Management. The Langdon at Walnut Park Mortgage Loan is structured with a soft lockbox and springing cash management. The Langdon at Walnut Park Mortgage Loan documents require the borrowers to deposit, or cause the manager to deposit, all rents into the lockbox within three business days of receipt. If a Cash Management Period (as defined below) is not in effect, all funds in the lockbox will be swept daily into the borrowers’ operating account. During a Cash Management Period, all funds in the lockbox will be swept daily into a cash management account controlled by the lender and applied in accordance with the Langdon at Walnut Park Mortgage Loan documents.

A “Cash Management Period” will commence upon the earliest of (i) the stated maturity date, (ii) the occurrence of an event of default, (iii) the DSCR for the Langdon at Walnut Park Mortgage Loan as of the last day of any calendar quarter being less than 1.10x or (iv) the tax exemption has not been granted by August 29, 2025.

A Cash Management Period will end when, with respect to (A) clause (i) above, the Langdon at Walnut Park Mortgage Loan and all other obligations have been paid in full, (B) clause (ii) above, such event of default has been cured and no other event of default is continuing, (C) clause (iii) above, the Langdon at Walnut Park Property achieves a DSCR of at least 1.15x as of the end of any calendar quarter, or (D) clause (iv) above, the earlier to occur of the Tax Exemption being granted or the borrowers making the prepayment equal to the PHFC Prepayment Amount.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. At origination, (i) the borrowers entered into a ground lease between PHFC, as ground lessor, and the borrowers, as ground lessee, and (ii) PHFC Walnut LLC, an entity wholly-owned and controlled by PHFC (the “Managing Member”), was appointed as the managing member of the borrowers (0.01% membership interest). Pursuant to the ground lease, which is scheduled to terminate on September 30, 2123 with no extensions, the borrowers are required to pay PHFC, among other amounts, as applicable, (i) an annual compliance fee of $100 per unit, with 2% annual increases (the “Compliance Payment”) and (ii) an annual fee in an amount equal to 10% of the annual property tax savings (the “Savings Fee”, and together with the Compliance Payment, the “PHFC Payments”). PHFC, the Managing Member and the borrowers entered into a fee agreement agreeing that for so long as the Tax Exemption remains in effect, all fees required under the PHFC Program documents, including the PHFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the Langdon at Walnut Park Mortgage Loan and operating expenses due and owing. The lender has established a reserve for the PHFC Payments, provided, that absent a continuing event of default under the Langdon at Walnut Park Mortgage Loan, there is no obligation to make deposits into the PHFC Payments reserve unless the borrowers fail to provide evidence of timely payment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – New Jersey Logistics

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – New Jersey Logistics

New Jersey Logistics
400 Fairfield Road
Howell, NJ 07728
N.Y. City 39 miles
Trenton 33 miles
Old Bridge
Middlesex County
Marlboro
Holmdel
Red Bank
Lincroft
Monmouth County
Tinton Falls
Colts Neck
Eatontown
Manalapan
East Freehold
Freehold
West Freehold
Naval Weapons Station Earle
Adelphia
Howell Township
Farmingdale
Allenwood
Wall Township
Ocean County
Brick Township
Lakewood
Garden State Pkwy
Bell Works
Marlboro Plaza
Cambridge Square
Exclusive Plaza
Big Brook Park
Bella Vista Country Club
Cross Farm Park
Thompson County Park
Monmouth Museum
Brookdale Performing Arts Center
Brookdale Community College
Lincroft Park
Dorbrook Park
Due Process Stables GC
Suneagles Golf Club
The Colts Neck GC
Pebble Creek Golf Club
Hominy Hill Golf Course
Durand Park
Manalapan Commons
Battlefield Country Club
Monmouth Battlefield State Park
Freehold Raceway Mall
East Freehold Showgrounds
Poets Square
Cousins Plaza
CentraState Healthcare System
Freehold Marketplace
Jersey Shore Premium Outlets
Eagle Oaks Golf and Country Club
Turkey Swamp County Park
Monmouth Jet Center
Cruz Golf Club
Howell Park Golf Course
Manasquan County Reservoir
Allaire Village
Allaire State Park
Spring Meadow GC
Aldrich Plaza
Howell Commons
Union Hill Rd
Tennent Rd
Gordons Corner Rd
Pinebrook Rd
Wyncrest Rd
Taylor Mills Rd
Ryan Rd
Freehold Rd
Freehold Englishtown Rd
Conover Rd
Newman Springs Rd
Boundary Rd
Dutch Lane Rd
Cedar Dr
Phalanx Rd
Normandy Rd
Nutswamp Rd
Front St
Sycamore Rd
Colts Neck Rd
Asbury Ave
Points Rd
Park Ave
Halls Mill Rd
Schanck Rd
W. Main St
Howell Rd
Fairfield Rd
Elton Adelphia Rd
Adelphia Rd
Georgia Rd
Jackson Mills Rd
Yellowbrook Rd
Colts Neck Rd
Shafto Rd
Green Grove Rd
West Farms Rd
Hurley Pond Rd
18th Ave
Aldrich Rd
Oak Glen Rd
Lakewood Farmingdale Rd
Lakewood Allenwood Rd
Newtons Corner Rd
Herbertsville Rd
NJ Transit
18
79
3
9
520
34
35
537
33
195
524
547
Newton
Kinnelon
East Stroudsburg
Hopatcong
Wayne
Paramus
Paterson
Yonkers
Dover
Morristown
Clifton
Newark
Jersey City
New York
Washington
New Jersey
Easton
Phillipsburg
Bethlehem
Allentown
Martinsville
Plainfield
Elizabeth
Edison
Flemington
New Brunswick
South Brunswick
East Brunswick
Middletown
Penn.
Lambertville
Princeton
Old Bridge
Eatontown
Asbury Park
Doylestown
Trenton
Freehold
Lansdale
Levittown
Lakewood
King of Prussia
New Egypt
Toms River
Malvern
Philadelphia
Browns Mills
Atlantic Ocean
Camden
Beachwood
Springdale
Lindenwold

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – New Jersey Logistics

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,000,000	Title:	Fee
Cut-off Date Principal Balance:	$42,000,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	3.9%	Net Rentable Area (SF):	368,050
Loan Purpose:	Acquisition	Location:	Howell, NJ
Borrower:	400 Fairfield Road Owner, LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	MCB 2024 Lender LLC	Occupancy:	100.0%
Interest Rate:	6.30000%	Occupancy Date:	8/28/2024
Note Date:	8/28/2024	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	9/1/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	60 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,236,143
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,257,080
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,979,063
Additional Debt:	No	UW NCF:	$4,850,245
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$80,300,000 / $218
Additional Debt Type:	N/A	Appraisal Date:	8/14/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$114
Taxes:	$110,568	$55,284	N/A	Maturity Date Loan / SF:	$114
Insurance:	$82,550	$10,319	N/A	Cut-off Date LTV:	52.3%
Replacement Reserve:	$0	$3,067	N/A	Maturity Date LTV:	52.3%
TI/LC:	$1,000,000	$7,668	N/A	UW NCF DSCR:	1.81x
Rent Reserve:	$1,641,090	Springing	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,000,000	58.3%	Purchase Price(3)	$67,522,031	93.7%
Borrower's Equity	30,034,060	41.7	Upfront Reserves	2,834,209	3.9
			Closing Costs	1,677,820	2.3
Total Sources	$72,034,060	100.0%	Total Uses	$72,034,060	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	4th Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent NOI and Most Recent NOI are unavailable as the New Jersey Logistics Property (as defined below) was recently constructed in 2023.
(3)	The borrower received a credit of approximately $2,257,469 for deposits and interest and $150,000 for a seller’s credit in the purchase price of the New Jersey Logistics Property.

The Loan. The New Jersey Logistics mortgage loan, (the “New Jersey Logistics Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 368,050 square foot industrial property located in Howell, New Jersey (the “New Jersey Logistics Property”). The New Jersey Logistics Mortgage Loan accrues at an interest rate of 6.30000% per annum. The New Jersey Logistics Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The New Jersey Logistics Property is a single-story industrial warehouse and distribution building situated on a 36.48-acre site located in Howell, New Jersey. The improvements were completed in 2023 and features include 72 dock-high doors, four drive-in doors, 1% percent office space (proposed) and a clear ceiling height of 38 feet. The proposed office area is expected to be built on the south side adjacent to the car parking area and there are two entrances on the west side of Fairfield Road. The New Jersey Logistics Property contains approximately 105 surface parking spaces, reflecting an overall parking ratio of 0.29 spaces per 1,000 square feet of net rentable area. The New Jersey Logistics Property is entirely occupied by EDA International, Inc (“EDA”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – New Jersey Logistics

Sole Tenant. EDA International, Inc. (368,050 square feet; 100.0% of NRA: 100.0% of underwritten base rent). EDA is a United States based subsidiary of EDA Group Holdings Limited (“EDA Group”) that currently operates through approximately two million square feet of warehouse space in the United States. EDA Group is a China-based holding company primarily engaged in providing one-stop end-to-end supply chain solutions, covering international freight services as well as fulfillment services.

EDA Group logistics network covers various major trade lanes originating from China and reaching B2C e-commerce destinations around the world, including North America, Europe and Australia. EDA Group has a portfolio of third-party logistics service providers, comprising third-party warehouse providers, 300 international freight forwarding service providers, ocean carriers and air carriers and 80 local “last mile” fulfillment service providers. EDA Group manages 53 overseas warehouses in the United States, Canada, the United Kingdom, Germany and Australia, spanning three continents and over 20 cities in the world. Of the 53 overseas warehouses, 44 are third-party logistic company partnered warehouses.

EDA signed a 15-year, absolute triple-net lease at the New Jersey Logistics Property commencing in August 2024 at $14.00 per square foot in annual rent that expires in August 2039, with no extension option or termination options.

Environmental. According to the Phase I environmental assessment dated August 16, 2024, there is no evidence of any recognized or controlled environmental conditions at the New Jersey Logistics Property.

The following table presents certain information relating to the historical occupancy of the New Jersey Logistics Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical Occupancies are not available as the New Jersey Logistics Property was constructed in 2023.
(2)	Current Occupancy is as of August 28, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – New Jersey Logistics

The following table presents certain information relating to the sole tenant based on the net rentable area of the New Jersey Logistics Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
EDA International, Inc.	NR/NR/NR	368,050	100.0%	$14.42	5,307,281	100.0%	8/31/2039
Total Occupied		368,050	100.0%	$14.42	$5,307,281	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		368,050	100.0%

(1)	Based on the underwritten rent roll dated August 28, 2024.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes an annual 3% rent step totaling $154,581.

The following table presents certain information relating to the sole tenant lease expiration at the New Jersey Logistics Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034 & Beyond	1	368,050	100.0	5,307,281	100.0	368,050	100.0%	$5,307,281	100.0%
Total	1	368,050	100.0%	$5,307,281	100.0%
(1)	Based on the underwritten rent roll dated August 28, 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes an annual 3% rent step totaling $154,581.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – New Jersey Logistics

The following table presents certain information relating to the underwritten cash flows of the New Jersey Logistics Property:

Underwriting Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$5,307,281	$14.42	80.8%
Gross Potential Rent	$5,307,281	$14.42	80.8%
Total Reimbursements	1,257,080	$3.42	19.2
Net Rental Income	$6,564,361	$17.84	100.0%
(Vacancy/Credit Loss)	(328,218)	($0.89)	(5.0)
Effective Gross Income	$6,236,143	$16.94	95.0%
Total Expenses	1,257,080	$3.42	20.2
Net Operating Income	$4,979,063	$13.53	79.8%
Capital Expenditures	36,805	$0.10	0.6
TI/LC	92,013	$0.25	1.5
Net Cash Flow	$4,850,245	$13.18	77.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(2)	Rents in Place include a rent step totaling $154,581.

The Market. The New Jersey Logistics Property is located in Howell, and forms part of Central New Jersey. The region’s largest employment sector is professional and business services, comprising 20.6% of the workforce. Other employment sectors include trade, transportation and utilities and education and health services sectors, together accounting for 36.5% of employment. Central New Jersey’s largest employers include RWJBarnabas Health, Inc., Rutgers, The State University, United Airlines, Inc., Johnson & Johnson, Bank of America and CVS Health.

The New Jersey Logistics Property is located on Fairfield Road and Route 33 in Howell Township, bordered by Freehold, Colts Neck, Wall Township and Lakewood. Regional access is provided via Interstate 195, Route 9, Route 34 and I-195. Howell features a mix of suburban neighborhoods, with commercial, industrial and governmental uses. Major land uses include the US Naval Weapons Station Earle, Manasquan River Reservoir, Allaire State Park, Howell Park County Golf Course and Shore Oaks Golf Course. Howell is a growing residential community with areas of light industrial uses and office/warehouses uses in proximity to Routes 9 and 33. Nearby, there are light industrial and office/warehouse areas, with 18 industrial properties within a one-mile radius totaling about 900,000 square feet.

According to the appraisal, the New Jersey Logistics Property is located within the Central New Jersey warehouse/distribution market and the Monmouth County warehouse/distribution submarket. As of the third quarter of 2023, the Central New Jersey warehouse/distribution market contained inventory of approximately 300.5 million square feet, with a vacancy rate of 4.9% and an average rental rate of $16.68 per square foot. The Monmouth County warehouse/distribution submarket contained inventory of approximately 9.2 million square feet with a vacancy rate of 6.9% and an average rental rate of $14.23 per square foot as of the third quarter 2023. The Monmouth County warehouse/distribution submarket reported year-to-date net absorption of 55,822 square feet and 609,082 square feet of completed construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – New Jersey Logistics

The following table presents recent leasing data at comparable properties to the New Jersey Logistics Property:

Competitive Building Summary(1)
	Year Built / Renovated	Size (SF)	% Office	Clear Height	Tenant	Tenant Size (SF)	Rent PSF	Reimb.	Lease Date	Lease Term (Yrs.)
Property / Location
New Jersey Logistics Howell, NJ	2023 / NAP	368,050	1.00%	38.0'	EDA International, Inc.	368,050(2)	$14.00(2)	NNN(2)	Aug-24(2)	15.0(2)
1 Debaun Road Millstone Township, NJ	2023 / NAP	132,930	5.80%	32.0'	Soligent Distribution	54,973	$15.75	Net	Jan-24	5.0
1265 South River Road Cranbury, NJ	1999 / NAP	345,465	3.00%	32.0'	Moroccanoil	105,515	$15.65	Net	Dec-23	5.0
2615 U.S. 130 East Windsor, NJ	1989 / NAP	250,499	2.00%	25.0'	Braun's Express	64,496	$14.25	Net	Jul-23	5.0
1 Debaun Road Millstone Township, NJ	2023 / NAP	132,930	5.80%	32.0'	Berry Global	77,957	$15.75	Net	Mar-23	5.0
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated August 28, 2024.

The following table presents certain information relating to comparable industrial sales for the New Jersey Logistics Property:

Comparable Industrial Sales(1)
Property / Location	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Sales PSF
New Jersey Logistics Howell, NJ	368,050(2)	100.0%(2)	Aug-24	$69,929,500	$190.00	NAV
CenterPoint Industrial Park 34 Engelhard Drive Monroe Township, NJ	203,404	100.0%	Aug-23	$53,750,000	$264.25	$226.33
1 Debaun Road Millstone Township, NJ	132,930	100.0%	May-24	$41,100,000	$309.19	$255.26
151 Old New Brunswick Road Piscataway, NJ	89,070	100.0%	Mar-23	$21,300,000	$239.14	$223.07
45 – 51 Stouts Lane Monmouth Junction, NJ	111,051	100.0%	Mar-22	$25,562,849	$230.19	$204.50
19 Stults Road South Brunswick Township, NJ	190,146	100.0%	Feb-23	$44,700,000	$235.08	$219.28
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 28, 2024.

The Borrower. The borrower for the New Jersey Logistics Mortgage Loan is 400 Fairfield Road Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the New Jersey Logistics Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is MCB 2024 Lender LLC (“MCB”). MCB is a Baltimore based real estate firm with a diverse portfolio of operating assets and developments. MCB invests in industrial, office, retail, multifamily and mixed-use properties and selects special use assets with approximately 150 years in combined leadership experience and approximately $3 billion in assets under management. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties” in the Preliminary Prospectus.

Property Management. The New Jersey Logistics Property is managed by MCB Property Management LLC, an affiliate of the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 7 – New Jersey Logistics

Escrows and Reserves. At origination, the borrower deposited approximately (i) $110,568 into a real estate tax reserve, (ii) $82,550 into an insurance reserve, (iii) $1,000,000 into a TI/LC reserve and (iv) $1,641,090 into a rent reserve.

Real Estate Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $55,284.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,319.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $3,067 for replacement reserves (approximately $0.10 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $7,668 for TI/LC reserves (approximately $0.25 per square foot annually).

Rent Reserve – At any time that the lender disburses any funds in the rent reserve subaccount pursuant to the New Jersey Logistics Mortgage Loan documents, within 10 days following the notice from the lender, the borrower is required to pay to the lender an additional amount (the “Additional Rent Reserve Deposit”) equal to the difference between (i) the lender’s reasonable estimate of the aggregate amount of three months of rent that will be payable under the EDA lease and (ii) the balance then on deposit in the rent reserve subaccount (after deduction of the amount of the applicable disbursement from the rent reserve subaccount), which amount will be included in the notice to the borrower requesting such Additional Rent Reserve Deposit.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided that no other Cash Management Period (as defined below) is then continuing, the borrower is required to deposit with the lender all available cash (or such portion of available cash allocated by the lender for deposit into the special rollover reserve subaccount). The borrower will also be required to deposit with the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Sweep Lease (as defined below) (including in connection with any Major Sweep Tenant (as defined below) insolvency proceedings), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Sweep Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Sweep Lease.

Lockbox / Cash Management The New Jersey Logistics Mortgage Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. If the borrower or the property manager receive any rent with respect to the New Jersey Logistics Property, then the borrower or the property manager, as applicable, is required to deposit such amount into the lender-controlled lockbox account within one business day of receipt. If a Cash Management Period is in effect, funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account, to be applied in accordance with the New Jersey Logistics Mortgage Loan documents. If no Cash Management Period is continuing, funds are required to be swept on a daily basis into the borrower’s operating account. Available cash on deposit will be applied as follows: (a) during the occurrence of a Cash Management Period, other than a Cash Management Period continuing solely as a result of a Lease Sweep Period, to the special rollover reserve subaccount or (b) during a Cash Management Period, other than a Cash Management Period continuing solely because of the continuance of a Lease Sweep Period, to the lender; provided, however, that if a Lease Sweep Period has occurred and is continuing during the continuance of any other Cash Management Period (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period), the lender has the right (but not the obligation) to allocate funds in the cash collateral subaccount to the special rollover reserve subaccount to be held and disbursed in accordance with the New Jersey Logistics Mortgage Loan documents.

A “Cash Management Period” will commence upon (i) the stated maturity date of September 1, 2029, (ii) occurrence of an event of default, (iii) the debt service coverage ratio (“DSCR”) being less than 1.15x as of any calendar quarter, (iv) the commencement of a Lease Sweep Period or (v) the commencement of an EBITDAR Event Period (as defined below) following the first anniversary of the first calendar quarter after the origination date, and will end, as applicable, if (x) the lender gives notice to the clearing bank that the sweeping of funds into the lockbox account may cease, which notice will be required to be provided if (a) the New Jersey Logistics Mortgage Loan and all other obligations under the New Jersey

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 7 – New Jersey Logistics

Logistics Mortgage Loan documents have been repaid in full, (b) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing, (c) with respect to clause (iii) above, the DSCR is at least 1.20x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the Lease Sweep Period has ended and (e) with respect to clause (v) above, the EBITDAR Event Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (a) with respect to each Major Sweep Lease, the earlier to occur of (i) 12 months prior to the earliest stated expiration date of any Major Sweep Lease (including the stated expiration date of any renewal term) or (ii) upon the date required under a Major Sweep Lease by which the applicable Major Sweep Tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (b) the receipt by the borrower or property manager of notice from any Major Sweep Tenant exercising its right to terminate its Major Sweep Lease, (c) any Major Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date or the receipt by the borrower or property manager of notice from any Major Sweep Tenant of its intent to surrender, cancel or terminate the Major Sweep Lease (or any material portion thereof prior to its then-current expiration date), (d) the date that any Major Sweep Tenant under a Major Sweep Lease discontinues its business or no longer occupies its premise (i.e., “goes dark”) or gives notice that it intends to discontinue its business or no longer occupy its demised premises, (e) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Sweep Lease by the applicable Major Sweep Tenant, (f) the occurrence of a Major Sweep Tenant party insolvency proceeding or (g) the commencement of an EBITDAR Event Period.

A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Sweep Lease that gave rise to subject Lease Sweep Period, including brokerage commissions and tenant improvements and any anticipated shortfalls of payments required under the New Jersey Logistics Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (b) the occurrence of any of the following, with respect to clauses (1) (a) – (f) above, upon the earlier to occur (A) with respect to clause (a) – (d) above, the date on which such Major Sweep Tenant exercises its renewal or extension option with respect to all of the space demised under its Major Sweep Lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve account (during the continuance of a Lease Sweep Period) to pay for all anticipated approved Major Sweep Lease leasing expenses, free rent periods and/or rent abatement periods and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Major Sweep Lease that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the New Jersey Logistics Mortgage Loan documents and all approved Major Sweep Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) (b) above, if such termination option it not validly exercised by the subject Major Sweep Tenant by the latest exercise date specified in such Major Sweep Lease or is otherwise validly and irrevocably waived in writing by the related Major Sweep Tenant; (3) (d) above, the borrower delivers reasonably satisfactory evidence (a tenant estoppel certificate) to the lender that the applicable Major Sweep Tenant is in actual, physical possession of the space demised under the applicable Major Sweep Lease, open for business and is no longer dark in the space demised under the applicable Major Sweep Lease and such Major Sweep Tenant is paying full unabated rent; (4) (e) above, if the subject Major Sweep Tenant default has been cured and no other Major Sweep Tenant default has occurred for a period of three consecutive months; (5) (f) above, if the applicable Major Sweep Tenant insolvency proceeding has been terminated and the applicable Major Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender or (6) (g) above, the applicable EBITDAR Event Period has ended.

An “EBITDAR Event Period” means, following the first anniversary of the first calendar quarter following the origination date of the New Jersey Logistics Mortgage Loan, if, as of any calendar quarter, the EBITDAR Ratio (as defined below) for EDA Group Holdings Limited (the, “Lease Guarantor”) is less than 1.40x, and will end when, as applicable, (a) the EBITDAR Ratio for the Lease Guarantor equals or exceeds 1.40x or (b) the borrower has delivered to the lender the EBITDAR Maintenance Funds (as defined below) either in the form of cash or a letter of credit in the face amount equal to the applicable amount of the EBITDAR Maintenance Funds (the “EBITDAR Maintenance Letter of Credit”). The New Jersey Logistics Mortgage Loan is not currently in an EBITDAR Event Period.

“EBITDAR Ratio” means a percentage as reasonably determined by the lender (based on the financial and operating statements delivered by the borrower and/or the Lease Guarantor to the lender pursuant to the terms set forth in the New Jersey Logistics Mortgage Loan documents) on a trailing 12 month basis as of the date of calculation, which the EBITDAR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 7 – New Jersey Logistics

Ratio will be calculated as follows (i) the EBITDAR (as defined below) for the Lease Guarantor, divided by (ii) the aggregate EBITDAR Rents (as defined below) for the trailing 12 months plus rent for any other property for the trailing 12 months to the extent the Lease Guarantor is obligated to pay or guarantee the same.

“EBITDAR Maintenance Funds” means, so long as the Lease Guarantor’s EBITDAR Ratio is below 1.40x, an amount sufficient to achieve an EBITDAR Ratio of 1.40x for the Lease Guarantor in which funds may come in the form of cash or an EBITDAR Maintenance Letter of Credit; provided, however, that when determining the amount of EBITDAR Maintenance Letter Funds required to terminate the EBITDAR Event Period as of any calendar quarter, any existing EBITDAR Maintenance Funds held by the lender in the cash collateral subaccount will be taken into account when calculating the total among of EBITDAR Maintenance Funds required to be deposited with the lender pursuant to the terms of the New Jersey Logistics Mortgage Loan documents. The EBITDAR Maintenance Funds (including any EBITDAR Maintenance Letter of Credit) will be returned to the borrower when the EBITDAR Ratio for the Lease Guarantor equals or exceeds 1.40x.

“EBITDAR” means, with respect to the Lease Guarantor, the net operating income for such entity plus (i) paid interest and tax expenses, (ii) depreciation, (iii) amortization, (iv) other non-cash charges incurred during the applicable fiscal year, including, without limitation, non-cash impairment charges, (v) EBITDAR Rents for the New Jersey Logistics Property, (vi) rent for any other property to the extent the Lease Guarantor is obligated to pay or guarantee the same and (vii) corporate restructuring charges. The lender will calculate EBITDAR on a trailing 12 month basis from the date of calculation by the lender.

“EBITDAR Rents” means all base rent, base rent equivalents and “additional rent” payable by the tenant under the EDA lease to the borrower.

A “Major Sweep Lease” means (i) the EDA lease, (ii) any replacement lease or leases demising the space formerly leased to EDA and/or (iii) any lease or sublease of the New Jersey Logistics Property that covers 55,000 square feet or more of rentable square feet at the New Jersey Logistics Property.

A “Major Sweep Tenant” means any tenant under a Major Sweep Lease.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 8 – BioMed 2024 Portfolio 2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 8 – BioMed 2024 Portfolio 2

San Francisco Bay
San Francisco International Airport
Millbrae
Burlingame
San Mateo
Hillsborough
Foster City
San Mateo County
Redwood Shores
Bair Island
Belmont
San Carlos
Redwood City
San Mateo Bridge
San Francisco State Fish and Game Refuge
Bayshore Fwy
Junipero Serra Fwy

Somerville
CAMBRIDGE
Allston
Charles River
Back Bay
Brookline
BOSTON
Mass Pike
Massachusetts Institute of Technology
Harvard University
Boston University

Torrey Pines State Reserve
Torrey Pines
Sorrento Valley
SAN DIEGO
Pacific Ocean
University City
La Jolla
Hidden Valley
Soledad Natural Park
Rose Canyon Open Space
San Clemente Park
Los Peñasquitos Canyon Preserve
SAN DIEGO COUNTY
USMC Air Station Miramar
Jacob Dekema Fwy
San Diego Fwy
Soledad Fwy

BioMed 2024 Portfolio 2

1	200 Sidney	Cambridge, MA
2	Lincoln Centre	Foster City, CA
3	40 Erie Street	Cambridge, MA
4	4570 Executive Drive	San Diego, CA
5	9360-9390 Towne Centre Drive	San Diego, CA
6	21 Erie Street	Cambridge, MA
7	47 Erie Street Parking Structure	Cambridge, MA
8	Eastgate Mall	San Diego, CA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 8 – BioMed 2024 Portfolio 2

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype(7):	Various - Various
% of IPB:	2.8%	Net Rentable Area (SF)(8):	995,458
Loan Purpose:	Refinance	Location(7):	Various
Borrowers(2):	Various	Year Built / Renovated(7):	Various / Various
Borrower Sponsor:	BioMed Realty, L.P.	Occupancy:	93.8%
Interest Rate(3):	5.48759809004295%	Occupancy Date:	Various
Note Date:	8/9/2024	4th Most Recent NOI (As of):	$55,282,799 (12/31/2021)
Maturity Date:	8/9/2029	3rd Most Recent NOI (As of):	$58,687,190 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$59,155,334 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(11):	$60,248,205 (3/31/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$97,707,980
Call Protection(4):	YM0.5%(25),DorYM0.5%(28),O(7)	UW Expenses:	$25,625,813
Lockbox / Cash Management:	Hard / Springing	UW NOI(11):	$72,082,166
Additional Debt(1):	Yes	UW NCF:	$71,517,523
Additional Debt Balance(1):	$519,894,737 / $166,842,106	Appraised Value / Per SF(9):	$1,098,200,000 / $1,103
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date(10):	Various

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(12):	$552	$720
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(12):	$552	$720
TI / LC:	$0	Springing	(6)	Cut-off Date LTV:	50.1%	65.3%
Unfunded Obligations	$3,569,740	$0	N/A	Maturity Date LTV:	50.1%	65.3%
				UW NCF DSCR:	2.34x	1.67x
				UW NOI Debt Yield:	13.1%	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$549,894,737	64.0%	Loan Payoff	$845,920,651	98.5%
Subordinate Debt	$166,842,106	19.4	Closing Costs	$9,648,775	1.1
Sponsor Equity	$142,402,323	16.6	Upfront Reserves	$3,569,740	0.4
Total Sources	$859,139,166	100.0%	Total Uses	$859,139,166	100.0%
(1)	The BioMed 2024 Portfolio 2 Mortgage Loan (as defined below) is part of a whole loan that is comprised of 10 pari passu senior promissory notes and four junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $716,736,843 (the “BioMed 2024 Portfolio 2 Whole Loan”). The Cut-off Date Loan / SF, Maturity Date Loan / SF, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV presented above are based on the principal balance of the BioMed 2024 Portfolio 2 Senior Notes (as defined below).
(2)	The borrowers are BMR-21 Erie Street LLC, BMR-Lincoln Centre LP, BMR-Sidney Research Campus LLC and BRE-BMR Campus at Towne Centre LP.
(3)	Interest Rate represents the weighted average interest rate of component A and component B of the BioMed 2024 Portfolio 2 Whole Loan. Component A has an interest rate of 5.4313179% per annum and Component B has an interest rate of 5.9172279% per annum. The Interest Rate does not include the weighted average interest rate of component C and component D applicable to the BioMed 2024 Portfolio 2 Junior Notes. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus. The Interest Rate of the BioMed 2024 Portfolio 2 Whole Loan may change if any of the individual mortgaged properties securing the BioMed 2024 Portfolio 2 Whole Loan is released and any portion of any of the BioMed 2024 Portfolio 2 Mortgage Loan components is paid down in accordance with the BioMed 2024 Portfolio 2 Whole Loan documents. See “Release of Collateral” below for additional information related to permitted partial releases.
(4)	Defeasance of the BioMed 2024 Portfolio 2 Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 9, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” below.
(6)	The TI / LC Reserve is capped at an amount equal to the aggregate square footage (excluding the rentable square footage attributable to the 47 Erie Street Parking Structure mortgaged property) multiplied by $1.
(7)	See “Portfolio Summary” below.
(8)	The BioMed 2024 Portfolio 2 Properties are inclusive of 447 parking stalls located at the 47 Erie Street Parking Structure mortgaged property.
(9)	Appraised Value / Per SF excludes the value of the 47 Erie Street Parking Structure mortgaged property as there is not attributable square feet.
(10)	The appraisals were completed on various dates between April 22, 2024 and April 30, 2024.
(11)	Increase in UW NOI compared to Most Recent NOI is primarily attributable to (i) rent increases through May 31, 2025 and (ii) straight line rent credit for investment grade tenants.
(12)	Cut-off Date Loan / SF and Maturity Date Loan / SF exclude the 447 parking stalls located at the 47 Erie Street Parking Structure mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 8 – BioMed 2024 Portfolio 2

The Loan. The BioMed 2024 Portfolio 2 mortgage loan (the “BioMed 2024 Portfolio 2 Mortgage Loan”) is part of a whole loan with an outstanding balance of $716,736,843 and is comprised of (i) 10 pari passu senior notes with an aggregate outstanding balance of $549,894,737 (collectively, the “BioMed 2024 Portfolio 2 Senior Notes”) and (ii) four junior notes with an aggregate outstanding balance of $166,842,106 (collectively, the “BioMed 2024 Portfolio 2 Junior Notes”). The BioMed 2024 Portfolio 2 Junior Notes are generally subordinate in right of payment to the BioMed 2024 Portfolio 2 Senior Notes. The BioMed 2024 Portfolio 2 Mortgage Loan is evidenced by non-controlling Note A-5-2, with an initial principal balance of $30,000,000. The BioMed 2024 Portfolio 2 Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA (“GSBI”) and Wells Fargo Bank, National Association. The BioMed 2024 Portfolio 2 Whole Loan is secured by a first priority fee mortgage encumbering a portfolio of seven life science lab/office properties and one parking garage, totaling 995,458 square feet and 447 parking stalls located across California and Massachusetts (collectively, the “BioMed 2024 Portfolio 2 Properties”, and each individually, a “BioMed 2024 Portfolio 2 Property”).

The BioMed 2024 Portfolio 2 Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2024-BIO2 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The promissory notes comprising the BioMed 2024 Portfolio 2 Whole Loan are summarized in the below table.

BioMed 2024 Portfolio 2 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$139,957,896	$139,957,896	BX 2024-BIO2	Yes
A-2	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-3	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-4	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-5-1(1)	$45,000,000	$45,000,000	CREFI	No
A-5-2	$30,000,000	$30,000,000	BBCMS 2024-5C29	No
A-5-3(1)	$5,000,000	$5,000,000	CREFI	No
A-6	$40,000,000	$40,000,000	BANK5 2024-5YR9	No
A-7(1)	$40,000,000	$40,000,000	GSBI	No
A-8	$40,000,000	$40,000,000	BANK5 2024-5YR9	No
Total Senior Notes	$549,894,737	$549,894,737
B-1(2)	$66,736,843	$66,736,843	BX 2024-BIO2	No
B-2(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
B-3(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
B-4(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
Total Junior Notes	$166,842,106	$166,842,106
Whole Loan	$716,736,843	$716,736,843
(1)	Expected to be contributed to one or more future securitizations.
(2)	The BioMed 2024 Portfolio 2 Junior Notes will generally be subordinate in right of payment to the BioMed 2024 Portfolio 2 Senior Notes.

The Properties. The BioMed 2024 Portfolio 2 Properties consist of eight properties totaling approximately 995,458 square feet and 447 parking stalls, including seven lab/office properties and one parking garage property. Geographically, the BioMed 2024 Portfolio 2 Properties span two states and three key life science submarkets: Mid Cambridge, Boston (four properties, 58.8% of UW NOI), Peninsula, San Francisco (one property, 21.5% of UW NOI) and University Towne Center, San Diego (three properties, 19.7% of UW NOI).

As of the underwritten rent roll dated April 12, 2024, the BioMed 2024 Portfolio 2 Properties were 93.8% leased to 14 individual tenants, with a weighted average remaining lease term of 5.8 years. Tenancy across the BioMed 2024 Portfolio 2 Properties is generally comprised of biotech and life science companies including a mix of publicly traded, investment-grade rated and privately held companies. Approximately 48.2% of the BioMed 2024 Portfolio 2 Properties NRA is leased to investment-grade tenants, with the largest tenant, Illumina, Inc. (“Illumina”) (rated Baa3/BBB/BBB by Moody’s/S&P/Fitch), representing 20.8% of underwritten rent. Several of the BioMed 2024 Portfolio 2 Properties serve as domestic headquarters for companies such as Intellia Therapeutics, Inc. and Poseida Therapeutics, Inc.

Additionally, the BioMed 2024 Portfolio 2 Properties benefit from their rollover profile as evidenced by only 26.7% of NRA and 36.4% of underwritten rent expiring during the term of the BioMed 2024 Portfolio 2 Whole Loan. No greater than 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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of Portfolio NRA or 15.3% of underwritten rent is subject to roll during any single year during the term of the BioMed 2024 Portfolio 2 Whole Loan. Additionally, 36.2% of the BioMed 2024 Portfolio 2 Properties’ NRA is comprised of leases expiring in 2033. Additionally, among those tenants rolling during the term of the BioMed 2024 Portfolio 2 Whole Loan, UW rent is on average approximately 12.0% below the appraisal concluded market rents, offering potential mark-to-market opportunity.

The BioMed 2024 Portfolio 2 Properties fell into the following three categories prior to the closing of the BX 2024-BIO2 securitization: (i) two properties previously included in the LIFE 2021-BMR securitization transaction (the “BMR Same-Store Properties”), (ii) three properties previously included in the DBGS 2018-BIOD securitization transaction (the “BIOD Same-Store Properties”) and (iii) three properties previously encumbered with balance sheet financing. Since the closing of the LIFE 2021-BMR securitization transaction, the BMR Same-Store Properties have achieved UW NOI growth of approximately 42.7%. Similarly, the BIOD Same-Store Properties have achieved UW NOI growth of approximately 27.7% since the closing of the DBGS 2018-BIOD securitization transaction.

The following table presents a summary of certain information relating to the BioMed 2024 Portfolio 2 Properties:

Portfolio Summary
Property Name	City, State	Property Sub- Type	Year Built / Year Renovated	NRA(1)	% of Portfolio NRA(1)	Leased %(1)	Wtd. Avg. Remaining Lease Term (Yrs)(1)	UW NOI ($MM)(1)	% of Portfolio UW NOI(1)
200 Sidney	Cambridge, MA	Lab / Office	2000 / 2016	188,616	18.9%	100.0%	4.8	$24.3	33.7%
Lincoln Centre	Foster City, CA	Lab / Office	2017 / NAP	360,000	36.2%	100.0%	8.7	$15.5	21.5%
40 Erie Street	Cambridge, MA	Lab / Office	1996 / 2015	106,638	10.7%	100.0%	2.4	$10.6	14.7%
4570 Executive Drive	San Diego, CA	Lab / Office	2000 / 2019	125,550	12.6%	91.6%	1.6	$8.4	11.6%
21 Erie Street	Cambridge, MA	Lab / Office	1925 / 2018	51,914	5.2%	100.0%	6.2	$5.3	7.4%
9360-9390 Towne Centre Drive	San Diego, CA	Lab / Office	1990 / 2020	147,577	14.8%	65.6%(2)	5.6	$4.9	6.8%
47 Erie Street Parking Structure	Cambridge, MA	Parking Garage	1997 / NAP	NAP	NAP	NAP	NAP	$2.2	3.0%
Eastgate Mall	San Diego, CA	Lab / Office	1989 / 2020	15,163	1.5%	100.0%	5.3	$0.9	1.2%
Total/Wtd. Avg.				995,458	100.0%	93.8%	5.8	$72.1	100.0%
(1)	Information is based on the underwritten rent roll as of April 12, 2024.
(2)	Biosplice Therapeutics, Inc. currently leases 76,172 square feet at the 9360-9390 Towne Centre Drive mortgaged property and subleases 25,391 square feet to BioMed Realty, L.P. The remaining 50,781 square feet of non-subleased space was not being utilized by Biosplice Therapeutics, Inc. at the time or origination and, therefore, the lender underwriting considers such space to be vacant.

Major Tenants.

The three largest tenants based on underwritten base rent are Illumina, AbbVie Inc. (“AbbVie”) and Seres Therapeutics, Inc. (“Seres Therapeutics”).

Illumina (360,000 square feet; 36.2% of net rentable area; 20.8% of underwritten rent) (NASDAQ: ILMN): Illumina is a company specializing in sequencing and array-based solutions for genetic and genomic analysis with products servicing customers across several markets. Illumina’s customers include genomic research centers, academic institutions, government laboratories and hospitals, as well as pharmaceutical, biotechnology, commercial molecular diagnostic laboratories and consumer genomics companies. Illumina leases 360,000 square feet at the Lincoln Centre mortgaged property, with 200,000 square feet expiring in January 2033 and 160,000 square feet expiring in November 2033.

Illumina subleases a total of 133,800 square feet to three distinct sub-tenants at the Lincoln Centre mortgaged property. The weighted average sub-lease rent represents a premium to the in-place contractual rent under the Illumina lease. The lender underwriting is reflective of the in-place contractual rent under the Illumina prime lease.

AbbVie Inc., (A3/A-/NR by Moody’s/S&P/Fitch; 119,980 square feet; 12.1% of net rentable area) (NYSE: AABV): AbbVie is a global, research-based pharmaceutical company with products across immunology, oncology, aesthetics, neuroscience and eye care. AbbVie serves patients in over 175 countries and provides treatments for over 75 conditions. AbbVie employed approximately 50,000 employees in over 70 countries as of January 31, 2024. AbbVie leases 119,980 square feet at the 200 Sidney mortgaged property, with 57,850 square feet expiring in July 2028 and 62,130 square feet expiring in October 2029. A portion of the space leased through October 2029 was a recent extension by AbbVie.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Seres Therapeutics, Inc. (68,636 square feet; 6.9% of net rentable area; 13.1% of underwritten rent) (NASDAQ: MCRB): Seres Therapeutics operates as a microbiome therapeutics platform company that focuses on developing biological drugs designed to treat disease by modulating the microbiome to restore health and repair the function of a disrupted microbiome to a non-disease state. Seres Therapeutics’ first drug VOWST was approved by the U.S. Food and Drug Administration to prevent Clostridioides difficile infection. Seres Therapeutics’ current lease expires in January 2030.

The following table presents certain information relating to the tenants at the BioMed 2024 Portfolio 2 Properties:

Tenant Summary(1)(2)(3)
Tenant Name	Ratings (Moody’s/S&P/ Fitch)(4)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration
Illumina(5)	Baa3/BBB/BBB	360,000	36.2%	$38.04	$13,694,400	20.8%	Various(5)
AbbVie(6)	A3/A-/NR	119,980	12.1	NAV	NAV	NAV	Various(6)
Poseida Therapeutics, Inc.(7)	NR/NR/NR	86,568	8.7	$56.12	4,858,415	7.4	12/31/2029
Seres Therapeutics	NR/NR/NR	68,636	6.9	$125.66	8,624,800	13.1	1/13/2030
Intellia Therapeutics, Inc.	NR/NR/NR	65,319	6.6	$86.14	5,626,579	8.5	9/30/2026
MIL 21E, LLC	NR/NR/NR	51,914	5.2	$97.89	5,081,861	7.7	11/30/2030
BioMed Realty, L.P.(8)	NR/NR/NR	49,912	5.0	$54.02	2,696,246	4.1	6/22/2025
Human Longevity, Inc.(9)	NR/NR/NR	48,049	4.8	$80.81	3,882,840	5.9	Various(8)

SubTotal/Wtd Avg.		850,378	85.4%
Other Tenants(10)		83,716(11)	8.4%(11)	NAV	NAV	NAV
Occupied Collateral Total		934,094	93.8%	$70.56	$65,911,829	100.0%
Vacant Space		61,364	6.2
Collateral Total		995,458	100.0%
(1)	Information is based on the underwritten rent roll as of April 12, 2024, inclusive of rent steps through May 31, 2025.
(2)	Certain tenants reflected in the chart above, although paying rent, are not yet in occupancy with respect to all or a portion of their leased space and in those cases such space is currently “dark”, and/or have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “Description of the Mortgage Pool-Mortgage Pool Characteristics-Tenant Issues-Lease Expirations and Terminations-Other” in the Preliminary Prospectus for more information regarding the foregoing and related tenant issues.
(3)	Certain tenants reflected in the chart above may sublease square feet with respect to all or a portion of their leased space. See “Risk Factors— Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “Description of the Mortgage Pool-Mortgage Pool Characteristics-Tenant Issues-Other” in the Preliminary Prospectus for more information regarding the foregoing and related tenant issues. Human Longevity, Inc. subleases 25,394 square feet at the 4570 Executive Drive mortgaged property to Neogenomics at a rental rate of $64.56 per square foot NNN.
(4)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(5)	Illumina leases 360,000 square feet at the Lincoln Centre mortgaged property, with 200,000 square feet expiring on January 15, 2033 and 160,000 square feet expiring on November 15, 2033.
(6)	AbbVie leases 119,980 square feet at the 200 Sidney mortgaged property, with 57,850 square feet expiring on July 31, 2028 and 62,130 square feet expiring on October 31, 2029.
(7)	Poseida Therapeutics, Inc. occupies approximately 71,405 square feet at the 9360-9390 Towne Centre Drive mortgaged property and approximately 15,163 square feet at the Eastgate Mall mortgaged property.
(8)	BioMed Realty, L.P. is an affiliate of the borrower.
(9)	Human Longevity, Inc. leases 48,049 square feet at the 4570 Executive Drive mortgaged property with 13,433 square feet expiring on September 12, 2030 and 34,616 square feet expiring on September 12, 2025.
(10)	Other Tenant Net Rentable Area (SF) is inclusive of 25,391 square feet subleased to BioMed Realty, L.P. by Biosplice Therapeutics, Inc. Biosplice Therapeutics, Inc. currently leases 76,172 square feet at the 9360-9390 Towne Centre Drive mortgaged property but at the time of origination, was not utilizing the non-subleased space (50,781 square feet). For underwriting purposes, the lender has treated the non-subleased space as vacant.
(11)	Includes Biosplice Therapeutics, Inc., which subleases 25,391 square feet at the 9360-9390 Towne Centre Drive mortgaged property to BioMed Realty, L.P. at a rental rate of approximately $56.37 per square foot NNN.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the BioMed 2024 Portfolio 2 Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	61,364	6.2%	NAP	NAP	61,364	100.0%	NAP	NAP
2024	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.00%
2025	3	98,435	9.9%	$7,190,219	10.9%	98,435	9.9%	$7,190,219	10.9%
2026	3	82,325	8.3%	$6,774,994	10.3%	180,760	18.2%	$13,965,213	21.2%
2027	0	0	0.0%	$0	0.0%	180,760	18.2%	$13,965,213	21.2%
2028	2	84,656	8.5%	$10,055,763	15.3%	265,416	26.7%	$24,020,976	36.5%
2029	3	149,304	15.0%	$11,972,980	18.2%	414,720	41.7%	$35,993,956	54.7%
2030	4	159,374	16.0%	$16,223,473	24.6%	574,094	57.7%	$52,217,429	79.3%
2031	0	0	0.0%	$0	0.0%	574,094	57.7%	$52,217,429	79.3%
2032	0	0	0.0%	$0	0.0%	574,094	57.7%	$52,217,429	79.3%
2033	2	360,000	36.2%	$13,694,400	20.8%	934,094	93.8%	$65,911,829	100.0%
2034	0	0	0.0%	$0	0.0%	934,094	93.8%	$65,911,829	100.0%
2035 & Beyond	0	0	0.0%	$0	0.0%	934,094	93.8%	$65,911,829	100.0%
Total	17	995,458	100.0%	$65,911,829	100.0%	995,458	100.0%	$65,911,829	100.0%
(1)	Based on the underwritten rent roll as of April 12, 2024, inclusive of contractual rent steps through May 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the BioMed 2024 Portfolio 2 Properties:

Cash Flow Analysis(1)(2)
	2021	2022	2023	TTM 3/31/2024(3)	UW(3)	UW Per SF
Base Rent(4)	$53,692,596	$56,896,650	$57,041,567	$58,184,829	$62,811,907	$63.10
Rent Steps	0	0	0	0	3,099,922	$3.11
Credit Tenant Rent Steps	0	0	0	0	2,861,326	$2.87
Potential Income from Vacant Space	0	0	0	0	6,259,328	$6.29
Gross Potential Rent	$53,692,596	$56,896,650	$57,041,567	$58,184,829	$75,032,482	$75.37
Recoveries	$21,774,462	$21,833,220	$23,186,569	23,003,034	24,652,742	$24.77
Total Gross Income	$75,467,058	$78,729,870	$80,228,136	$81,187,863	$99,685,224	$100.14
(Vacancy)	0	0	0	0	(6,259,328)	($6.29)
Parking	3,479,391	3,767,727	4,244,294	4,282,083	4,282,083	$4.30
Effective Gross Income	$78,946,449	$82,497,597	$84,472,430	$85,469,946	$97,707,980	$98.15
Real Estate Taxes(5)	11,269,448	10,764,291	10,923,225	10,775,914	11,684,665	$11.74
Insurance	993,631	913,919	992,586	1,087,161	591,533	$0.59
Other Expenses(6)	11,400,571	12,132,197	13,401,285	13,358,667	13,349,615	$13.41
Total Expenses	$23,663,650	$23,810,406	$25,317,096	$25,221,741	$25,625,813	$25.74
Net Operating Income	$55,282,799	$58,687,190	$59,155,334	$60,248,205	$72,082,166	$72.41
Replacement Reserves	0	0	0	0	66,915	$0.07
TI/LC	$0	0	0	0	497,729	$0.50
Net Cash Flow	$55,282,799	$58,687,190	$59,155,334	$60,248,205	$71,517,523	$71.84

Occupancy (%)	100.0%	100.0%	98.8%	98.9%(1)	93.7%
NCF DSCR(7)	1.81x	1.92x	1.93x	1.97x	2.34x
NOI Debt Yield(7)	10.1%	10.7%	10.8%	11.0%	13.1%
(1)	Based on the underwritten rent roll as of April 12, 2024, with UW inclusive of (i) contractual rent increases through May 31, 2025 and (ii) straight line rent for investment-grade tenants.
(2)	Historical and underwritten cash flows have been adjusted to remove free rent and concessions.
(3)	Increase in UW NOI compared to TTM 3/31/2024 NOI is primarily attributable to (i) rent increases through May 31, 2025 and (ii) straight line rent credit for investment grade tenants.
(4)	UW Base Rent accounts for newly executed leases and excludes any free rent.
(5)	UW Real Estate Taxes are based on the borrower sponsor’s budget.
(6)	UW Other Expenses are inclusive of a 1.5% management fee.
(7)	NCF DSCR and NOI Debt Yield are based on the BioMed 2024 Portfolio 2 Senior Notes. Including the BioMed 2024 Portfolio 2 Junior Notes, NCF DSCR is 1.67x and NOI Debt Yield is 10.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisals. According to the appraisals, the BioMed 2024 Portfolio 2 Properties had an aggregate “as-is” value as of $1,098,200,000 as of various dates in April 2024, which reflects the aggregate as-is appraised value of the individual BioMed 2024 Portfolio 2 Properties, exclusive of any portfolio premium.

BioMed 2024 Portfolio 2 Appraised Value(1)
Property	Value	Capitalization Rate
200 Sidney	323,600,000	6.00%
Lincoln Centre	243,000,000	5.50%
40 Erie Street	151,900,000	6.00%
4570 Executive Drive	120,000,000	5.65%
9360-9390 Towne Centre Drive	141,000,000	5.50%
21 Erie Street	75,500,000	6.00%
47 Erie Street Parking Structure	28,000,000	6.50%
Eastgate Mall	15,200,000	5.50%
Total / Wtd. Avg.	$1,098,200,000	5.79%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessments dated as of various dates in April 2024, there was no evidence of any recognized environmental conditions at the BioMed 2024 Portfolio 2 Properties.

The Markets.

Boston – Cambridge Market. Four properties, comprising a total of 347,168 square feet and 447 parking stalls, are located in the Boston – Cambridge life science market, contributing approximately $42.4 million (approximately 58.8%) of UW NOI. The Boston – Cambridge life science market includes the largest property in the BioMed 2024 Portfolio 2 Whole Loan, the 200 Sidney mortgaged property (33.7% of UW NOI), which is 100.0% leased to AbbVie (63.6% of the property’s NRA) and Seres Therapeutics (36.4% of the property’s NRA).

The Boston – Cambridge market has been considered one of the most innovative life science cities in the world according to a third-party market report. Cambridge has provided leading healthcare and biotechnology firms with supportive infrastructure, access to top academic institutions, state-of-the-art laboratories and funding from leading venture capital firms. The life science corridor within the greater Boston area is home to over 500 companies, including some of the largest biopharmaceutical companies in the world. In 2023, biopharma companies with headquarters in Massachusetts received approximately $7.7 billion in venture capital funding, which is an increase from the pre-COVID-19 pandemic amount of $5.5 billion. The 2023 venture capital funding for biopharma companies with headquarters in Massachusetts represented approximately 31% of all national venture capital investments, an increase from the 2022 total of approximately 25%. Across Massachusetts, nearly 2,000 drugs are in the development pipeline and over 800 drugs are in stages of clinical trials, which represents 14.9% of the national pipeline (second only to California). Access to talent differentiates the Boston market with over 80 colleges and universities nearby as the Boston market represents the largest concentration of college students in the nation. Boston is also home to 22 hospitals and some of the top medical schools in the country, including Harvard Medical School, Tufts University School of Medicine and Boston University Chobanian & Avedisian School of Medicine. In the first quarter of 2024, triple-net market rents within the East and Mid Cambridge submarket were reported at $110.20 per square foot. Due to the lack of available and developable land, the vacancy rates within the East and Mid Cambridge submarket remain low as the submarket appears insulated from new supply.

San Francisco Market. Located within the San Francisco life science market, the Lincoln Centre mortgaged property comprises a total of 360,000 square feet and contributes approximately $15.5 million (approximately 21.5%) of UW NOI.

Centrally located in the San Francisco Peninsula submarket, the Lincoln Centre mortgaged property provides access to leading biotech clusters and research institutions in the Bay Area. According to a third-party market report, San Francisco is the second largest life science market in the United States and encompasses approximately 36 million square feet of lab space. The Bay Area is considered the “birthplace of biotechnology.” In 1976, Genentech, the world’s first biotech company, was founded in San Francisco. The Bay Area has since been home to one of the largest biotech clusters in the world as it comprises over 250 companies and features a workforce developed from top academic institutions nearby. The largest companies in the life science industry, including Roche (Genentech), Gilead, Illumina, Merck, Amgen, Abbott and the life science arm of Google (Verily), have established a presence in the Bay Area. The San Francisco life science market features

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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one of the densest concentrations of qualified life science professionals and has benefitted from the research, innovation and talent pool from nearby universities with life science incubators, such as Stanford, UC San Francisco and UC Berkeley. As of the fourth quarter of 2023, the monthly average asking rents in the Bay Area life science market remain near all-time highs. As of the second quarter of 2023, life science companies in the San Francisco Bay Area life science market employed over 116,000 individuals. Biotech venture capital funding in the Bay Area market increased in the fourth quarter of 2023, recording $2.06 billion in capital raised, which is an increase from the $1.91 billion raised in the third quarter of 2023 and $2.01 billion raised in the fourth quarter of 2022.

San Diego Market. Three of the BioMed 2024 Portfolio 2 Properties are located in the San Diego life science market, comprising a total of 288,290 square feet and contributing approximately $14.2 million (approximately 19.7%) of UW NOI.

According to a third-party market report, the San Diego life science market, often referred to as “Biotech Beach,” is recognized as one of the leading life science markets globally. As the third largest biotech cluster in the United States, the San Diego market has been a focus of major life science REITs and real estate investment due to its research institutions and investment activity from venture capital. The San Diego life science cluster is anchored by UC San Diego and the Scripps Research Institute, among other research institutes. The life science industry remains a cornerstone of San Diego’s economic landscape as the industry employs over 77,000 individuals across over 2,000 companies. The San Diego market’s demand for life science facilities, along with the lack of available space and rising construction costs, has led to several office and flex conversion plans in order to repurpose properties into life science space. In March 2024, Pfizer signed a 15-year, approximately 230,000 square foot lease for its oncology division at a complex along the San Diego coast. Pfizer’s lease marks the largest life science lease in 2024 and the lease is more than twice the size of 2023’s largest lease in the San Diego life science market. Since 2019, San Diego has received at least $1 billion in National Institutes of Health funding per year and in 2022, received a record $1.2 billion.

The following table presents certain market rent conclusions for the BioMed 2024 Portfolio 2 Properties:

Market Rent Conclusions(1)
Property Name	Appraisal Concluded Market Rent	UW Rent PSF(2)	Delta
200 Sidney	$115.00	$121.13	5.3%
Lincoln Centre	$75.00	$38.04	-49.3%
40 Erie Street	$110.00	$96.32	-12.4%
4570 Executive Drive	$79.20	$67.21	-15.1%
21 Erie Street	$105.00	$97.89	-6.8%
9360-9390 Towne Centre Drive	$78.00	$56.05	-28.1%
Eastgate Mall	$78.00	$57.00	-26.9%
Wtd. Avg.(3)	$97.41	$85.69	-12.0%
(1)	Source: Appraisals.
(2)	Based on underwritten rent rolls as of April 12, 2024, inclusive of contractual rent increases through May 31, 2025.
(3)	Wtd. Avg. is calculated based on UW Rent of the respective property.

The Borrowers. The borrowers are BMR-21 Erie Street LLC, BMR-Lincoln Centre LP, BMR-Sidney Research Campus LLC and BRE-BMR Campus at Towne Centre LP, each either Delaware limited liability companies or limited partnerships and special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the BioMed 2024 Portfolio 2 Whole Loan.

The Borrower Sponsor. The borrower sponsor is BioMed Realty, L.P., a Blackstone portfolio company, which indirectly owns and controls the borrowers. The borrower sponsor is a provider of real estate solutions to the life science and technology industries. The borrower sponsor owns and operates life science real estate comprising 16.1 million square feet concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder and Cambridge, United Kingdom. In addition, the borrower sponsor maintains a development platform with 2.7 million square feet of Class A properties in active construction, to meet the growing demand of the life science industry.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – BioMed 2024 Portfolio 2

The non-recourse carveout guarantor for the BioMed 2024 Portfolio 2 Whole Loan is BRE Edison L.P. The non-recourse carveout guarantor’s springing recourse liability for enumerated bankruptcy events is limited to 15% of the outstanding BioMed 2024 Portfolio 2 Whole Loan amount, plus costs of enforcement. In addition, the BioMed 2024 Portfolio 2 Whole Loan documents provide that the guarantor’s loss-recourse liability for environmental matters is limited to the aggregate pollution legal liability environmental insurance policy minimum limits applicable to the related mortgaged properties if the term of the related pollution legal liability property does not extend two years past the BioMed 2024 Portfolio 2 Whole Loan maturity.

Property Management. The BioMed 2024 Portfolio 2 Properties are managed by BioMed Realty LLC, a borrower-affiliated management company and Pro Park, LLC.

Escrows and Reserves.

Tax Reserve – During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit on each payment date 1/12th of an amount that the lender reasonably estimates will be payable for taxes during the next ensuing 12 months.

Insurance Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing and the BioMed 2024 Portfolio 2 Properties are insured under a blanket policy meeting the requirements set forth in the BioMed 2024 Portfolio 2 Whole Loan documents, in which case, no insurance escrows will be required.

Unfunded Obligations Reserve – At origination, the borrowers deposited approximately $3,569,740 into an unfunded obligations reserve for outstanding free rent, unfunded tenant improvement allowances and leasing commissions.

Rollover Reserve – During the continuance of a Cash Sweep Period, if the amount in the rollover reserve account is less than an amount equal to $1 multiplied by the aggregate square footage (excluding the rentable square footage attributable to the parking garage mortgaged property) (the “Rollover Reserve Cap”), the borrowers will be required to deposit on each payment date an amount equal to 1/12th of the Rollover Reserve Cap (or such lesser amount that would cause the amounts on deposit in the rollover reserve account to equal the Rollover Reserve Cap).

Lockbox / Cash Management. The BioMed 2024 Portfolio 2 Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed 2024 Portfolio 2 Properties into restricted lockbox accounts in the name of certain of the borrowers for the benefit of the lender to the extent set forth in the BioMed 2024 Portfolio 2 Whole Loan documents. During a Cash Sweep Period, funds on deposit in the lockbox accounts are required to be transferred to a single segregated account, a cash management account, held in trust and for the benefit of the lender. After application of such funds as provided in the BioMed 2024 Portfolio 2 Whole Loan documents, during a Cash Sweep Period excess cash is swept to a reserve, provided that (i) such excess cash sweep is capped at the Trigger Prepayment Amount (as defined below), and (ii) funds in such reserve may be applied to certain expenses and distributions, and may be replaced by an excess cash flow guaranty. If a Cash Sweep Period does not exist, the borrowers have access to the lockbox accounts and may direct funds be transferred to an account designated by the borrowers that is not pledged as security for the BioMed 2024 Portfolio 2 Whole Loan or the mezzanine loan.

“Cash Sweep Period” means a period commencing upon the earliest to occur of: (i) an event of default under the BioMed 2024 Portfolio 2 Whole Loan; (ii) certain bankruptcy or insolvency events with respect to the borrowers; (iii) the debt yield on the BioMed 2024 Portfolio 2 Whole Loan (and if outstanding, any mezzanine loan) falling below 7.00% for two consecutive calendar quarters immediately preceding the applicable debt yield determination date set forth in the BioMed 2024 Portfolio 2 Whole Loan documents (a “Debt Yield Trigger Event”) or (iv) an event of default under the mezzanine loan documents; and expiring upon, with respect to: (w) clause (i) above, such event of default is no longer continuing; (x) clause (ii) above, such bankruptcy action, only in the event of an involuntary bankruptcy action that was not consented to by a borrower or its general partner or managing member, as applicable, is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (y) clause (iii) above, (1) such debt yield is equal to or greater than 7.00% on the first day of each of two consecutive calendar quarters, (2) immediately upon the borrowers’ and/or the mezzanine borrower’s prepayment of the BioMed 2024 Portfolio 2 Whole Loan and/or the mezzanine loan, as applicable, in an amount (the “Trigger Prepayment Amount”) such that the debt yield is equal to 7.00% without any obligation to wait two

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 8 – BioMed 2024 Portfolio 2

consecutive quarters or (3) the borrowers deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt yield equal to 7.00% (as applicable, the “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the lender in escrow as additional collateral for the BioMed 2024 Portfolio 2 Whole Loan and the mezzanine borrower delivers to the mezzanine lender cash or a letter of credit in an amount equal to the lender’s allocation (as defined in the mezzanine loan agreement) of the Debt Yield Cure Collateral amount (the “Mezzanine Debt Yield Cure Collateral”), which Mezzanine Debt Yield Cure Collateral will be held by the mezzanine lender in escrow as additional collateral for the mezzanine loan, and is required to be returned to the borrowers by the lender and be returned to the mezzanine borrower by the mezzanine lender upon the earlier of (A) the occurrence of a Debt Yield Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (B) the repayment of the BioMed 2024 Portfolio 2 Whole Loan or the mezzanine loan debt, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the lender’s allocation of the Trigger Prepayment Amount, and (z) clause (iv) above, such mezzanine loan default is no longer continuing. For the avoidance of doubt, the Debt Yield Cure Collateral cannot be applied by the lender and the debt yield guaranty may not be drawn on by the lender to satisfy any portion of the BioMed 2024 Portfolio 2 Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the Debt Yield Trigger Event cure is achieved by delivery of the Debt Yield Cure Collateral to the lender and delivery of the Mezzanine Debt Yield Cure Collateral to the mezzanine lender, the applicable Debt Yield Trigger Event will cease upon delivery of such Debt Yield Cure Collateral to the lender and such Mezzanine Debt Yield Cure Collateral to the mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed 2024 Portfolio 2 Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed 2024 Portfolio 2 Whole Loan documents relating to all or a material portion of the applicable BioMed 2024 Portfolio 2 Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed 2024 Portfolio 2 Whole Loan documents.

Subordinate Debt and Mezzanine Debt. The BioMed 2024 Portfolio 2 Whole Loan also includes the BioMed 2024 Portfolio 2 Junior Notes. The BioMed 2024 Portfolio 2 Junior Notes bear interest at the weighted average of the interest rate of BioMed 2024 Portfolio 2 Mortgage Loan component C (which is 6.6442479% per annum) and component D (which is 7.7308079% per annum). Payments on the BioMed 2024 Portfolio 2 Junior Notes are generally subordinate to payments on the BioMed 2024 Portfolio 2 Senior Notes, provided that the BioMed 2024 Portfolio 2 Junior Notes receive payments of interest prior to principal payments being made on the BioMed 2024 Portfolio 2 Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The BioMed 2024 Portfolio 2 Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine Debt. Provided that no event of default is continuing under the BioMed 2024 Portfolio 2 Whole Loan documents, a constituent party of the borrowers is permitted to incur a mezzanine loan (the “BioMed 2024 Portfolio 2 Mezzanine Loan”) secured by the equity interest held by such constituent party in the borrowers under the BioMed 2024 Portfolio 2 Whole Loan, subject to the satisfaction of certain requirements set forth in the BioMed 2024 Portfolio 2 Whole Loan documents, which include, but are not limited to: (i) the combined loan-to-value ratio based on the BioMed 2024 Portfolio 2 Whole Loan and the BioMed 2024 Portfolio 2 Mezzanine Loan is not greater than 65.3%; (ii) the combined debt yield based on the BioMed 2024 Portfolio 2 Whole Loan and the BioMed 2024 Portfolio 2 Mezzanine Loan is no less than 9.66%; (iii) the execution of an intercreditor agreement acceptable to the lender; and (iv) the maturity of the BioMed 2024 Portfolio 2 Mezzanine Loan is coterminous with, or longer than, the maturity date of BioMed 2024 Portfolio 2 Whole Loan. No rating agency confirmation is required for the issuance of the BioMed 2024 Portfolio 2 Mezzanine Loan. The mezzanine loan may bear a floating rate of interest, in which case the mezzanine borrower will be required to obtain an interest rate cap agreement from an institutional lender, the strike price of which will be used to calculate the debt service coverage ratio on the BioMed 2024 Portfolio 2 Whole Loan. Provided that there is no event of default under the BioMed 2024 Portfolio 2 Whole Loan, the mezzanine loan may be prepaid at a discount pursuant to negotiated transactions solely with the mezzanine lender. Provided that there is no event of default under the BioMed 2024 Portfolio 2 Whole Loan, the mezzanine loan may be voluntarily prepaid without any obligation to make a corresponding prepayment of the BioMed 2024 Portfolio 2 Whole Loan; provided that the foregoing will not apply to prepayments made (x) to achieve Debt Yield Trigger Event cure, (y) in connection with the partial release of a BioMed 2024 Portfolio 2 Property and (z) from excess cash flow reserve funds, which in each case are required to be made concurrently with a pro rata prepayment of the BioMed 2024 Portfolio 2 Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 8 – BioMed 2024 Portfolio 2

Partial Release. The borrowers may at any time obtain the release of an individual BioMed 2024 Portfolio 2 Property from the lien of the BioMed 2024 Portfolio 2 Whole Loan and the release of the applicable borrower’s obligations under the BioMed 2024 Portfolio 2 Whole Loan documents with respect to the released BioMed 2024 Portfolio 2 Property, subject to the satisfaction of certain conditions, including, but not limited to, (i) payment of the applicable Release Amount (as defined below) together with, if such prepayment is made prior to the Permitted Par Prepayment Date (as defined below), any Yield Maintenance Premium (as defined below) then required or, if after the defeasance lockout period, defeasance of the applicable Release Amount, (ii) after giving effect to such release, the debt yield of the BioMed 2024 Portfolio 2 Whole Loan as of the determination date immediately preceding such release is greater than or equal to 9.66% and (iii) compliance with certain REMIC provisions. Notwithstanding the foregoing, if the foregoing debt yield requirement is not satisfied and the release of such BioMed 2024 Portfolio 2 Property is in connection with an arms-length transaction to a third party, the borrowers may obtain the release of such BioMed 2024 Portfolio 2 Property upon payment to the lender of an amount equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such BioMed 2024 Portfolio 2 Property and (ii) the greater of (x) the applicable Release Amount for such BioMed 2024 Portfolio 2 Property together with any Yield Maintenance Premium then required and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt yield requirement, together with any Yield Maintenance Premium then required. In connection with any release where the amount to be prepaid is less than the Mortgage ALA (defined below) for such BioMed 2024 Portfolio 2 Property, the Mortgage ALA for each BioMed 2024 Portfolio 2 Property that will remain subject to the lien of the BioMed 2024 Portfolio 2 Whole Loan will each be increased on a pro rata basis by the amount of such shortfall, provided that to the extent such increase will require amending any mortgage which contains a cap on the amount secured by such mortgage that is less than the reallocated Mortgage ALA, the borrowers will pay the cost of any mortgage recording tax.

“Release Amount” means, for a BioMed 2024 Portfolio 2 Property, the lesser of (a) the outstanding principal amount of the BioMed 2024 Portfolio 2 Whole Loan (plus interest and any other amounts that may be due) and (b) the product of the allocated mortgage loan amount (“Mortgage ALA”) for such BioMed 2024 Portfolio 2 Property (as adjusted pursuant to the BioMed 2024 Portfolio 2 Whole Loan documents, if applicable), multiplied by (i) 105%, until such time as the outstanding BioMed 2024 Portfolio 2 Whole Loan amount has been reduced to $501,715,790, and (ii) thereafter, 110%.

“Yield Maintenance Premium” means, with respect to each BioMed 2024 Portfolio 2 Whole Loan component being prepaid, an amount equal to the greater of (a) one-half of one percent (0.50%) of the outstanding principal amount of such component to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount of such component being prepaid under the BioMed 2024 Portfolio 2 Whole Loan documents assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such BioMed 2024 Portfolio 2 Whole Loan component is paid on February 9, 2029 (the “Permitted Par Prepayment Date”) (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding payment date in the event such payment is not made on a payment date), over (ii) the principal amount being prepaid; provided, that with respect to any prepayment of any portion of the BioMed 2024 Portfolio 2 Whole Loan that is made after the payment date in January 2029, but prior to the Permitted Par Prepayment Date, the Yield Maintenance Premium will be zero.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 9 – Stonebriar Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Stonebriar Centre

KidZania
2ND LEVEL
HYATT REGENCY
2ND LEVEL
NORDSTROM
DICK'S
Dillard's
macy's
jcpenney
VACANT
VACANT
SEPHORA
ATHLETA
chico's
QUAY
LUSH
lululemon
HOLLISTER
MANGO
ALDO
VANS
KAY
KIDS
PLACE
POTTERY BARN
WILLIAMS SONOMA
SAMSUNG
BANANA REPUBLIC
Capital One
VICTORIA'S SECRET
purple
zumiez
BARNES NOBLE
DAVE & BUSTER'S
LEVEL ONE
Anchor / Major
In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 9 – Stonebriar Centre

KidZania
HYATT REGENCY
NORDSTROM
LOFT
ZARA
TILLY'S
DICK'S SPORTING GOODS
CHAMPS
macy's
Dillard's
COACH
PACSUN
Boot Barn
AMERICAN EAGLE OUTFITTERS
H&M
pottery barn
GARAGE
abercrombie
OAKLEY
UNIQLO
aerie
T-Mobile
BARNES & NOBLE
The Cheesecake Factory
DAVE & BUSTER'S
amc THEATRES
jcpenney
VACANT
LEVEL TWO
Anchor / Major
In line
Vacant
Not Part of the Collateral
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 9 – Stonebriar Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 9 – Stonebriar Centre

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	2.8%	Net Rentable Area (SF)(5):	1,096,880
Loan Purpose:	Refinance	Location:	Frisco, TX
Borrowers:	Stonebriar Mall, LLC and Stonebriar Anchor Acquisition II LLC	Year Built / Renovated:	2000 / NAP
Borrower Sponsors:	GGP/Homart II L.L.C., Brookfield Properties Retail Holding LLC and New York State Common Retirement Fund	Occupancy:	96.7%
Interest Rate:	6.99900%	Occupancy Date:	4/30/2024
Note Date:	7/1/2024	4th Most Recent NOI (As of):	$35,383,290 (12/31/2021)
Maturity Date:	7/1/2029	3rd Most Recent NOI (As of):	$39,193,479 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$43,557,495 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$43,691,924 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$58,468,101
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$15,644,476
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$42,823,625
Additional Debt(1):	Yes	UW NCF:	$41,565,493
Additional Debt Balance(1):	$225,000,000	Appraised Value / Per SF:	$605,000,000 / $552
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/13/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$232
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$232
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	42.1%
Replacement Reserves:	$0	Springing	$438,752	Maturity Date LTV:	42.1%
TI / LC Reserve:	$0	$91,407	$2,193,760	UW NCF DSCR:	2.30x
Gap Rent Reserve(4):	$756,921	$0	N/A	UW NOI Debt Yield:	16.8%
Rollover Reserve(4):	$11,720,606	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$255,000,000	100.0%	Loan Payoff:	$242,815,054	95.2%
			Upfront Reserves(4):	10,449,929	4.1
			Return of Equity:	923,513	0.4
			Closing Costs:	811,504	0.3
Total Sources	$255,000,000	100.0%	Total Uses:	$255,000,000	100.0%
(1)	The Stonebriar Centre Mortgage Loan (as defined below) is part of a whole loan that is evidenced by nine pari passu promissory notes with an aggregate original principal balance of $255,000,000 (the “Stonebriar Centre Whole Loan”). The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the Stonebriar Centre Whole Loan.
(2)	Defeasance of the Stonebriar Centre Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization that includes the last portion of the Stonebriar Centre Whole Loan to be securitized and (b) July 1, 2027. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of BBCMS 2024-5C29 securitization in September 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Initial Reserves consist of an Upfront Rollover Reserve ($11,720,606) and an Upfront Gap Rent Reserve ($756,921). The borrowers funded $10,449,929 into such reserves at origination, with the remaining $2,027,598 being guaranteed by GGP/Homart II L.L.C, the non-recourse carveout guarantor, as limited payment guarantor.
(5)	The Stonebriar Centre Property (as defined below) is part of a larger retail development consisting of 1,812,610 square feet (“SF”), including non-collateral tenants such as Dillard’s (206,133 SF), Macy’s (200,544 SF), Nordstrom (134,150 SF) and a vacant former Sears (162,903 SF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 9 – Stonebriar Centre

The Loan. The Stonebriar Centre mortgage loan (the “Stonebriar Centre Mortgage Loan”) is part of a whole loan that is evidenced by nine pari passu promissory notes with an aggregate original principal balance of $255,000,000 and is secured by a first priority fee mortgage encumbering a 1,096,880 SF super regional mall located in Frisco, Texas (the “Stonebriar Centre Property”). The Stonebriar Centre Mortgage Loan is evidenced by the non-controlling Note A-2-1, with an original principal balance of $30,000,000. The relationship between the holders of the Stonebriar Centre Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Stonebriar Centre Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V9 securitization. See “Description of the Mortgage Pool—The Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Stonebriar Centre Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$25,000,000	$25,000,000	Benchmark 2024-V9	Yes
A-1-2	$20,000,000	$20,000,000	BMO 2024-5C5	No
A-1-3(1)	$16,000,000	$16,000,000	GSMC	No
A-1-4	$40,000,000	$40,000,000	Benchmark 2024-V9	No
A-1-5	$24,000,000	$24,000,000	Benchmark 2024-V9	No
A-2-1	$30,000,000	$30,000,000	BBCMS 2024-5C29	No
A-2-2	$20,000,000	$20,000,000	BMO 2024-5C5	No
A-2-3(2)	$15,000,000	$15,000,000	BMO 2024-5C6	No
A-3-1	$65,000,000	$65,000,000	BANK5 2024-5YR8	No
Whole Loan	$255,000,000	$255,000,000
(1)	Expected to be contributed to one or more future securitization trusts.
(2)	Expected to be contributed to the BMO 2024-5C6 securitization, with an anticipated closing date of September 26, 2024.

The Property. The Stonebriar Centre Property is a 1,096,880 SF super regional mall located in Frisco, Texas. The Stonebriar Centre Property opened in 2000 and is anchored by non-collateral tenants, Dillard’s, Macy’s and Nordstrom and collateral tenants, JCPenney, AMC Theatres, Dick’s Sporting Goods, Kidzania, Dave & Buster’s, Zara and Barnes & Noble Bookseller, and has many other well-known national tenants. Additionally, the Stonebriar Centre Property has a diverse mix of dining offerings, with operators such as Chick-Fil-A, Sonic Drive In, Popeye’s and Panda Express. The Stonebriar Centre Property also benefits from having a Hyatt Regency on-site (non-collateral).

The Stonebriar Centre Property has a granular rent roll, with no collateral tenant occupying more than 14.8% of total rentable SF or contributing greater than 6.5% of the total underwritten rent. The top 10 tenants at the Stonebriar Centre Property represent 56.0% of total SF and generate 24.8% of total underwritten rent. The Stonebriar Centre Property was 96.7% occupied as of April 30, 2024 by 147 unique tenants. The Stonebriar Centre Property has maintained an average occupancy (excluding anchors) of 94.8% since 2019. Since 2023, the borrower sponsors have executed 33 new and renewal leases comprising 145,115 SF (13.2% of the collateral SF). Since 2019, the borrower sponsors have invested approximately $45.8 million in capital expenditures, tenant improvements and leasing commissions.

Over the trailing-12 months ending February 29, 2024, the Stonebriar Centre Property generated total sales of approximately $322 million. Over the same time period, inline tenants (less than 10,000 SF) generated sales of approximately $744 PSF (occupancy cost of 13.7%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 9 – Stonebriar Centre

The following table presents certain information relating to the sales history for the Stonebriar Centre Property:

Sales History(1)
	2021	2022	2023	TTM February 2024
Gross Mall Sales(2)	$266,600,050	$292,372,796	$323,546,061	$321,739,441
Estimated JCPenney Sales(3)	$18,300,000	$19,100,000	$18,200,000	$18,200,000
Estimated Dillard’s Sales(3)	$33,400,000	$37,300,000	$36,800,000	$36,800,000
Estimated Macy’s Sales(3)	$35,400,000	$46,900,000	$37,700,000	$37,700,000
Estimated Nordstrom Sales(3)	$49,000,000	$55,500,000	$56,300,000	$56,300,000
Sales PSF (Inline < 10,000 SF)	$645	$706	$731	$744
Occupancy Cost (Inline < 10,000 SF)	13.0%	13.7%	13.9%	13.7%
(1)	Information is as of February 29, 2024, as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	Excludes estimated sales for JCPenney and the non-collateral tenants, Dillard’s, Macy’s and Nordstrom.
(3)	Represents estimated sales as provided by the borrower sponsors. TTM February 2024 sales are shown as of year-end 2023.

The following table presents certain information relating to the anchor and major tenant sales history at the Stonebriar Centre Property:

Major Tenant Sales History(1)
Tenant	SF	2021 Sales PSF/Screen	2022 Sales PSF/Screen	2023 Sales PSF/Screen	February 2024 TTM Sales PSF/Screen
AMC Theatres(2)	94,560	$127,975	$383,080	$453,432	$453,432
Kidzania	60,000	$63	$83	$100	$105
Dave & Buster's	49,784	$157	$191	$187	$189
Barnes & Noble Bookseller	34,272	$147	$236	$268	$268
H&M	26,576	$275	$316	$246	$250
Banana Republic	10,862	$189	$215	$191	$199
Pottery Barn	10,580	$640	$638	$480	$460
The Cheesecake Factory	10,567	$1,007	$1,137	$1,144	$1,161
Altar'd State	10,200	$513	$572	$580	$597
Anthropologie	10,115	NAV	$557	$533	$535
(1)	Information is as of February 29, 2024, as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	AMC Theatres sales are based on 24 screens.

Major Tenants. The three largest tenants based on underwritten base rent are AMC Theatres, Dave & Buster’s and JCPenney.

AMC Theatres (94,560 SF; 8.6% of NRA; 6.5% of underwritten base rent): AMC Theatres is the largest theatrical exhibitor in the United States and in the world. AMC Theatres features amenities, including AMC Signature Recliners, varied food and beverage menus, premium presentation experiences and an industry-leading rewards program. AMC Theatres currently operates approximately 10,000 total screens at 900 locations. AMC Theatres has been a tenant at the Stonebriar Centre Property since 2000 and renewed its lease in 2023. AMC Theatres has a current lease expiration date of September 30, 2028, with two, five-year and one, three-year renewal options remaining. AMC Theaters currently pays a base rent of $27.07 PSF. AMC Theatres has 24 screens at the Stonebriar Centre Property and reported sales of $453,432 per screen for the trailing-12 months ended February 29, 2024. Reported sales per screen were $453,432, $383,080 and $127,975 for 2023, 2022 and 2021, respectively. AMC Theatres has no termination options.

Dave & Buster's (49,784 SF; 4.5% of NRA; 2.9% of underwritten base rent): Dave & Busters is an American restaurant and entertainment center that was founded in Dallas, Texas in 1982 and has 210 total stores with approximately 69 million annual visits. Dave & Buster’s has a current lease expiration date of January 31, 2037 and reported TTM February 2024 sales of approximately $9.4 million. Dave & Buster’s has no termination options.

JCPenney (162,347 SF; 14.8% of NRA; 2.6% of underwritten base rent): JCPenney was founded in Wyoming in 1902 and has been one of the United States’ largest retailers of apparel, home, jewelry and beauty merchandise with a growing portfolio of national brands. JCPenney has more than 650 stores across the United States and Puerto Rico and employs more than 50,000 people worldwide. JCPenney has been a tenant at the Stonebriar Centre Property since 2021. JCPenney has a current lease expiration date of December 31, 2040, subject to five additional renewal terms of five years each. JCPenney currently pays a base rent of $6.17 PSF which increases to $6.30 PSF in December 2024. Estimated sales for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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JCPenney at the Stonebriar Centre Property were $18,200,000, $19,100,000 and $18,300,000 for 2023, 2022 and 2021, respectively. JCPenney has no termination options.

Appraisal. According to the appraisal, the Stonebriar Centre Property had an “as-is” appraised value of $605,000,000 as of May 13, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$605,000,000	6.75%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment dated April 15, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps at the Stonebriar Centre Property.

The following table presents certain information relating to the historical and current occupancy of the Stonebriar Centre Property:

Historical and Current Occupancy(1)(2)
2019	2020	2021	2022	2023	Current(3)
99.3%	96.5%	94.8%	95.9%	97.7%	96.7%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Excludes anchor tenants.
(3)	Based on the rent roll dated April 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the largest tenants (of which, certain tenants have co-tenancy provisions) at the Stonebriar Centre Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Non-Collateral Anchor Tenants(3)
Dillard's	Baa3/BB+/BBB-	206,133	38.1%	NAP	NAP	NAP	12/31/2050
Macy's	Ba1/BB+/BBB-	200,544	37.1	NAP	NAP	NAP	12/31/2050
Nordstrom	Ba2/BB+/BBB-	134,150	24.8	NAP	NAP	NAP	12/31/2050
Total / Wtd. Avg.(3)		540,827	100.0%	NAP	NAP	NAP

Collateral Anchors
AMC Theatres	Caa1/CCC+/NR	94,560	8.6%	$27.07	$2,559,336	6.5%	9/30/2028
Dave & Buster's	B1/B/NR	49,784	4.5	$23.42	1,165,941	2.9	1/31/2027
JCPenney	NR/NR/NR	162,347	14.8	$6.30	1,022,505	2.6	12/31/2040
Kidzania	NR/NR/NR	60,000	5.5	$14.00	840,000	2.1	11/30/2046
Dick's Sporting Goods	Baa3/BBB/NR	77,411	7.1	$10.33	799,810	2.0	1/31/2027
Barnes & Noble Bookseller	NR/NR/NR	34,272	3.1	$21.48	736,030	1.9	1/31/2025
Zara(4)	NR/NR/NR	34,678	3.2	$20.19	700,000	1.8	11/30/2034
Collateral Anchors Subtotal/Wtd. Avg.		513,052	46.8%	$15.25	$7,823,622	19.8%

Major Tenants
H&M	NR/BBB/NR	26,576	2.4%	$41.45	$1,101,464	2.8%	1/31/2027
Haverty’s Furniture	NR/NR/NR	60,000	5.5	$7.81	468,372	1.2	1/31/2026
Bassett Home Furnishings	NR/NR/NR	15,020	1.4	$27.07	406,591	1.0	9/30/2028
Anchor and Major Owned Tenants		101,596	9.3%	$19.45	$1,976,428	5.0%
Remaining Owned Tenants		445,734	40.6%	$66.69	$29,727,327	75.2%
Occupied Total Collateral		1,060,382	96.7%	$37.28	$39,527,376	100.0%
Vacant Space (Owned)		36,498	3.3
Totals/ Wtd. Avg. All Owned Tenants		1,096,880	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2024, inclusive of rent steps through July 2025 and overage rent as of TTM February 2024 sales for certain tenants. Non-Collateral Anchor Tenants only pay expense reimbursements.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Non-Collateral Anchor Tenants do not pay rent but reimburse common area and maintenance charges to the borrower sponsors.
(4)	Zara has two, one-time options to terminate its lease effective either November 30, 2029 or May 31, 2032, with payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Stonebriar Centre Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	36,498	3.3%	NAP	NA	P	36,498	3.3%	NAP	NAP
2024 & MTM	13	31,769	2.9	$2,054,163	5.2%		68,267	6.2%	$2,054,163	5.2%
2025	16	63,453	5.8	3,114,736	7.9		131,720	12.0%	$5,168,899	13.1%
2026	31	171,311	15.6	6,336,923	16.0		303,031	27.6%	$11,505,822	29.1%
2027	19	188,972	17.2	6,033,662	15.3		492,003	44.9%	$17,539,485	44.4%
2028	17	151,950	13.9	5,894,407	14.9		643,953	58.7%	$23,433,892	59.3%
2029	13	55,111	5.0	3,483,959	8.8		699,064	63.7%	$26,917,851	68.1%
2030	7	19,971	1.8	2,063,949	5.2		719,035	65.6%	$28,981,800	73.3%
2031	7	22,684	2.1	2,466,836	6.2		741,719	67.6%	$31,448,636	79.6%
2032	6	13,638	1.2	1,071,906	2.7		755,357	68.9%	$32,520,542	82.3%
2033	7	44,730	4.1	1,992,861	5.0		800,087	72.9%	$34,513,403	87.3%
2034	8	62,610	5.7	2,539,666	6.4		862,697	78.7%	$37,053,069	93.7%
2035 & Beyond	3	234,183	21.3	2,474,308	6.3		1,096,880	100.0%	$39,527,376	100.0%
Total/Wtd. Avg.	147	1,096,880	100.0%	$39,527,376	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2024, inclusive of rent steps through July 2025 and overage rent as of TTM February 2024 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the operating history and underwritten cash flows of the Stonebriar Centre Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM 4/30/2024	Underwritten	PSF	%(1)
Base Rent(2)	$33,466,820	$32,265,221	$29,270,542	$32,672,509	$35,937,602	$36,232,917	$36,660,035	$33.42	59.4%
Overage / Percent Rent(3)	639,506	364,234	1,577,498	3,446,220	3,565,330	3,192,719	2,867,342	2.61	4.6
Kiosks / Temporary / Specialty	5,397,242	3,867,530	4,954,494	5,079,672	5,369,340	5,121,469	4,900,367	4.47	7.9
Other Rental Revenue	312,458	178,210	208,753	143,343	240,242	241,710	234,952	0.21	0.4
Total Commercial Reimbursement Revenue(4)	15,279,668	13,816,106	12,482,394	13,584,525	13,788,050	13,787,111	13,568,569	12.37	22.0
Market Revenue from Vacant Units	0	0	0	0	0	0	3,098,248	2.82	5.0
Other Revenue	1,654,665	409,603	2,197,712	453,822	1,469,163	1,430,605	410,199	0.37	0.7
Gross Potential Rent	$56,750,359	$50,900,904	$50,691,394	$55,380,091	$60,369,727	$60,006,531	$61,739,711	$56.29	100.0%
Vacancy & Bad Debt	0	0	0	0	0	0	(3,098,248)	(2.82)	(5.3)
Commercial Credit Loss	(147,545)	(3,215,405)	(191,687)	651,169	(942,737)	(753,068)	(173,362)	(0.16)	(0.3)
Effective Gross Income	$56,602,814	$47,685,499	$50,499,707	$56,031,261	$59,426,990	$59,253,463	$58,468,101	$53.30	94.7%
Real Estate Taxes	5,499,182	7,003,890	6,237,278	6,094,576	5,640,789	5,341,718	6,394,183	5.83	10.9
Insurance	153,277	177,438	235,683	299,456	373,208	405,536	412,822	0.38	0.7
Management Fee	2,631,271	2,050,265	2,450,555	2,530,760	2,746,975	2,675,070	1,000,000	0.91	1.7
Other Expenses	6,097,531	5,696,812	6,192,901	7,912,988	7,108,522	7,139,215	7,837,471	7.15	13.4
Total Expenses	$14,381,261	$14,928,406	$15,116,418	$16,837,781	$15,869,494	$15,561,540	$15,644,476	$14.26	26.8%
Net Operating Income	$42,221,553	$32,757,094	$35,383,290	$39,193,479	$43,557,495	$43,691,924	$42,823,625	$39.04	73.2%
Total TI/LC, Capex/RR	0	0	0	0	0	0	1,258,132	1.15	2.2
Net Cash Flow	$42,221,553	$32,757,094	$35,383,290	$39,193,479	$43,557,495	$43,691,924	$41,565,493	$37.89	71.1%
(1)	Represents percent of Gross Potential Rent for all revenue fields and percent of Effective Gross Income for all other fields.
(2)	UW Base Rent is based on the underwritten rent roll dated April 30, 2024, inclusive of rent steps through July 2025.
(3)	Overage / Percent Rent is based on TTM February 2024 sales and contractual breakpoint; includes breakpoint steps through July 31, 2025.
(4)	Total Commercial Reimbursement Revenue is based on the in-place rent roll as of April 30, 2024 with contractual CAM steps through July 2025.

The Market. The Stonebriar Centre Property is located in Frisco, Texas, which is in the broader Dallas market. The Stonebriar Centre Property can primarily be accessed by State Route 121, which is an east-west highway offering connectivity through major destinations, including business centers, residential areas and shopping districts. The Stonebriar Centre Property is situated approximately 25 minutes from the Dallas Fort Worth International Airport and approximately 35 minutes from the Dallas Business District.

The Dallas-Fort Worth-Arlington, TX MSA is home to over four million employees over many different sectors with the largest being services, retail trade and finance/insurance/real estate. The market has a low unemployment rate of 3.9% as of March 2024. The Dallas submarket is expected to continuously grow with a high concentration of corporate headquarters, technology businesses and financial services, in addition to population growth contributing to above-average performance. The Stonebriar Centre Property is located in Frisco, Texas, which has of a population of approximately 226,065 residents with an average household income over $175,658. According to the U.S. Census, the Dallas-Fort Worth metro experienced the largest population growth of any metropolitan area in the country in 2023, adding approximately 152,000 residents. The surge in population growth in the area has coincided with a wave of new corporate headquarters and regional offices. Frisco has welcomed 16 new corporations and is poised to generate over 5,600 jobs in the community in the coming years. Some of the notable corporations include the Dallas Cowboys, FedEx Office, Frito-Lay North America, Inc., JCPenney Corporate, Keurig Dr Pepper, Inc. and PGA of America.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Stonebriar Centre Property was 11,962, 109,387 and 320,450, respectively. The 2023 average household income within the same radii was $119,821, $150,091 and $162,421, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents information regarding certain competitive properties to the Stonebriar Centre Property:

Competitive Property Summary(1)
	Stonebriar Centre	Legacy West	The Shops at Willow Bend	Allen Premium Outlets	Galleria Dallas	Firewheel Town Center
Year Built/ Renovated	2000 / NAP	2017 / NAP	2001 / 2004	2000 / 2017	1982 / 2005	2005 / NAP
Total GLA (SF)	1,096,880(2)	335,000	1,300,000	548,000	1,400,000	996,000
Ownership	Brookfield Properties and New York State Common Retirement Fund	Kite Realty Group	Centennial Real Estate	Simon Property Group	UBS Realty	Simon Property Group
Distance to Property (miles)	N/A	2.0	5.0	13.0	13.0	21.0
Occupancy %	96.7%(2)	89.0%	50.0%	95.0%	95.0%	93.0%
Inline Sales PSF	$744(3)	N/A	$400	$418	$1,043	$404
Anchors	Dillard’s; Macy’s; JCPenney; Nordstrom	Louis Vuitton; Nike; Sephora	Dillard's; Macy's; Neiman Marcus	Nike Outlet; Tory Burch; Polo Ralph Lauren	Macy's; Nordstrom; Gucci; Louis Vuitton	Dillard's; Macy's; Barnes & Noble; AMC Theatres
(1)	Source: Third party report.
(2)	Information is based on the underwritten rent roll dated April 30, 2024.
(3)	Represents sales PSF as of TTM February 2024 as provided by the borrower sponsors.

The Borrowers. The borrowers are Stonebriar Mall, LLC and Stonebriar Anchor Acquisition II LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Stonebriar Centre Whole Loan.

The Borrower Sponsors. The borrower sponsors are a joint venture between GGP/Homart II L.L.C., the non-recourse carveout guarantor, and Brookfield Properties Retail Holding LLC (50.0%) and New York State Common Retirement Fund (50.0%). Brookfield Properties is a subsidiary of Brookfield Corporation (“Brookfield”), a diversified global real estate company that owns, operates and develops office, retail, multifamily, logistics and hospitality assets. Brookfield owns more than 175 retail assets across eight countries, totaling over 130 million SF.

The New York State Common Retirement Fund is one of the largest public pension plans in the United States, providing retirement security for over one million New York State and Local Retirement System members, retirees and beneficiaries. The fund ended the fiscal year of 2023 with assets under management of $267.7 billion.

Property Management. The Stonebriar Centre Property is currently managed by Brookfield Properties Retail Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination of the Stonebriar Centre Whole Loan, the borrower deposited: (i) $11,720,606 into a TI/LC reserve and (ii) $756,921 into a gap rent reserve.

Real Estate Taxes – During a Reserve Trigger Period (as defined below) or a Cash Management Period (as defined below), the borrowers are required to deposit monthly to a real estate tax reserve 1/12th of the annual estimated real estate taxes.

Insurance – During a Reserve Trigger Period or a Cash Management Period, the borrowers are required to deposit monthly 1/12th of the annual estimated insurance premiums to the insurance reserve unless the Stonebriar Centre Property is maintained under a blanket policy.

Replacement Reserve – During a Reserve Trigger Period or a Cash Management Period, the borrowers are required to deposit monthly approximately $18,281 to a reserve for replacements to the Stonebriar Centre Property, subject to a cap of $438,752.

TI/LC Reserve – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to approximately $91,407, subject to a cap of $2,193,760, which monthly deposit will be suspended during the continuance of a Reserve Trigger Period or Cash Management Period, if sufficient funds are available pursuant to the Stonebriar Centre Whole Loan cash management agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Upfront TI/LC Reserve – The Stonebriar Centre Whole Loan documents provide for an upfront reserve of $11,720,606 for outstanding tenant improvement allowances and leasing commissions.

With regard to the landlord obligations reserve and the gap rent reserve, the borrowers funded $10,449,929 at origination, with the remaining $2,027,598 being guaranteed by the non-recourse carveout guarantor, as limited payment guarantor. As provided in the limited payment guaranty, the amounts guaranteed by such guaranty will be reduced on a dollar for dollar basis by the aggregate amount of equity capital actually expended by the borrowers on upfront rollover expenditures and such guaranteed amount will be recalculated on the first day of every month to reduce the limited payment guarantor’s liability under such guaranty.

Anchor Reserve – During the continuance of an Anchor Trigger Event (as defined below), the borrowers are required to deposit into an anchor reserve, on a monthly basis, an amount equal to the anchor reserve monthly deposit for tenant improvement and leasing commission, construction costs, required landlord work and other related costs associated with re-tenanting the Anchor Tenant (as defined below) premises, which monthly deposit will be suspended to the extent the individual anchor threshold amount (an amount equal to the product obtained by multiplying (x) $50 by (y) the aggregate amount of gross leasable square footage of the applicable Anchor Tenant parcel) has been deposited for any such Anchor Trigger Event then continuing.

Excess Cash Flow Reserve – During the continuance of a Cash Management Period, the borrowers are required to deposit all excess cash flow into the excess cash flow reserve fund.

A “Reserve Trigger Period” will commence when the debt yield is less than 11.0% for two consecutive calendar quarters and will expire on the date that the debt yield is 11.0% or greater for two consecutive calendar quarters.

Lockbox / Cash Management. The Stonebriar Centre Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Stonebriar Centre Property are required to be deposited directly to the lockbox by tenants upon delivery of a tenant direction letter. During a Cash Management Period, funds will be transferred to the lender-controlled cash management account on each business day and disbursed according to the Stonebriar Centre Whole Loan documents. During a Cash Management Period, all excess cash is required to be held by the lender as additional security for the Stonebriar Centre Whole Loan; provided that excess cash will be disbursed at the direction of the borrowers in the event of shortfalls in certain monthly expense items, so long as no event of default is continuing for which the lender has initiated an enforcement action.

A “Cash Management Period” will occur during the existence of: (i) an event of default, (ii) a Debt Yield Event (as defined below) or (iii) an Anchor Trigger Event (as defined below).

A “Debt Yield Event” will commence when the debt yield is less than 10.25% for two consecutive calendar quarters and will expire on the date that the debt yield is 10.25% or greater for two consecutive calendar quarters.

An “Anchor Trigger Event” will commence when any Anchor Tenant: (i) (A) has “gone dark”, other than a temporary closure in connection with (x) restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) an event of force majeure for any reason not to exceed 60 days or (B) has vacated its anchor parcel; (ii) is the subject of a bankruptcy action; (iii) terminates, surrenders or cancels its lease; or (iv) fails to renew its lease 12 months prior to expiration and will expire (i) with respect to clause (i) above, such Anchor Tenant operates the demised premises (to the extent not subject to any permitted subletting) for a period of no less than 30 consecutive operating days, (ii) with respect to clause (ii) above, (x) if the premises occupied by the Anchor Tenant are owned by such tenant, such bankruptcy action is dismissed or the Anchor Tenant has emerged from such bankruptcy action and is continuing to occupy its premises or a substantial portion thereof or (y) if the premises occupied by the Anchor Tenant are leased by such tenant from the borrowers, such lease is accepted and affirmed by the Anchor Tenant in the bankruptcy action, (iii) with respect to clause (iii) above, such Anchor Tenant rescinds its notice of cancellation, termination or non-renewal in writing, (iv) with respect to clause (iv) above, such Anchor Tenant renews and/or extends its lease pursuant to the terms thereof, (v) for any Anchor Trigger Event, if such parcel is owned by the borrowers, the entire parcel or not less than 75% of the aggregate gross leasable square footage of the Anchor Tenant’s parcel (as set forth on a schedule to the Stonebriar Centre Whole Loan agreement) becomes owned or leased by one or more replacement tenants pursuant to leases entered into in accordance with the terms of the Stonebriar Centre Whole Loan documents or otherwise in each case reasonably approved by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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lender (such approval not to be unreasonably withheld, conditioned or delayed), or (vi) for any Anchor Trigger Event, the borrowers have satisfied the conditions set forth in the Stonebriar Centre Whole Loan documents with respect to the applicable parcel.

An “Anchor Tenant” includes (i) non-collateral anchors, Dillard’s, Macy’s and Nordstrom, (ii) collateral anchors, JCPenney and AMC Theatres, (iii) any tenant who occupies at least 75% of the space currently occupied by the foregoing after an acquisition of such space by the borrowers or one of their respective affiliates, and (iv) any replacement of either of the foregoing.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The Stonebriar Centre Whole Loan documents permit the release of (i) one or more parcels (including “air rights” parcels, (ii) one or more Acquired Parcels (as defined below) or Acquired Expansion Parcels (as defined below) (each, a “Release Parcel”) provided, among other things, (a) no event of default exists, (b) the borrowers deliver evidence reasonably satisfactory to the lender that the Release Parcel (x) has been legally subdivided (or that the borrowers have taken all action required for the Release Parcel to be legally subdivided), (y) is a separate tax lot (or the borrowers have taken all action required for the Release Parcel to be a separate tax lot), and (z) is not necessary for compliance with zoning, building, land use, parking or other legal requirements applicable to the Stonebriar Centre Property and (c) the Release Parcel is vacant, non-income producing and unimproved (unless waived by the lender), provided that this condition will not apply to any Release Parcel that is an Acquired Expansion Parcel.

An “Acquired Parcel” is a fee simple or leasehold interest to a parcel at or adjacent to the shopping center of which the Stonebriar Centre Property is a part that is acquired in a substitution in accordance with the Stonebriar Centre Property Whole Loan documents.

An “Acquired Expansion Parcel” means any parcel of land, together with any improvements thereon located, (a) constituting an integral part of, or adjoining to, or proximately located near, the shopping center of which the Stonebriar Centre Property is a part, (b) that is not owned by the borrowers on the origination date and (c) is not an Acquired Parcel and is acquired by the borrowers after the origination date.

Substitution. The Stonebriar Centre Whole Loan permits the release of one or more portions of the Stonebriar Centre Property (an “Exchange Parcel”) and the corresponding acquisition of an Acquired Parcel (such action, a “Substitution”), subject to the satisfaction of certain requirements including (but not limited to) (i) no event of default exists, (ii) the Exchange Parcel is vacant, non-income producing and unimproved (unless waived by the lender), provided that this condition will not apply to any Exchange Parcel that is an Acquired Expansion Parcel, (iii) simultaneously with the substitution, the borrowers acquire the fee or leasehold interest in an Acquired Parcel that is reasonably equivalent in value to the Exchange Parcel (as evidenced by a letter of value provided by the borrowers) and is at or adjacent to the Stonebriar Center Property, (iv) the borrowers deliver to the lender an officer’s certificate stating that certain of the representations and warranties in the Stonebriar Centre Whole Loan agreement are true and correct with respect to the Acquired Parcel, (v) the borrowers deliver such other restrictive covenants in recordable form to be recorded against the Exchange Parcel that would be satisfactory to a prudent lender acting reasonably, which restrict the use of the Release Parcel such that none of the exclusive use rights granted to any tenants pursuant to any of the leases are violated but, only to the extent such exclusive use rights apply to the Exchange Parcel following the release of the same, (vi) the borrowers deliver a rating agency confirmation for such Substitution and (vii) satisfaction of customary REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Northbridge Centre
515 North Flagler Drive and
517 North Olive Avenue
West Palm Beach, FL 33407
WEST
PALM BEACH
Palm
Beach
Northwood
North
Tamarind
Spencer
Lakes
Westgate
Southside
PALM BEACH
COUNTY
DOWNTOWN
WEST
PALM BEACH
Lake
Mangonia
Clear
Lake
Lake
Worth
Lagoon
Palm Beach
International
Airport
Palm Beach Co.
History Museum
Flagler
Museum
Palm Beach
Atlantic College
Norton
Museum
of Art
Kravis Center for
the Performing Arts
Palm Beach
County
Convention Ctr.
Good Samaritan
Medical Center
St. Marys
Medical
Center
HCA JFK
Medical Center
The Breakers
Palm Beach
Sailfish Club
of Florida
Tanger
Outlets
Palm Beach
Okeechobee Blvd
Belvedere Rd
Southern Blvd
Forest Hill Blvd
Palm Beach Lakes Blvd
45th St
Summit Blvd
TRI-RAIL
Brightline Rail
Gulf of
Mexico
Atlantic
Ocean
MIAMI
FORT
LAUDERDALE
West Palm
Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title(5):	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	2.8%	Net Rentable Area (SF):	294,493
Loan Purpose:	Refinance	Location:	West Palm Beach, FL
Borrower:	Northbridge Property Owner LLC	Year Built / Renovated:	1985 / 2018
Borrower Sponsors:	C-III Capital Partners, Vanderbilt Office Properties, and Trinity Capital Advisors	Occupancy:	85.8%
Interest Rate:	6.90500%	Occupancy Date:	8/2/2024
Note Date:	8/9/2024	4th Most Recent NOI (As of):	$4,621,321 (12/31/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$5,818,901 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,449,891 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(6):	$8,500,924 (TTM 5/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	85.6%
Amortization Type:	Interest Only	UW Revenues:	$17,729,678
Call Protection(2):	L(24),DorYM1(29),O(7)	UW Expenses:	$6,923,863
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$10,805,815
Additional Debt(1):	Yes	UW NCF:	$10,437,699
Additional Debt Balance(1):	$66,000,000	Appraised Value / Per SF:	$158,400,000 / $538
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/2/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$326
Taxes:	$1,819,946	$181,995	N/A	Maturity Date Loan / SF:	$326
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.6%
Replacement Reserves:	$0	$6,135	N/A	Maturity Date LTV:	60.6%
TI / LC Reserve:	$3,000,000	$24,541	N/A	UW NCF DSCR:	1.55x
Other Reserves(4):	$5,435,972	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$96,000,000	99.9%	Loan Payoff	$83,638,830	87.1%
Sponsor Equity	50,000	0.1	Upfront Reserves	10,255,918	10.7
			Closing Costs(7)	2,155,251	2.2
Total Sources	$96,050,000	100.0%	Total Uses	$96,050,000	100.0%
(1)	The Northbridge Centre Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $96,000,000 (the “Northbridge Centre Whole Loan”). The Northbridge Centre Whole Loan was originated by Bank of Montreal (“BMO”). For additional information, see “The Loan” below. The financial information presented above is calculated based on the Northbridge Centre Whole Loan
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on October 6, 2024. Defeasance or voluntary prepayment with the greater of a yield maintenance premium or 1% of the principal balance of the Northbridge Centre Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) August 9, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Other Initial Reserves consist of approximately (i) $2,379,905 for an outstanding TI/LC reserve, (ii) $1,453,179 for a free rent reserve, (iii) $1,169,336 for a gap rent reserve and (iv) $433,553 for a cash out reserve.
(5)	The Northbridge Centre Property (as defined below) is subject to reciprocal easement and development agreement (as amended, the “Development Agreement”). The Development Agreement grants the borrower use of certain adjacent tracts of land for, among other things, green space, an overhead walkway between the parking structure that is part of the collateral and the office building, vehicular access to the primary entrance to the office building and additional street-level parking in areas visible to the primary entrance to the improvements. The majority of the rights granted under the Development Agreement are perpetual. These include use of the access drive known as Flagler Court Drive between 4th and 5th Streets and the use of the street-level parking along Flagler Court Drive closest to 5th Street. In addition, the borrower has access to an additional six parking spaces along Flagler Court Drive near 4th Street. The borrower’s use of these parking spaces pursuant to the Development Agreement currently expires in 2031. If these rights are not extended, the Northbridge Centre Property would lose the use of these parking spaces but the Northbridge Centre Property would still satisfy all applicable zoning requirements (i.e., the Northbridge Centre Property would still have 767 parking spaces with 675 parking spaces required by zoning). Pursuant to the Development Agreement, the borrower is obligated to maintain the areas to which it has access resulting in additional expenses for the operation of the mortgaged property. An annual easement expense of $16,871 was included in the lender’s underwriting for the Northbridge Centre Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(6)	The increase in UW NOI from Most Recent NOI is primarily attributed to (i) $406,995 in rent steps through August 2025 and (ii) additional leasing in June 2025 by GSA (U.S. Secret Service) (13,135 square feet) accounting for approximately $985,004 in base rent.
(7)	Closing Costs includes an interest rate buydown of $960,000.

The Loan. The Northbridge Centre mortgage loan (the “Northbridge Centre Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes in the aggregate original principal amount of $96,000,000 secured by a first lien mortgage on the borrower’s fee simple interest in a 294,493 square foot office property located in West Palm Beach, Florida (the “Northbridge Centre Property”). The Northbridge Centre Mortgage Loan has a five-year term and accrues interest at a fixed rate of 6.90500% per annum on an Actual/360 basis. The Northbridge Centre Mortgage Loan is evidenced by the non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $30,000,000.

The Northbridge Centre Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C6 securitization trust. The relationship between the holders of the Northbridge Centre Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Northbridge Centre Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,000,000	$53,000,000	BMO 2024-5C6(1)	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2024-5C29	No
A-3(2)	$13,000,000	$13,000,000	BMO	No
Whole Loan	$96,000,000	$96,000,000
(1)	The BMO 2024-5C6 securitization is expected to close on September 26, 2024.
(2)	Expected to be contributed to one or more future securitization transactions.

The Property. The Northbridge Centre Property is comprised of a 21-story, Class A office building (the “Tower”) totaling 256,663 square feet and a 47,041 square foot five-story office building (the “Pavilion”), both located on the waterfront of downtown West Palm Beach, Florida. Built in 1985 and most recently renovated in 2018, the Northbridge Centre Property is situated on three parcels comprising 3.34-acres and contains 770 parking spaces (approximately 2.6 spaces per 1,000 square feet), which includes a four-story parking garage, 62 VIP parking spots below the Tower and the Pavilion buildings, and eight surface spaces. Located directly on the waterfront of downtown West Palm Beach, the Northbridge Centre Property provides views of the water from the north, east, and south sides. The Northbridge Centre Property’s 2018 renovation included a redesigned lobby, conference center, elevators and elevator lobbies, corridors, restrooms, red ribbon mullion replacement, and upgrades to the parking garage. The Northbridge Centre Property is located at the base of the Flagler Memorial Bridge, one of two access points to Palm Beach Island and located across from the Palm Beach Yacht Club.

As of August 2, 2024, the Northbridge Centre Property was 85.8% leased to 48 unique tenants representing various industries including government, law, co-working space, and finance. The Northbridge Centre Property includes on-site amenities with dining options (Dolce Café and Boocao Restaurant) and a gym. The borrower sponsors acquired the Northbridge Centre Property in July 2019 for $98,000,000, with occupancy as of July 2019 being approximately 66%. Since acquisition, the borrower sponsors have invested approximately $9.7 million in capital expenditures, $16.5 million in additional expenditures including tenant improvements and leasing commissions, and $1.9 million in other costs for a total additional investment of approximately $28.1 million while increasing occupancy and increasing NOI over 100% since July 2019. After factoring in closing costs, the borrower sponsors’ approximate cost basis is $127.8 million ($434 per square foot) equating to approximately $31.8 million of equity remaining in the Northbridge Centre Property.

Major Tenants. The three largest tenants by underwritten base rent at the Northbridge Centre Property are GSA (U.S. Secret Service), Quest Workspaces (“Quest”) and Wicker Smith O’Hara McCoy & Ford P.A (“Wicker Smith”).

GSA (U.S. Secret Service) (13,135 square feet; 4.5% of NRA; 9.2% of underwritten base rent). Founded in 1949, The General Services Administration (“GSA”) is an independent agency of the United States Government that provides centralized procurement. The GSA aids in the construction and acquisition of new federal properties and the preservation of historic federal properties. Further, the GSA creates policies to help efficiency in government operations as well as providing aid to the military, state and local law enforcement, and disaster relief. GSA (U.S. Secret Service) leases 13,135 square feet at the Northbridge Centre Property with a rent commencement date of June 1, 2025, and a lease expiration date of May 31, 2035. The GSA (U.S. Secret Service) is entitled to free rent for nine months of the lease (free rent including

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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shell, operating, tenant improvements, and base stop and annual charges), which will be credited in the first three months at the beginning of each of the first three years in the lease term, commencing in June 2025. GSA (U.S. Secret Service) has an underwritten base rental rate of $74.99 per square foot and has no renewal or termination options in its lease.

Quest Workspaces (25,947 square feet; 8.8% of NRA; 7.2% of underwritten base rent). Founded in 2010, Quest is an American coworking company headquartered in Miami, Florida. Quest provides several different products including full time offices, virtual offices, coworking space, and meeting rooms. The company has one location in New York City, but operates primarily in Florida, offering 13 different office locations across the state. Quest also has won over 100 awards and supports 74 nonprofits with both office and virtual office space. Quest leases 25,947 square feet at the Northbridge Centre Property across two suites with a rent commencement date of February 1, 2023, and a lease expiration date of January 31, 2034. Quest has an underwritten base rental rate of $29.87 per square foot and has no renewal or termination options in its lease.

Wicker Smith O’Hara McCoy & Ford P.A. (17,010 square feet; 5.8% of NRA; 6.4% of underwritten base rent). Founded in 1952, Wicker Smith is an American law firm providing litigation services in multiple practice areas such as appellate, aviation, commercial litigation, construction, family law, and general liability. The firm has more than 280 attorneys in 16 different offices across the country. Wicker Smith is one of the founding members of the USLAW NETWORK which is comprised of 100 different independent law firms worldwide. Wicker Smith leases 17,010 square feet at the Northbridge Centre Property across two suites with a rent commencement date of October 1, 2017, and a lease expiration date of April 30, 2030. Wicker Smith has an underwritten base rental rate of $40.12 per square foot and has no renewal or termination options in its lease.

The following information presents certain information relating to the historical occupancy of the Northbridge Centre Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
69.4%	75.6%	79.1%	85.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of August 2, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the major tenants at the Northbridge Centre Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
GSA (U.S. Secret Service)	NR/NR/NR	13,135	4.5%	$74.99	$985,004	9.2%	5/31/2035
Quest Workspaces	NR/NR/NR	25,947	8.8	$29.87	775,037	7.2	1/31/2034
Wicker Smith O'Hara McCoy & Ford P.A.	NR/NR/NR	17,010	5.8	$40.12	682,394	6.4	4/30/2030
Lytal Reiter Smith Ivey & Fronrath LLP	NR/NR/NR	18,835	6.4	$32.62	614,398	5.7	3/31/2027
Focus Financial Partners(3)	NR/NR/NR	13,135	4.5	$44.29	581,749	5.4	2/28/2035
Rottenstreich Farley Bronstein Fisher Potter Hodas LLP	NR/NR/NR	13,135	4.5	$38.13	500,838	4.7	9/30/2031
Fifth Third Bank	Baa1/BBB+/A-	7,684	2.6	$47.85	367,651	3.4	10/31/2025
Vault Risk Management Services	NR/NR/NR	8,614	2.9	$41.52	357,653	3.3	12/31/2026
Huizenga Holdings	NR/NR/NR	7,182	2.4	$49.75	357,320	3.3	1/31/2028
Saul Ewing Arnstein & Lehr LLP	NR/NR/NR	6,083	2.1	$56.22	341,986	3.2	7/31/2026
Major Tenants		130,760	44.4%	$42.55	$5,564,031	52.0%
Other Tenants		121,885	41.4%	$42.08	5,129,347	48.0
Occupied Collateral Total		252,645	85.8%	$42.33	$10,693,377	100.0%
Vacant Space		41,848	14.2
Collateral Total		294,493	100.0%

(1)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $406,995.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Focus Financial Partners has a one-time right to terminate its lease with respect to suite 1900 (13,135 square feet) effective 1/31/2029, upon nine months’ prior written notice to the landlord and payment of a termination fee equal to approximately $1,515,605.

The following table presents certain information relating to the lease rollover schedule at the Northbridge Centre Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	41,848	14.2%	NAP	NAP	41,848	14.2%	NAP	NA	P
2024 & MTM	3	8,016	2.7	$81,386	0.8%	49,864	16.9%	$81,386	0.8%
2025	7	22,898	7.8	1,029,675	9.6	72,762	24.7%	$1,111,061	10.4%
2026	7	33,121	11.2	1,468,117	13.7	105,883	36.0%	$2,579,178	24.1%
2027	9	46,728	15.9	1,993,610	18.6	152,611	51.8%	$4,572,788	42.8%
2028	4	15,743	5.3	680,729	6.4	168,354	57.2%	$5,253,517	49.1%
2029	7	20,747	7.0	932,546	8.7	189,101	64.2%	$6,186,063	57.8%
2030	2	22,326	7.6	898,089	8.4	211,427	71.8%	$7,084,152	66.2%
2031	4	24,590	8.3	960,588	9.0	236,017	80.1%	$8,044,740	75.2%
2032	1	3,113	1.1	160,967	1.5	239,130	81.2%	$8,205,707	76.7%
2033	1	3,146	1.1	145,880	1.4	242,276	82.3%	$8,351,587	78.1%
2034	1	25,947	8.8	775,037	7.2	268,223	91.1%	$9,126,624	85.3%
2035 & Beyond	2	26,270	8.9	1,566,753	14.7	294,493	100.0%	$10,693,377	100.0%
Total	48	294,493	100.0%	$10,693,377	100.0%
(1)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $406,995.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the historical and underwritten cash flows of the Northbridge Centre Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$6,050,096	$5,839,690	$6,982,349	$7,996,288	$8,571,840	$10,286,382	$34.93	54.2%
Gross Up of Vacant Space	0	0	0	0	0	2,726,982	9.26	14.4
Rent Steps(3)	0	0	0	0	0	406,995	1.38	2.1
Gross Potential Rent	$6,050,096	$5,839,690	$6,982,349	$7,996,288	$8,571,840	$13,420,360	$45.57	70.7%
Total Reimbursements	3,726,772	3,569,286	4,010,675	4,455,848	4,772,946	5,556,893	18.87	29.3
Total Gross Income	$9,776,868	$9,408,976	$10,993,025	$12,452,136	$13,344,786	$18,977,253	$64.44	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0	(2,726,982)	(9.26)	(14.4)
Other Income(4)	760,545	831,819	941,879	1,208,734	1,498,607	1,479,408	5.02	7.8
Effective Gross Income	$10,537,413	$10,240,795	$11,934,903	$13,660,870	$14,843,393	$17,729,678	$60.20	93.4%
Total Expenses(5)	$5,517,960	$5,619,475	$6,116,002	$6,210,980	$6,342,469	$6,923,863	$23.51	39.1%
Net Operating Income	$5,019,452	$4,621,321	$5,818,901	$7,449,891	$8,500,924	$10,805,815	$36.69	60.9%
Capital Expenditures	0	0	0	0	0	73,623	0.25	0.4
TI/LC	0	0	0	0	0	294,493	1.00	1.7
Net Cash Flow	$5,019,452	$4,621,321	$5,818,901	$7,449,891	$8,500,924	$10,437,699	$35.44	58.9%
(1)	TTM represents the trailing 12-month period ending May 31, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $406,995.
(4)	Other Income includes parking income, conference center income, roof terrace income, management office income, tenant improvements amortization and termination fees.
(5)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, general and administrative, payroll, security, non-recoverables, reciprocal easement agreement expense, management office rent, bad debt expense and tenant billback expense.

Environmental. According to the Phase I environmental site assessment dated July 3, 2024, there was no evidence of any recognized environmental conditions at the Northbridge Centre Property. However, a controlled recognized environmental condition was identified at the Northbridge Centre Property. See “Description of the Mortgage Pool— Mortgage Pool Considerations—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Northbridge Centre Property is located in West Palm Beach, Florida, within the West Palm Beach Central Business District, which is the primary commercial hub of West Palm Beach. The City of West Palm Beach is situated in Palm Beach County, approximately 24 miles north of Boca Raton, and approximately 68 miles north of Miami. The Palm Beach International Airport is approximately four miles west of the West Palm Beach Central Business District. West Palm Beach borders Palm Beach Gardens to the north, Palm Beach to the east, Westgate and Golden Lakes to the south, and Royal Palm Beach to the west. The Northbridge Centre Property is adjacent to State Route 5 and U.S. Route 1, within one mile of State Route 704, and within three miles of both U.S. Route 98 and Interstate 95. The Northbridge Centre Property has waterfront views and immediate access to Palm Beach Island. The Northbridge Centre Property has access to Palm Tran bus stops on North Quadrille Boulevard, and the Tri-Rail commuter rail train connects three of the primary cities of South Florida (Miami, Fort Lauderdale, and West Palm Beach).

The Northbridge Centre Property is located within the regional hub of Palm Beach County, whose economy is based on tourism, agriculture and manufacturing. The local economy benefits from a wide range of retail stores and recreational centers. The Northbridge Centre Property is situated within the local area of CityPlace, a shopping, dining, and entertainment center with over 100 stores, restaurants, and cinemas. The Northbridge Centre Property is also near Clematis Street which is the main strip of bars and restaurants in the area. Additionally, not far from Clematis Street is the new city center Rosemary Square. Some of the most prominent employers in the area include Florida Crystals, Sikorsky Aircraft Corporation, and Pratt & Whitney. Additionally, the Northbridge Centre Property is within the local area of several community services such as fire stations, hospitals, police stations, and schools within the Palm Beach County School District.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 10 – Northbridge Centre

According to a third-party market research report, the 2023 population within a one-, three- and five-mile radius of the Northbridge Centre Property was 18,214, 79,653 and 180,266, respectively. The 2023 average household income within the same radii was $116,005, $98,321, and $88,660, respectively. Furthermore, according to the appraisal, the top employers in Palm Beach County are the Palm Beach County School District with 22,218 employees, Palm Beach County Public Administration with 12,719 employees, and Tenet Healthcare Group with 5,734 employees.

According to a third-party market research report, the Northbridge Centre Property is situated in the West Palm Beach Central Business District office submarket, which contained approximately 6.4 million square feet of office space as of the first quarter of 2024. The West Palm Beach Central Business District office submarket reported a vacancy rate of 9.9% with an average asking rental rate of $75.12 per square foot. The appraiser concluded an office market rent at the Northbridge Centre Property of (i) for the Tower (a) $55 per square foot for floors 1-4, (b) $60 per square foot for floors 5-8 and (c) $65 per square foot for floors 9-21, and (ii) for the Pavilion (a) $35 per square foot for floors 1-2 and (b) $40 per square foot for floors 3-4.

The following table presents recent leasing data at comparable properties to the Northbridge Centre Property:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	Reimb.
Northbridge Centre West Palm Beach, FL	1985 / 2018	294,493(2)	Focus Financial Partners(2)	Aug-23 / 11.5(2)	13,135(2)	$44.29(2)	NNN
Phillips Point 777 S Flagler Drive West Palm Beach, FL	1985 / NAP	451,858	Confidential	Sep-23 / 3.2	2,184	$90.00	NNN
CityPlace Office Tower 525 Okeechobee Blvd West Palm Beach, FL	2008 / NAP	306,027	Confidential	Sep-23 / 5.0	3,160	$85.00	NNN
Esperanté Corporate Center 222 Lakeview Ave West Palm Beach, FL	1989 / NAP	460,394	Confidential	May-23 / 5.2	2,280	$75.00	NNN
360 Rosemary 360 Rosemary Ave West Palm Beach, FL	2021 / NAP	300,000	Confidential	Jan-24 / 10.0	25,380	$75.00	NNN
One Flagler 154 Lakeview Ave West Palm Beach, FL	2023 / NAP	267,320	Confidential	Feb-24 / 0.8	19,259	$100.00	NNN
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $16,944.

The Borrower. The borrower is Northbridge Property Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northbridge Centre Whole Loan.

The Borrower Sponsors. The borrower sponsors are C-III Capital Partners, Vanderbilt Office Properties and Trinity Capital Advisors. Founded in 2010, C-III Capital Partners is a fully-diversified asset management and commercial real estate services company. C-III Capital Partners currently has approximately $4 billion of assets under management and the leadership team has over 20 years of partnership. Vanderbilt Office Properties is a vertically-integrated office invertor/operator with $5.3 billion invested through acquiring/developing over 100 buildings over 35 transactions since its inception in 2014. Trinity Capital Advisors focuses on the acquisition and development of institutional-quality commercial real estate in the southeastern United States. The firm has invested $4.1 billion in acquiring and developing 28 million square feet of CBD office towers, industrial portfolios, life science parks, suburban office parks and mixed-use developments. C-III Recovery Fund III Tier Holdings LLC, Vanderbilt Partners LLC, JBC Office, LLC (f/k/a CA Office, LLC), C. Walker Collier III, Jeff Sheehan, Gary Chesson and Peter J. Conway provided a non-recourse carveout guaranty in favor of the lender in connection with the origination of the Northbridge Centre Whole Loan.

Property Management. The Northbridge Centre Property is managed by Vanderbilt Office Properties, LLC, which is one the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 10 – Northbridge Centre

Escrows and Reserves. At origination, the borrower deposited (i) approximately $1,819,946 for real estate taxes, (ii) $3,000,000 for tenant improvements and leasing commissions, (iii) approximately $2,379,905 for outstanding TI/LC reserves, (iv) approximately $1,169,336 for a gap rent reserve, (v) approximately $1,453,179 for a free rent reserve and (vi) approximately $433,553 for a cash out reserve.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $181,995 a month).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $6,135 for replacement reserves.

TI / LC Reserve – On a monthly basis, the borrower is required to deposit approximately $24,541 to pay for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower.

Cash Out Reserve – At origination, the borrower deposited approximately $433,553 into a cash out reserve. The borrower may obtain disbursements for tenant allowances, tenant improvements and leasing commissions to the extent there are not any available funds in the TI/LC reserve for the same purpose. Any remaining balance will be released upon the borrower replacing the current insurance coverage of 12-months of business income with 18-months of business income.

Lockbox / Cash Management. The Northbridge Centre Whole Loan is structured with a hard lockbox and springing cash management. The Northbridge Centre Whole Loan requires the borrower or property manager, as applicable, to deposit all rents into a lockbox account no later than two business days after receipt. Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Northbridge Centre Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Northbridge Centre Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Northbridge Centre Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means a period commencing upon the first to occur of (i) an event of default under the Northbridge Centre Whole Loan documents, (ii) the debt yield as of the end of any calendar quarter being less than 9.0%, and the borrower has not timely made the cash deposit into the excess cash reserve account or delivered the letter of credit to the lender and (iii) March 6, 2029; and expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure or waiver of such event of default, (y) clause (ii) above, the debt yield determined as of the end of any calendar quarter thereafter, is equal to or greater 9.0% or the borrower thereafter makes the cash deposit into the excess cash reserve account or delivers the letter of credit to the lender or (z) clause (iii) above, the payment in full of the Northbridge Centre Whole Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 11 Patriot Crossing
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,800,000	Title:	Fee
Cut-off Date Principal Balance:	$29,800,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.8%	Net Rentable Area (Units):	362
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	Patriot Crossing, LLC	Year Built / Renovated:	1970 / 2024
Borrower Sponsors:	Adam Brandon Denton, Thomas J. Floyd and Joseph Mitchell Collins	Occupancy(1):	96.4%
Interest Rate:	6.75000%	Occupancy Date:	8/7/2024
Note Date:	8/30/2024	4th Most Recent NOI (As of):	$1,838,564 (12/31/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$2,254,898 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,243,366 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,482,588 (TTM 7/31/2024)
Original Amortization:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$4,209,817
Call Protection:	L(24),YM1(30),O(6)	UW Expenses:	$1,529,594
Lockbox / Cash Management:	Springing	UW NOI:	$2,680,223
Additional Debt:	No	UW NCF:	$2,589,723
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$47,400,000 / $130,939
Additional Debt Type:	N/A	Appraisal Date:	7/23/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$82,320
Taxes:	$169,918	$16,992	N/A	Maturity Date Loan / Unit:	$82,320
Insurance:	$139,886	$13,989	N/A	Cut-off Date LTV:	62.9%
Engineering Reserve:	$199,576	$0	N/A	Maturity Date LTV:	62.9%
Environmental Reserve:	$60,500	$0	N/A	UW NCF DSCR:	1.27x
Replacement Reserves:	$0	$7,542	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,800,000	100.0%	Loan Payoff	$19,886,975	66.7%
			Return of Equity	8,008,065	26.9
			Closing Costs(2)	1,335,080	4.5
			Upfront Reserves	569,880	1.9
Total Sources	$29,800,000	100.0%	Total Uses	$29,800,000	100.0%
(1)	Occupancy figure includes one employee unit. The occupancy figure with this unit marked as vacant is 96.1%.
(2)	Closing Costs includes a rate buy-down credit of $495,000.

The Loan. The Patriot Crossing mortgage loan (the “Patriot Crossing Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $29,800,000. The Patriot Crossing Mortgage Loan is secured by a first mortgage lien on the borrower’s fee interest in a 362-unit, Class B, garden multifamily property located in Louisville, Kentucky (the “Patriot Crossing Property”). The Patriot Crossing Mortgage Loan accrues interest at a fixed rate of 6.75000% per annum on an Actual/360 basis, has a five-year term and is interest-only for the entire term.

The Property. The Patriot Crossing Property is a 362-unit, Class B garden multifamily property located in Louisville, Kentucky on a 20.4-acre site. Built in 1970 and renovated in 2024, the Patriot Crossing Property consists of 72 two-story buildings with nine, one-bedroom units and 353, two-bedroom units with an average unit size of 821 square feet. The Patriot Crossing Property includes 690 parking spaces, resulting in a parking ratio of approximately 1.9 spaces per unit. As of August 7, 2024, the Patriot Crossing Property was 96.4% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 11 Patriot Crossing

Between 2022 and 2024, the borrower sponsor invested approximately $2.5 million towards capital expenditures at the Patriot Crossing Property including the clubhouse, fitness center, pool, unit renovations, roofs/gutters, decks/stairs and sidewalks. Common amenities at the Patriot Crossing Property include a community pool, fitness center, playground, dog park, fire pit, BBQ grilling area and picnic area. Unit amenities include air-conditioning, complete appliance packages, washer/dryer hookups, open-parking and a patio/balcony. In addition, 115 two-bedroom units have been renovated with new bathroom fixtures, cabinetry, faux wood flooring, granite countertops, and stainless-steel appliances. 52 two-bedroom units have been renovated with new bathroom fixtures, cabinetry, faux wood flooring, all-black appliances and new carpeting. 89 two-bedroom units have been renovated for all-black appliances and either (i) remodeled bathrooms, (ii) new cabinetry or (iii) new carpeting. 76 two-bedroom units and all nine of the one-bedroom units have been renovated with all-black appliance replacements when needed.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF) (2)	Average Monthly Rental Rate(2)(3)	Average Monthly Rental Rate PSF(2)(3)
1 Bedroom	9	2.5%	9	100.0%	650	$776.89	$1.20
2 Bedroom	353	97.5%	340	96.3%	825	$925.65	$1.12
Total/Wtd. Avg.	362	100.0%	349	96.4%	821	$921.81	$1.12
(1)	Based on the underwritten rent roll dated August 7, 2024.
(2)	Total/Wtd. Avg. based on number of occupied units of each unit type.
(3)	Average Monthly Rental Rate does not include the employee unit as no rent is being collected.

The following table presents certain information with respect to the historical and current occupancy of the Patriot Crossing Property:

Historical and Current Occupancy(1)(2)
2021	2022	2023	Current(3)
93.4%	95.1%	92.0%	96.4%
(1)	As provided by the borrower sponsor.
(2)	As of December 31 of each respective year.
(3)	Based on the underwritten rent roll dated August 7, 2024. The occupancy figure includes one employee unit. The occupancy figure with this unit marked as vacant is 96.1%.

Environmental. According to the Phase I environmental assessment dated August 27, 2024, there was no evidence of any recognized environmental conditions at the Patriot Crossing Property. 41 buildings at the mortgaged property either (x) identified radon levels above 4.0 pCi/L or (y) the radon testing was inconclusive. At origination, the borrower reserved $60,500 to cover the estimated costs of re-testing and mitigation efforts.

The Market. The Patriot Crossing Property is located in Louisville, Kentucky within the Louisville/Jefferson County, KY-IN multifamily market and the Southwest Louisville submarket. The Patriot Crossing Property is located approximately 8.3 miles south of downtown Louisville and 4.8 miles southwest of the Louisville International Airport. The Patriot Crossing Property is directly adjacent to State Route 1020, 4.0 miles west of Interstate 65 and 5.5 miles south of Interstate 264. The largest employer is United Parcel Services Inc., the world’s largest package delivery company and a provider of supply chain management solutions. The second largest employer is Norton Healthcare, Inc., a healthcare system serving patients throughout Greater Louisville, Southern Indiana and Kentucky. The third largest employer is the Jefferson County Public School District, which serves approximately 101,000 students and supervises 150 schools. According to the appraisal, as of the first quarter of 2024, the Southwest Louisville submarket contained an inventory of 26,704 units with a vacancy rate of 6.9% and average asking rent of $1,069 per unit.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Patriot Crossing Property was 7,053, 46,725 and 152,699, respectively, and the 2023 median household income within the same radii was $55,809, $54,791 and $51,739, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 11 Patriot Crossing
Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per unit	Average Rent per Unit	Average Rent per SF
Patriot Crossing 7415 Patrick Henry Court Louisville, KY	1970 / 2024	96.4%(2)	362(2)	1 BD / 1 BA 2 BD / 1 BA	650(2) 825(2)	$776.89 (2) $925.65 (2)	$1.20(2) $1.12(2)
Tanglewood Apartments 500 Bermuda Lane Louisville, KY	1972 / 1999	95.7%	280	Studio / 1 BA 1 BD / 1 BA 2 BD / 1 BA 2 BD / 2 BA	509 786 961 1,075	$914 $1,065 $1,225 $1,330	$1.80 $1.35 $1.27 $1.24
The Madison 5515 Hunt Club Lane Louisville, KY	1970 / NAP	91.0%	106	1 BD / 1 BA 2 BD / 1 BA 3 BD / 1.5 BA	733 947 1,047	$925 $1,050 $1,225	$1.26 $1.11 $1.17
Indigo at the Park 518 Iroquois Gardens Louisville, KY	1971 / NAP	95.6%	156	1 BD / 1 BA 2 BD / 1 BA	750 975	$1,019 $1,129	$1.36 $1.16
Royal Gardens Apartments 1004 Royal Gardens Court Louisville, KY	1955 / NAP	96.2%	240	1 BD / 1 BA 2 BD / 1 BA 2 BD / 1.5 BA	757 845 860	$893 $995 $995	$1.18 $1.18 $1.16
Cardinal Hill Gardens 7329 Saint Andrews Church Road Louisville, KY	1973 / NAP	94.3%	132	Studio / 1 BA 1 BD / 1 BA 2 BD / 1 BA	350 650 850	$528 $830 $931	$1.51 $1.28 $1.10
Maple Run Apartments 6703 Strawberry Lane Louisville, KY	1998 / NAP	95.9%	79	1 BD / 1 BA 2 BD / 1 BA 3 BD / 1 BA	568 700 822	$599 $726 $826	$1.05 $1.04 $1.00
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated August 7, 2024.

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM 7/31/2024	Underwritten	Per Unit	%(1)
Gross Potential Rent	$3,297,479	$3,461,331	$3,754,586	$3,911,315	$4,004,978	$11,063	94.1%
RUBS	71,026	228,696	244,957	249,766	249,766	$690	5.9%
Net Rental Income	$3,368,505	$3,690,027	$3,999,543	$4,161,081	$4,254,744	$11,753	100.0%
Other Income(2)	130,220	185,271	186,672	188,895	188,895	$522	4.4%
Vacancy / Bad Debt	(213,570)	(162,538)	(348,586)	(288,072)	(233,821)	($646)	(5.5%)
Effective Gross Income	$3,285,155	$3,712,759	$3,837,629	$4,061,904	$4,209,817	$11,629	98.9%
Total Expenses	$1,446,592	$1,457,861	$1,594,263	$1,579,316	$1,529,594	$4,225	36.3%
Net Operating Income	$1,838,564	$2,254,898	$2,243,366	$2,482,588	$2,680,223	$7,404	63.7%
Total Capex/RR	90,500	90,500	90,500	90,500	90,500	$250	2.1%
Net Cash Flow	$1,748,064	$2,164,398	$2,152,866	$2,392,088	$2,589,723	$7,154	61.5%
(1)	% column represents percent of (i) Net Rental Income for all revenue lines and Vacancy/Bad Debt and (ii) Effective Gross Income for the remaining fields
(2)	Other Income is comprised of pet fees, application fees, late fees, parking and other miscellaneous items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BBCMS 2024-5C29
No. 12 – Charlotte MHP Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$29,700,000	Title:	Fee
Cut-off Date Principal Balance:	$29,700,000	Property Type – Subtype:	Manufactured Housing– Manufactured Housing
% of IPB:	2.8%	Net Rentable Area (Pads):	402
Loan Purpose:	Refinance	Location:	Charlotte, NC
Borrowers:	CHR VIII-PCP MHC Charlotte	Year Built / Renovated(1):	Various / NAP
	Arrowood, L.L.C. and CHR VIII-PCP MHC Charlotte Queens, L.L.C.	Occupancy:	98.0%
Borrower Sponsors:	Bradley R. Hill, Robert Spencer	Occupancy Date:	8/26/2024
	Engler-Coldren, Thomas	4th Most Recent NOI (As of)(2):	NAV
	Niederkofler and Michael A. Cirillo	3rd Most Recent NOI (As of):	$1,774,142 (12/31/2022)
Interest Rate:	6.40000%	2nd Most Recent NOI (As of):	$2,049,689 (12/31/2023)
Note Date:	8/30/2024	Most Recent NOI (As of):	$2,325,541 (TTM 6/30/2024)
Maturity Date:	9/6/2029	UW Economic Occupancy:	94.7%
Interest-only Period:	60 months	UW Revenues:	$3,319,678
Original Term:	60 months	UW Expenses:	$869,655
Original Amortization Term:	None	UW NOI:	$2,450,024
Amortization Type:	Interest Only	UW NCF:	$2,429,924
Call Protection:	L(24),D(29),O(7)	Appraised Value / Per Pad:	$47,700,000 / $118,657
Lockbox / Cash Management:	Springing	Appraisal Date:	7/17/2024
Additional Debt:	No
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$73,881
Taxes:	$0	$10,231	N/A	Maturity Date Loan / Pad:	$73,881
Insurance:	$21,139	$6,868	N/A	Cut-off Date LTV:	62.3%
Replacement Reserve:	$0	$1,675	N/A	Maturity Date LTV:	62.3%
Immediate Repairs:	$325,000	$0	N/A	UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,700,000	100.0%	Payoff Existing Debt	$25,360,094	85.4%
			Return of Equity	2,759,862	9.3
			Closing Costs(3)	1,233,906	4.2
			Reserves	346,139	1.2
Total Sources	$29,700,000	100.0%	Total Uses	$29,700,000	100.0%
(1)	See the “Portfolio Summary” chart below.
(2)	4th Most Recent NOI was not required to be provided by the borrower sponsor.
(3)	Closing costs include an interest rate buydown of $816,750.

The Loan. The Charlotte MHP Portfolio mortgage loan (the “Charlotte MHP Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $29,700,000 and is secured by the borrowers’ fee interest in two manufactured housing community properties with an aggregate of 402 pads both located in Charlotte, North Carolina (the “Charlotte MHP Portfolio Properties”). The Charlotte MHP Portfolio Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.40000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 12 – Charlotte MHP Portfolio

The Properties. The Charlotte MHP Portfolio Properties are comprised of two manufactured housing communities totaling 402 pads located in Charlotte, North Carolina that were 98.0% occupied as of August 26, 2024. Of the 402 pads, 30 are park owned (7.5% of pads), with the remaining being tenant-owned. Since 2019, the borrower sponsors have spent approximately $2.3 million in improvements across both mobile home parks, including painting, new driveways, decking, street repairs, landscaping, amenities and water meter installation. From the year end 2022 period to T-1 June 2024, the borrower sponsors have increased gross potential rent at the Charlotte MHP Portfolio Properties by approximately 21.6%.

The following table presents certain information relating to the Charlotte MHP Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Pads(1)	Occupancy(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)	U/W NOI	% of U/W NOI
Queen’s Grant	Charlotte, NC	1980 / NAP	207	99.5%	$15,503,774	52.2%	$24,900,000	$1,255,984	51.3%
Arrowood	Charlotte, NC	1983 / NAP	195	96.4%	$14,196,226	47.8%	$22,800,000	$1,194,039	48.7%
Total / Wtd. Avg.			402	98.0%	$29,700,000	100.0%	$47,700,000	$2,450,024	100.0%
(1)	Based on the underwritten rent rolls dated August 26, 2024. The Queen’s Grant Property includes one 5,000 square foot unit that is used for storage, laundry, office and a small convenience store, and the Arrowood Property includes 30 studio apartments.
(2)	Source: Appraisals.

The following table presents certain information relating to historical and current occupancy for the Charlotte MHP Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
92.0%	95.3%	97.0%	98.0%
(1)	Historical Occupancy represents year-end occupancy for each respective year.
(2)	Based on the underwritten rent roll dated August 26, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 12 – Charlotte MHP Portfolio

The Properties.

Queen’s Grant. Queen’s Grant (the “Queen’s Grant Property”) is a 206-pad manufactured housing community with one 5,000 square foot unit that is used for storage, laundry, office and a small convenience store located in Charlotte, North Carolina. As of August 26, 2024, the Queen’s Grant Property was 99.5% occupied. Average underwritten rents at the Queen’s Grant Property are $660 per pad per month. The Queen’s Grant Property is located approximately a half mile from US Route 29, a mile from Interstate 485 and two miles from Interstate 85 and State Route 49. Many large retail shopping centers are located within two miles of the Queen’s Grant Property, and the Queen’s Grant Property is located near many large employers in the area including PNC Music Pavilion, Charlotte Motor Speedway, UNC Charlotte, Atrium Health, Wells Fargo, Bank of America, Novant Health and American Airlines.

Arrowood. Arrowood (the “Arrowood Property”) is a 165-pad manufactured housing community with 30 studio apartments located in Charlotte, North Carolina. As of August 26, 2024, the Arrowood Property was 96.4% occupied. Average underwritten rents at the Arrowood Property are $689 per pad per month. The Arrowood Property is located in the middle of a large concentration of warehousing/distribution centers for some of the biggest distributors in the country, including Staples, Frito-Lay, Snyder’s-Lance/Campbell’s and Sam’s Club. Some other major employers in the area include Atrium Health, Wells Fargo, Bank of America, Novant Health and American Airlines.

Environmental. According to the Phase I environmental reports, dated July 25, 2024, there was no evidence of any recognized environmental conditions at the Charlotte MHP Portfolio Properties.

The Market. The Charlotte MHP Portfolio Properties are both located in the Charlotte manufactured housing market. The Charlotte manufactured housing market includes 1,960 all-age homesites and 200 age-restricted home sites, totaling 2,160 home sites. As of the second quarter of 2024, asking rents for all-age units in the Charlotte manufactured housing market were $553, with rent increases of approximately 8.6%. The appraiser concluded a market vacancy rate of approximately 6.0%.

According to the appraisal, the 2023 population and average household income in the one-, three- and five-mile radius from the Queen’s Grant Property were 10,276, 70,495 and 189,426 and $84,991, $90,267 and $102,946, respectively. The appraiser noted that there are only three vacancies out of 1,144 manufactured housing units in the Queen’s Grant Property’s market area (0.3% vacancy rate), and there are no manufactured home communities planned or proposed in the immediate market area.

According to the appraisal, the 2023 population and average household income in the one-, three- and five-mile radius from the Arrowood Property were 3,368, 52,808 and 143,322 and $95,073, $104,040 and $110,030, respectively. The appraiser noted that there are only eight vacancies out of 1,133 manufactured housing units in the Arrowood Property’s market area (0.7% vacancy rate) and there are no manufactured home communities planned or proposed in the immediate market area.

Manufactured Housing Rent Comparables(1)
Property Name	Resident Type	Year Built / Renovated	Occupancy	Number of Pads	Average Rent Per Pad
Charlotte MHP Portfolio	All Age	Various / NAP	98.0%(2)	402(2)	Various(3)
Charlotte Hills MHP	All Age	1982 / NAV	100.0%	190	$735
Meadow Brook	All Age	1997 / NAV	100.0%	321	$723
Alpine Village	Senior	1972 / NAV	100.0%	200	$405
Woodridge	All Age	1996 / NAV	100.0%	102	$625
Oakland Glen	All Age	2010 / NAV	100.0%	125	$585
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 26, 2024.
(3)	Average Rent Per Pad is equal to $660 per month for the Queen’s Grant Property and $689 per month for the Arrowood Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 12 – Charlotte MHP Portfolio

The following table presents certain information relating to the operating history and underwritten net cash flows of the Charlotte MHP Portfolio Properties:

Operating History and Underwritten Net Cash Flows(1)
	2022	2023	TTM 6/30/2024	Underwritten	Per Pad
Base Rent	$2,593,173	$2,816,374	$2,956,647	$3,270,840	$8,136
Vacant Income	0	0	0	0	0
Reimbursements	170	135,765	205,501	205,501	511
Other Income(2)	9,145	21,170	18,057	18,057	45
Vacancy	0	0	0	(174,720)	(435)
Effective Gross Income	$2,602,488	$2,973,309	$3,180,205	$3,319,678	$8,258
Total Expenses	828,346	923,620	854,665	869,655	2,163
Net Operating Income	$1,774,142	$2,049,689	$2,325,541	$2,450,024	$6,095
Replacement Reserves	0	0	0	20,100	50
Net Cash Flow	$1,774,142	$2,049,689	$2,325,541	$2,429,924	$6,045
(1)	Based on the underwritten rent roll dated as of August 26, 2024.
(2)	Other Income includes late fees, miscellaneous income and commercial/administrative income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – Westshore Crossing
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.3%	Net Rentable Area (Units):	337
Loan Purpose:	Refinance	Location:	Tampa, FL
Borrower:	4515 N Rome Owner LLC	Year Built / Renovated:	1973 / 2023
Borrower Sponsor:	Jakub Hejl	Occupancy:	96.1%
Interest Rate:	6.49900%	Occupancy Date:	6/19/2024
Note Date:	7/8/2024	4th Most Recent NOI (As of):	$2,595,161 (12/31/2021)
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of)(3):	$2,684,261 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$3,701,662 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(4):	$3,841,973 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	93.5%
Amortization Type:	Interest Only	UW Revenues:	$6,652,986
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$2,260,995
Lockbox / Cash Management:	Soft / Springing	UW NOI(4):	$4,391,990
Additional Debt(1):	Yes	UW NCF:	$4,307,740
Additional Debt Balance(1):	$25,400,000	Appraised Value / Per Unit:	$86,200,000 / $255,786
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/28/2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$149,555
Taxes:	$411,534	$45,726	N/A	Maturity Date Loan / Unit:	$149,555
Insurance:	$262,256	$33,546	N/A	Cut-off Date LTV:	58.5%
Replacement Reserves:	$100,000	$7,021	N/A	Maturity Date LTV:	58.5%
Immediate Repairs:	$56,313	$0	N/A	UW NCF DSCR:	1.30x
				UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$50,400,000	100.0%	Loan Payoff	$45,453,546	90.2%
			Closing Costs(5)	2,685,684	5.3
			Return of Equity	1,430,666	2.8
			Upfront Reserves	830,104	1.6
Total Sources	$50,400,000	100.0%	Total Uses	$50,400,000	100.0%
(1)	The Westshore Crossing Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $50,400,000 (the “Westshore Crossing Whole Loan”). The financial information in the chart above is based on the aggregate outstanding principal balance of the Westshore Crossing Whole Loan.
(2)	Defeasance of the Westshore Crossing Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization trust in September 2024. The actual defeasance lockout period may be longer.
(3)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributed to leasing up the Westshore Crossing Property (as defined below), increasing occupancy from 83.1% as of December 31, 2022 to 91.4% as of December 31, 2023.
(4)	The increase from Most Recent NOI to UW NOI is primarily attributed to recent leasing, increasing occupancy from 92.4% as of April 30, 2024, to 96.1% as of June 19, 2024.
(5)	Closing Costs includes an interest rate buydown of approximately $2.2 million.

The Loan. The Westshore Crossing mortgage loan (the “Westshore Crossing Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 337-unit garden style apartment building located in Tampa, Florida (the “Westshore Crossing Property”). The Westshore Crossing Whole Loan is comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $50,400,000. The Westshore Crossing Whole Loan accrues interest at a fixed rate of 6.49900% per annum. The Westshore Crossing Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The Westshore Crossing Mortgage Loan is evidenced by the controlling Note A-2-A with an outstanding principal balance as of the Cut-off Date of $25,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – Westshore Crossing

The Westshore Crossing Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C29 trust. The relationship between the holders of the Westshore Crossing Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The promissory notes comprising the Westshore Crossing Whole Loan are summarized in the below table.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$15,000,000	$15,000,000	BMO 2024-5C5	No
A-1-B(1)	$5,000,000	$5,000,000	UBS AG	No
A-2-A	$25,000,000	$25,000,000	BBCMS 2024-5C29	Yes
A-2-B(1)	$5,400,000	$5,400,000	UBS AG	No
Whole Loan	$50,400,000	$50,400,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Westshore Crossing Property is a 337-unit garden-style multifamily community located in Tampa, Florida, approximately 3.6 miles north of downtown Tampa. Constructed in 1973 and renovated in 2023, the Westshore Crossing Property is comprised of 21, one- to three-story buildings situated on an approximately 13.39-acre site. The Westshore Crossing Property offers amenities such as a clubhouse/on-site leasing office, three swimming pools, a business center, a fitness center, common laundry, a sports field and a playground. The unit mix includes four studio, 120 one-bedroom, 168 two-bedroom and 45 three-bedroom units, with an average unit size of 893 square feet. Unit amenities include patios/balconies with storage, dishwashers, shaker-style cabinets and washer/dryers in select units. The Westshore Crossing Property features 551 surface parking spaces resulting in a parking ratio of approximately 1.6 spaces per unit. As of June 19, 2024, the Westshore Crossing Property was 96.1% occupied.

The following table presents detailed information with respect to the unit mix at the Westshore Crossing Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Average Monthly Market Rental Rate(3)	Market Monthly Market Rental Rate PSF(3)
Studio (313 SF)	4	1.2%	4	100.0%	313	$1,138	$3.63	$1,200	$3.83
1 BR/1 BA (575 SF)	14	4.2%	12	85.7%	575	$1,322	$2.30	$1,400	$2.43
1 BR/1 BA (650 SF)	76	22.6%	73	96.1%	650	$1,324	$2.04	$1,475	$2.27
1 BR/1.5 BA (800 SF)	30	8.9%	28	93.3%	800	$1,482	$1.85	$1,550	$1.94
2 BR/1 BA (950 SF)	28	8.3%	25	89.3%	950	$1,520	$1.60	$1,650	$1.74
2 BR/1 BA (955 SF)	17	5.0%	17	100.0%	955	$1,390	$1.46	$1,650	$1.73
2 BR/2 BA (1,050 SF)	69	20.5%	68	98.6%	1,050	$1,641	$1.56	$1,750	$1.67
2 BR/2.5 BA (950 SF)	54	16.0%	53	98.1%	950	$1,631	$1.72	$1,700	$1.79
3 BR/2 BA (1,150 SF)	45	13.4%	44	97.8%	1,150	$1,783	$1.55	$1,850	$1.61
Total/Wtd. Avg.	337	100.0%	324	96.1%	893	$1,533	$1.77	$1,641	$1.91
(1)	Based on the underwritten rent roll dated June 19, 2024.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.
(3)	Source: Appraisal.

Since acquiring the Westshore Crossing Property for $29.5 million in 2019, the borrower sponsor has invested approximately $7.7 million ($22,800 per unit) upgrading unit interiors, appliances, fitness center, pool, parking, landscaping and common areas and approximately $14.8 million in soft costs for a total cost basis of approximately $52.0 million. Prior to acquisition, the Westshore Crossing Property was subject to restrictions under a low-income housing tax credit program, which were removed as part of the deed-in-lieu transfer to the borrower sponsor and permitted conversion to market rent units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – Westshore Crossing

The following table presents certain information relating to the historical and current occupancy of the Westshore Crossing Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
88.4%	83.1%	91.4%	96.1%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of June 19, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the Westshore Crossing Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM(2)	Underwritten	Per Unit	%(3)
In Place Rent	$3,683,534	$4,251,786	$5,327,733	$5,505,078	$5,959,836	$17,685	102.7%
Gross Up of Vacant Space	629,854	1,109,455	616,936	523,873	246,900	733	4.3
Gross Potential Rent	$4,313,388	$5,361,241	$5,944,669	$6,028,951	$6,206,736	$18,418	107.0%
(Vacancy/Concessions/Credit Loss)	(631,707)	(1,409,862)	(796,670)	(681,459)	(404,486)	(1,200)	(7.0)
Net Rental Income	$3,681,680	$3,951,378	$5,147,998	$5,347,492	$5,802,250	$17,217	100.0%
Other Income	639,868	653,438	811,390	850,735	850,735	2,524	14.7
Effective Gross Income	$4,321,548	$4,604,817	$5,959,388	$6,198,227	$6,652,986	$19,742	114.7%
Total Expenses	1,726,387	1,920,555	2,257,727	2,356,254	2,260,995	6,709	34.0
Net Operating Income	$2,595,161	$2,684,261	$3,701,662	$3,841,973	$4,391,990	$13,033	66.0%
Capital Expenditures	0	0	0	0	84,250	250	1.3
Net Cash Flow	$2,595,161	$2,684,261	$3,701,662	$3,841,973	$4,307,740	$12,783	64.7%
(1)	Based on the underwritten rent roll dated June 19, 2024.
(2)	TTM represents the trailing 12-month period ending April 30, 2024.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

Environmental. According to the Phase I environmental site assessment dated May 31, 2024, there was no evidence of any recognized environmental conditions at the Westshore Crossing Property.

The Market. The Westshore Crossing Property is located in Tampa, Hillsborough County, Florida within the Tampa-St. Petersburg-Clearwater metropolitan statistical area (the “Tampa Bay MSA”). According to the appraisal, the Tampa Bay MSA is the second most populous metropolitan area in Florida, the second most on the Gulf Coast, the fourth most in the Southeast and the 19th most in the United States. The Westshore Crossing Property is located approximately 3.6 miles from downtown Tampa, approximately 5.3 miles from Tampa International Airport and approximately 9.8 miles from I-75, which runs north/south extending northward through Gainesville, south to Naples and east to Miami and Fort Lauderdale. The Tampa Bay MSA is home to several Fortune 500 and 1000 companies including Tech Data, Jabil, WellCare Health Plans, Raymond James Financial, Bloomin’ Brands, HSN and TECO Energy.

The Tampa central business district is approximately 30 minutes east of the Gulf of Mexico and approximately an hour southwest of Disney and Universal theme parks. In addition to the nearby beaches, other major attractions in the Tampa Bay MSA include Busch Gardens and Adventure Island, Tampa Bay Performing Arts Center, Florida Aquarium, Lowry Park Zoo, Tampa Museum of Art, Hillsborough River State Park, Fantasy of Flight, International Plaza and Westshore Mall and the downtown Tampa Channelside retail complex. The University of South Florida and University of Tampa are located within Hillsborough County and have historically experienced generally increasing enrollment trends according to the appraisal.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Westshore Crossing Property is 15,809, 144,998 and 308,520, respectively. Since 2020, the population has increased by 6.24% within a three-mile radius and is expected to increase by an additional 5.02% over the next five years. The estimated 2024 average household income within the same radii is $87,435, $80,054 and $95,364, respectively. According to a third-party market research report, owner-occupied households outpace renters within a one-mile radius of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – Westshore Crossing

Westshore Crossing Property while there are more renters within a three- and five-mile radius of the Westshore Crossing Property.

According to a third-party market research report, the Westshore Crossing Property is situated in the West Tampa multifamily submarket, which contained approximately 24,038 units as of May 2024. The West Tampa multifamily submarket reported a vacancy rate of 6.3% with an average asking rental rate of $1,752 per unit, an increase of 60.0% from $1,095 per unit as of year-end 2015.

The following table presents certain information relating to comparable multifamily rental properties to the Westshore Crossing Property:

Comparable Rental Leases(1)
Property Name Location	Year Built / Renovated	Occupancy(2)	# of Units(2)	Unit Mix(2)	Average SF Per Unit(2)	Average Rent Per SF(2)	Average Rent Per Unit(2)
Westshore Crossing Tampa, FL	1973 / 2023	96.1%	337	Studio (313 SF) 1 BR/1 BA (575 SF) 1 BR/1 BA (650 SF) 1 BR/1.5 BA (800 SF) 2 BR/1 BA (950 SF) 2 BR/1 BA (955 SF) 2 BR/2 BA (1,050 SF) 2 BR/2.5 BA (950 SF) 3 BR/2 BA (1,150 SF)	313 575 650 800 950 955 1,050 950 1,150	$3.63 $2.30 $2.04 $1.85 $1.60 $1.46 $1.56 $1.72 $1.55	$1,138 $1,322 $1,324 $1,482 $1,520 $1,390 $1,641 $1,631 $1,783
Beach Club 6904 Ralston Place Drive Tampa, FL	1979 / NAV	96.5%	200	Studio 1 BR/1 BA 2 BR/2 BA	450 600 810	$3.01 $2.56 $2.34	$1,355 $1,537 $1,895
The Ava 4902 N MacDill Avenue Tampa, FL	1984 / NAV	93.5%	372	Studio 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 2 BR/1 BA 2 BR/2 BA	450 450 475 650 675 850 900	$2.81 $2.94 $3.00 $2.23 $2.17 $2.04 $1.88	$1,263 $1,325 $1,425 $1,450 $1,463 $1,738 $1,688
Lofts at Rivers Edge 1545 Spruce Street Tampa, FL	1964 / NAV	93.4%	135	1 BR/1 BA 2 BR/1 BA 3 BR/1 BA	688 816 944	$2.69 $2.63 $2.60	$1,850 $2,150 $2,450
Legend Oaks 4714 North Habana Avenue Tampa, FL	1982 / NAV	94.2%	416	1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 2 BR/2 BA	550 650 750 1,000	$2.33 $2.09 $1.85 $1.82	$1,280 $1,360 $1,390 $1,820
Arbour Ponds 2901 N Dale Mabry Highway Tampa, FL	1981 / NAV	94.2%	338	Studio 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 2 BR/2 BA	450 550 650 750 950	$3.11 $2.62 $2.32 $2.13 $2.09	$1,400 $1,440 $1,510 $1,600 $1,983
The Flats at Seminole Heights 4111 N Poplar Avenue Tampa, FL	1968 / NAV	92.0%	165	1 BR/1 BA 2 BR/1 BA 2 BR/1.5 BA 3 BR/2 BA	700 900 900 1,200	$2.18 $1.81 $1.89 $1.75	$1,525 $1,625 $1,700 $2,100
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	For the Westshore Crossing Property, information is based on the underwritten unit mix summary dated June 19, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Oak Ridge City Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.3%	Net Rentable Area (SF):	286,989
Loan Purpose:	Refinance	Location:	Oak Ridge, TN
Borrower:	TN Oak Ridge Rutgers SPE, LLC	Year Built / Renovated:	1955 / 2018
Borrower Sponsors:	Philip J. Wilson and W. Neil Wilson	Occupancy:	100.0%
Interest Rate:	7.28000%	Occupancy Date:	6/18/2024
Note Date:	8/15/2024	4th Most Recent NOI (As of):	$1,752,677 (12/31/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$2,538,314 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,667,269 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,612,830 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,521,965
Call Protection:	L(11),YM1(42),O(7)	UW Expenses:	$903,092
Lockbox / Cash Management:	Springing	UW NOI:	$2,618,873
Additional Debt:	No	UW NCF:	$2,446,680
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$35,900,000 / $125
Additional Debt Type:	N/A	Appraisal Date:	4/23/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$87
Taxes:	$88,452	$42,120	N/A	Maturity Date Loan / SF:	$87
Insurance:	$45,674	$8,700	N/A	Cut-off Date LTV:	69.6%
Replacement Reserves:	$0	$3,587	N/A	Maturity Date LTV:	69.6%
TI/LC Reserve:	$300,000	$10,762	N/A	UW NCF DSCR:	1.33x
Deferred Maintenance:	$125,325	$0	N/A	UW NOI Debt Yield:	10.5%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	99.3%	Loan Payoff	$23,503,746	93.3%
Borrower Equity	181,558	0.7	Closing Costs	1,118,362	4.4
			Upfront Reserves	559,450	2.2
Total Sources	$25,181,558	100.0%	Total Uses	$25,181,558	100.0%

The Loan. The Oak Ridge City Center mortgage loan (the “Oak Ridge City Center Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $25,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 286,989 square foot retail anchored property located in Oak Ridge, Tennessee (the “Oak Ridge City Center Property”). The Oak Ridge City Center Mortgage Loan accrues interest at a rate of 7.28000% per annum. The Oak Ridge City Center Mortgage Loan has a five-year term, is interest only for the entire loan term and accrues interest on an Actual/360 basis.

The Property. The Oak Ridge City Center Property is a 286,989 square foot retail anchored property located in Oak Ridge, Tennessee. The Oak Ridge City Center Property consists of four, single-story multi-tenant buildings situated on an approximately 31.5-acre parcel along South Rutgers Avenue. Onsite parking includes a total of 1,249 parking spaces and a parking ratio of 4.35 spaces per 1,000 square feet. As of June 18, 2024 the Oak Ridge City Center Property was 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

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No. 14 – Oak Ridge City Center

Major Tenants.

Belk (61,200 square feet; 21.3% of NRA; Caa3/CCC-/NR by Moody’s/S&P/Fitch): Founded in 1888 and headquartered in Charlotte, North Carolina, Belk is a privately-owned department store with nearly 300 stores in 16 Southeastern states. Belk is a portfolio company of Sycamore Partners, a New York-based private equity firm, and offers a wide assortment of national and private label branded fashion apparel, shoes, accessories and cosmetics. Belk has been a tenant at the Oak Ridge City Center Property since 1992. Belk’s current base rent is $3.50 per square foot, which remains flat throughout the term of the lease. Belk has extended its lease twice, most recently in 2016 when it exercised a 10-year extension, expiring June 30, 2026. Belk has no termination options and four, five-year renewal options remaining. Revenues for fiscal year ending January 2024 were approximately $3.9 billion. Belk also pays percentage rent each lease year equal to 2% of the amount by which gross sales exceed the natural breakpoint.

Dick’s Sporting Goods (35,000 square feet; 12.2% of NRA; Baa3/BBB/NR by Moody’s/S&P/Fitch): Founded in 1948 and headquartered in Coraopolis, Pennsylvania, Dick’s Sporting Goods (“Dick’s”) is a leading retailer of sporting goods. Dick’s also owns and operates Golf Galaxy, Field & Steam specialty stores, Going, Going, Gone! discount stores, Public Lands outdoor specialty stores and GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming. Dick’s has been a tenant at the Oak Ridge City Center Property since 2017 under an initial 10.6-year lease expiring January 31, 2028. Dick’s current base rent is $9.25 per square foot, which remains flat throughout the term of the lease. Dick’s has no termination options and four, five-year renewal options remaining. Dick’s has a co-tenancy clause that requires (i) Marshalls or TJ Maxx (or an acceptable replacement), (ii) Belk (or an acceptable replacement), (iii) three required tenants (a national tenant operating at least 50 retail stores or a regional tenant operating at least 30 retail stores), two of which are in at least 12,000 square feet and one in at least 10,000 square feet and (iv) at least 150,000 square feet of leasable floor area excluding the premises of Dick’s, to be open and fully staffed and stocked. If this co-tenancy requirement is violated, Dick’s may pay substitute rent (the lesser of minimum rent or 2% of gross sales). In the event the co-tenancy violation is not cured within two years, Dick’s will have the right to terminate its lease or resume paying full rent.

TJ Maxx (22,477 square feet; 7.8% of NRA; A2/A/NR by Moody’s/S&P/Fitch): Founded in 1976 and headquartered in Framingham, Massachusetts, TJ Maxx is the leading off-price apparel and home fashions retailer in the United States and worldwide, with four global home offices, seven brands and approximately 4,700 stores in nine countries and five distinctive branded e-commerce sites. The seven brands under the TJ Maxx umbrella include TJ Maxx, Marshalls, HomeGoods, Sierra, Winners, HomeSense and TK Maxx. TJ Maxx has been a tenant at the Oak Ridge City Center Property since 2017 under an initial 10-year lease expiring August 31, 2027. TJ Maxx’s current base rent is $8.40 per square foot, which remains flat throughout the term of the lease. TJ Maxx has no termination options and four, five-year renewal options remaining. TJ Maxx has a co-tenancy clause that provides that if either of the inducement stores (Belk and Dick’s) will not be open for business for more than 180 days, then from such 180th day until the inducement store (or its qualified replacement) opens for business, TJ Maxx will be required to pay alternate rent (the lesser of minimum rent or 2% of gross sales). Additionally, if the co-tenancy violation continues for more than 545 days, TJ Maxx has 180 days to terminate its lease. In the event TJ Maxx does not terminate its lease within 180 days following the first date on which it could terminate its lease, TJ Maxx will be required to resume paying minimum rent in accordance with its lease terms and the right to terminate will be null and void.

Environmental. According to a Phase I environmental assessment dated May 13, 2024, there was no evidence of any recognized environmental conditions at the Oak Ridge City Center Property.

Historical and Current Occupancy
2021	2022	2023	Current(1)
73.8%	96.0%	96.0%	100.0%
(1)	Current Occupancy is as of June 18, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Oak Ridge City Center

The following table presents certain information relating to the largest tenants based on underwritten base rent at the Oak Ridge City Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Anchor Tenants
Belk(4)	Caa3/CCC-/NR	61,200	21.3%	$3.50	$214,200	7.3%	6/30/2026
Dick’s(5)(14)	Baa3/BBB/NR	35,000	12.2	9.25	323,750	11.1	1/31/2028
TJ Maxx(6)(15)	A2/A/NR	22,477	7.8	8.40	188,807	6.5	8/31/2027
HomeGoods(7)(16)	A2/A/NR	22,000	7.7	6.50	143,000	4.9	9/30/2031
Ross Dress for Less(8)(17)	A2/BBB+/NR	22,000	7.7	10.50	231,000	7.9	1/31/2032
Anchor Tenant Total		162,677	56.7%	$6.77	$1,100,757	37.7%

Major In-Line Tenants
The Electronic Express, Inc. (9)	NR/NR/NR	20,000	7.0%	$8.50	$170,000	5.8%	9/30/2027
Burke’s Outlet(10)(18)	NR/NR/NR	20,000	7.0	8.70	174,000	6.0	1/31/2030
PetSmart(11)(19)	NR/NR/NR	18,173	6.3	15.50	281,682	9.7	7/31/2027
Old Navy(12)(20)(21)	NR/NR/NR	12,500	4.4	14.50	181,250	6.2	9/30/2031
Ulta(13)(22)	NR/NR/NR	10,184	3.5	16.50	168,036	5.8	8/31/2027
Major In-Line Tenants Total		80,857	28.2%	$12.06	$974,968	33.4%
Other Tenants		43,455	15.1%	$19.37	$841,918	28.9%
Occupied Collateral Total / Wtd. Avg.		286,989	100.0%	$10.17	$2,917,642	100.0%
Vacant Space		0	0.0%

Collateral Total		286,989	100.0%

(1)	Based on the underwritten rent roll dated June 18, 2024.
(2)	Ratings provided are for the parent company of the entity listed in “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $15,203 through July 1, 2025.
(4)	Belk has four, five-year renewal options remaining.
(5)	Dick’s has four, five-year renewal options remaining.
(6)	TJ Maxx has four, five-year renewal options remaining.
(7)	HomeGoods has four, five-year renewal options remaining.
(8)	Ross Dress for Less has four, five-year renewal options remaining.
(9)	The Electronic Express, Inc. has three, five-year renewal options remaining.
(10)	Burke’s Outlet has five, five-year renewal options remaining.
(11)	PetSmart has four, five-year renewal options remaining.
(12)	Old Navy has three, five-year renewal options remaining.
(13)	Ulta has three, five-year renewal options remaining.
(14)	Dick’s co-tenancy clause requires (i) Marshalls or TJ Maxx (or an acceptable replacement), (ii) Belk (or an acceptable replacement), (iii) three required tenants (a national tenant operating at least 50 retail stores or a regional tenant operating at least 30 retail stores), two of which in at least 12,000 square feet and one in at least 10,000 square feet and (iv) at least 150,000 square feet of leasable floor area excluding the premises of Dick’s, to be open and fully staffed and stocked. If this co-tenancy requirement is violated, Dick’s may pay substitute rent equal to the lesser of minimum rent or 2% of gross sales. In the event the co-tenancy violation is not cured within two years, Dick’s will have the right to terminate its lease or resume paying full rent.
(15)	TJ Maxx’s co-tenancy clause requires that if either of the inducement stores (Belk and Dick’s) will not be open for business for more than 180 days, then from such 180th day until the inducement store (or its qualified replacement) opens for business, TJ Maxx shall pay alternate rent equal to the lesser of minimum rent or 2% of gross sales. Additionally, if the co-tenancy violation continues for more than 545 days, TJ Maxx may terminate its lease at any time thereafter up to 180 days. In the event TJ Maxx does not terminate its lease within 180 days following the first date on which it could terminate its lease, TJ Maxx will resume paying minimum rent in accordance with its lease terms and the right to terminate will be null and void.
(16)	HomeGoods’ co-tenancy clause requires that if less than four of the inducement stores (Belk’s, Dick’s, TJ Maxx, Ross, PetSmart, Ulta) will not be open for business for than 180 days, then from such 180th day until the inducement stores (or their qualified replacements) open for business, HomeGoods will pay alternate rent equal to the lesser of minimum rent or 2% of gross sales. Additionally, if the co-tenancy violation continues for more than 545 days, HomeGoods may terminate its lease at any time thereafter up to 180 days. In the event HomeGoods does not terminate its lease within 180 days following the first date on which it could terminate its lease, HomeGoods will resume paying minimum rent in accordance with its lease terms and the right to terminate will be null and void.
(17)	Ross Dress for Less’ co-tenancy clause requires that at least three of the following tenants must be operating in no less than the square footages indicated: HomeGoods (20,000 square feet); TJ Maxx (22,477 square feet); Belk (62,472 square feet); Burkes Outlet (20,000 square feet); and Five Below (8,205 square feet). Additionally, the co-tenancy clause requires that at least 70% of the leasable floor area must be occupied by operating tenants, excluding Ross Dress for Less and the outparcels. If any of the aforementioned requirements are violated for 90 days, Ross Dress for Less will be required to pay substitute rent equal to the lesser of minimum rent or 2% of gross sales plus reimbursements. If a co-tenancy violation continues for a period of 12 months beyond the 90 days, Ross Dress for Less will have the ongoing right to terminate its lease with a 30-day notice until such condition is cured.
(18)	If two or more of the inducement tenants (Dick's, PetSmart, Belk or TJ Maxx) cease to operate, Burke’s Outlet’s fixed annual rent will be reduced by 50%. After paying reduced rent for 12 consecutive months, Burke’s Outlet is required to either resume paying full rent commencing on the first day of the 13th month following the commencement of payment of reduced rent or terminate its lease within the termination notice period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Oak Ridge City Center
(19)	PetSmart’s co-tenancy clause requires that if Dick's, TJ Maxx or Belk ceases to operate, the base rent (but not other charges) payable by PetSmart will be reduced by 50% for as long as such co-tenancy violation exists. If the co-tenancy violation continues for 365 consecutive days, PetSmart is required, within 30 days following notice from landlord, to either: (a) terminate its lease upon notice to the landlord, in which event this lease will terminate 60 days following the date of PetSmart's notice; or (b) resume payment of full base rent due under its lease. If PetSmart does not terminate its lease within the 30-day period set forth above, PetSmart will be deemed to have waived its right to terminate its lease as a result of that specific co-tenancy violation and will be required to commence paying full base rent as of the day next following the 30-day period.
(20)	It will be a violation of Old Navy’s co-tenancy provision if five of the key stores plus retailers (excluding the Old Navy and the largest key stores (by square foot.)) having an aggregate of 50% or more of the total gross leasable area of the Oak Ridge City Center Property (excluding the gross leasable area of the premises and the largest key stores but including the gross leasable area of the key stores other than the largest key stores) are not open for business. Upon such occurrence, Old Navy will be required to pay alternate rent equal to 50% of minimum rent, may close the store but continue to pay alternate rent and after nine months have the right to terminate its lease with six months’ notice.
(21)	Old Navy has the right to terminate its lease if the gross sales for the 49th through the 60th full calendar month (October 2025 thru September 2026) are not at least $3.5 million, on the date that is not less than 180 days from the date the landlord is notified.
(22)	Ulta’s co-tenancy clause requires that (i) Belk and Rack Room Shoes; and (ii) two of the following co-tenants: JC Penney, Dick's, T J Tenant and PetSmart (or a comparable replacement tenant) are open and operating (other than due to a permitted closure). Upon the event of a co-tenancy violation, Ulta will pay, in lieu of base rent alternate rent equal to 50% of base rent. However, if such continuing co-tenancy condition continues for a period of one year, Ulta will elect within 30 days after the end of such one-year period either to (i) resume full payment of rent or (ii) terminate its lease by giving written notice to the landlord, in which event its lease will terminate 90 days after the date of such termination notice.

The following table presents certain information relating to tenant lease expirations at the Oak Ridge City Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	1	1,000	0.3	$20,260	0.7		1,000	0.3%	$20,260	0.7%
2026	3	68,754	24.0	$351,730	12.1		69,754	24.3%	$371,990	12.7%
2027	6	79,817	27.8	$975,626	33.4		149,571	52.1%	$1,347,616	46.2%
2028	4	46,966	16.4	$617,021	21.1		196,537	68.5%	$1,964,636	67.3%
2029	0	0	0.0	$0	0.0		196,537	68.5%	$1,964,636	67.3%
2030	1	20,000	7.0	$174,000	6.0		216,537	75.5%	$2,138,636	73.3%
2031	3	43,452	15.1	$463,006	15.9		259,989	90.6%	$2,601,642	89.2%
2032	1	22,000	7.7	$231,000	7.9		281,989	98.3%	$2,832,642	97.1%
2033	0	0	0.0	$0	0.0		281,989	98.3%	$2,832,642	97.1%
2034 & Beyond	1	5,000	1.7	$85,000	2.9		286,989	100.0%	$2,917,642	100.0%
Total	20	286,989	100.0%	$2,917,642	100.0%
(1)	Based on the underwritten rent roll dated June 18, 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent includes contractual rent steps totaling $15,203 through July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

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No. 14 – Oak Ridge City Center

The following table presents certain information relating to operating history and underwritten cash flows at the Oak Ridge City Center Property:

Underwritten Net Cash Flow
	2021	2022	2023	TTM	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)	$2,161,833	$2,673,420	$2,737,663	$2,723,701	$2,902,439	$10.11	78.8%
Straight Line Rent	0	0	0	0	17,417	0.06	0.5
Contractual Rent Steps	0	0	0	0	15,203	0.05	0.4
Gross Potential Rent	$2,161,833	$2,673,420	$2,737,663	$2,723,701	$2,935,059	$10.23	79.7%
Total Reimbursements	412,619	707,555	753,517	731,099	749,499	2.61	20.3
Net Rental Income	$2,574,451	$3,380,975	$3,491,180	$3,454,800	$3,684,558	$12.84	100.0%
(Underwriting Vacancy Adjustment)	0	0	0	0	(184,228)	(0.64)	(5.0)
Other Income	16,305	6,840	14,402	21,635	21,635	0.08	0.6
Effective Gross Income	$2,590,756	$3,387,815	$3,505,582	$3,476,435	$3,521,965	$12.27	95.6%
Total Expenses	838,079	849,501	838,313	863,605	903,092	3.15	25.6
Net Operating Income	$1,752,677	$2,538,314	$2,667,269	$2,612,830	$2,618,873	$ 9.13	74.4%
Capital Expenditures	0	0	0	0	43,048	0.15	1.2
TI/LC	0	0	0	0	129,145	0.45	3.7
Net Cash Flow	$1,752,677	$2,538,314	$2,667,269	$2,612,830	$2,446,680	$ 8.53	69.5%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(2)	Underwritten Rents in Place includes contractual rent steps totaling $15,203 through July 1, 2025.
(3)	Income for non-collateral improvements has been excluded from the historical amounts per the borrower’s guidance.

The Market. The Oak Ridge City Center Property is located in Oak Ridge, Tennessee approximately 25 miles west of Knoxville, Tennessee. Primary regional access to the area is provided via State Route 95 and State Route 62. State Route 62 is the primary east-west thoroughfare in the area extending from Putnam County, Tennessee at State Route 84 in the west and ends in Knox County at State Route 33 in the east. State Route 95 is the primary north-south thoroughfare in the area extending from State Route 61 in Oak Ridge, Tennessee to the north and to U.S. 411 in Greenback, Tennessee to the south. The immediate area surrounding the Oak Ridge City Center Property is considered commercial. The Oak Ridge City Center Property is located in Anderson County, Tennessee, which is part of the Knoxville, Tennessee metropolitan area and home to the city of Oak Ridge. Key industries in the Knoxville metropolitan area include advanced manufacturing, healthcare, technology and tourism. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Oak Ridge City Center Property was 6,279, 24,849 and 38,871, respectively. The 2023 average household income within the same radii was $66,436, $82,416 and $91,642, respectively.

According to the appraisal, the Oak Ridge City Center Property is located in the Knoxville retail market. As of the first quarter of 2024, the Knoxville market reported retail inventory of approximately 60.9 million square feet with an overall vacancy rate of 2.7% and an average annual asking rent of $18.47 per square foot. As of the first quarter of 2024, the Knoxville retail market reported positive absorption of 146,661 square feet and 55,148 square feet of new construction.

According to the appraisal, the Oak Ridge City Center Property is located in the Anderson County retail submarket. As of the first quarter of 2024, the Anderson County submarket reported retail inventory of approximately 5.9 million square feet with an overall vacancy rate of 1.4% and an average annual asking rent of $16.86 per square foot. As of the first quarter of 2024, the Anderson County retail submarket reported positive absorption of 17,548 square feet and no new construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 15 – Bronx Terminal Market
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,578,947	Title:	Leasehold
Cut-off Date Principal Balance(1):	$24,578,947	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.3%	Net Rentable Area (SF):	918,779
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrower:	BTM Development Partners, LLC	Year Built / Renovated:	2009 / NAP
Borrower Sponsor:	The Related Companies, L.P.	Occupancy:	90.2%
Interest Rate(2):	5.18100%	Occupancy Date:	4/19/2024
Note Date:	8/6/2024	4th Most Recent NOI (As of):	$30,539,405 (12/31/2021)
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of):	$31,251,930 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$30,756,078 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$30,377,981 (3/31/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$46,320,029
Call Protection(3):	L(23),YM1(2),DorYM1(31),O(4)	UW Expenses:	$17,725,341
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$28,594,688
Additional Debt(1):	Yes	UW NCF:	$27,492,153
Additional Debt Balance(1):	$215,421,053 / $140,000,000	Appraised Value / Per SF(1):	$555,000,000 / $604
Additional Debt Type(1):	Pari Passu / B Note	Appraisal Date:	4/30/2024

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF(1):	$261
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(1):	$261
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	43.2%
Replacement Reserves:	$0	Springing	$547,400	Maturity Date LTV(1):	43.2%
TI / LC Reserve:	$874,981	Springing	$1,696,118	UW NCF DSCR(1):	2.18x
Other Reserve:	$9,000,000	Springing	N/A	UW NOI Debt Yield(1):	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$240,000,000	61.0%	Loan Payoff:	$376,708,834	95.8%
Subordinate Companion Loan(1):	140,000,000	35.6	Upfront Reserves:	9,874,981	2.5
Borrower Sponsor Equity:	13,238,721	3.4	Closing Costs:	6,654,906	1.7
Total Sources:	$393,238,721	100.0%	Total Uses:	$393,238,721	100.0%
(1)	The Bronx Terminal Market Mortgage Loan (as defined below) is part of a whole loan that is comprised of 21 senior pari passu promissory notes and one subordinate B-note, with an aggregate original principal balance and Cut-off Date Balance of $380,000,000 (the “Bronx Terminal Market Whole Loan”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Bronx Terminal Market Senior Loan (as defined below). The Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield figures presented above are based on the Bronx Terminal Market Senior Loan. The Cut-off Date Loan/ SF, Maturity Date Loan/ SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield figures based upon the Bronx Terminal Market Whole Loan are $414, $414, 68.5%, 68.5%, 1.07x and 7.5%, respectively.
(2)	Interest rate represents the interest rate of the Bronx Terminal Market Senior Loan (as defined below). The interest rate of the Bronx Terminal Market Subordinate Companion Loan (as defined below) is 9.20000% per annum.
(3)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on September 6, 2024. Defeasance of the Bronx Terminal Market Whole Loan in full is permitted at any time after the earlier to occur of (i) September 6, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. In addition, on any business day on and after August 6, 2026 voluntary prepayment of the Bronx Terminal Market Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs prior to May 6, 2029, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Bronx Terminal Market Whole Loan being prepaid and (y) a yield maintenance premium. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual defeasance lockout period may be longer.
(4)	Please see “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The Bronx Terminal Market mortgage loan (the “Bronx Terminal Market Mortgage Loan”) is part of a whole loan with an original principal balance and Cut-off Date Balance of $380,000,000 and is secured by the borrower’s leasehold interest in a 918,779 square foot, multi-level, anchored retail center, connected via a six-level, 2,602 stall parking garage located in Bronx, New York (the “Bronx Terminal Market Property”). The Bronx Terminal Market Whole Loan was co-originated on August 6, 2024 by German American Capital Corporation (“GACC”), Wells Fargo Bank, National Association,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Bank of America, National Association (“BANA”) and Starwood Mortgage Capital LLC. The Bronx Terminal Market Whole Loan is comprised of 21 senior pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $240,000,000 (the “Bronx Terminal Market Senior Loan”) and one subordinate B-note with an original principal balance and Cut-off Date Balance of $140,000,000 (the “Bronx Terminal Market Subordinate Companion Loan”). The Bronx Terminal Market Senior Loan accrues interest at a fixed rate of 5.18100% per annum and the Bronx Terminal Market Subordinate Companion Loan accrues interest at a fixed rate of 9.20000% per annum. The Bronx Terminal Market Mortgage Loan is evidenced by the non-controlling Notes A-8, A-9 and A-11 with an aggregate original principal balance and Cut-off Date Balance of approximately $24,578,947. The Bronx Terminal Market Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Bronx Terminal Market Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization trust, provided that from and after the securitization of Note A-1, the Bronx Terminal Market Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1 is contributed. The relationship between the holders of the Bronx Terminal Market Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Bronx Terminal Market Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Bronx Terminal Market Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$40,000,000	GACC	No(2)
A-2	$20,000,000	$20,000,000	BMO 2024-5C6	No
A-3(1)	$15,000,000	$15,000,000	GACC	No
A-4	$11,578,947	$11,578,947	BMO 2024-5C6	No
A-5(1)	$5,000,000	$5,000,000	GACC	No
A-6	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-7	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-8	$10,000,000	$10,000,000	BBCMS 2024-5C29	No
A-9	$10,000,000	$10,000,000	BBCMS 2024-5C29	No
A-10	$3,421,053	$3,421,053	BMO 2024-5C6	No
A-11	$4,578,947	$4,578,947	BBCMS 2024-5C29	No
A-12	$30,000,000	$30,000,000	BANK5 2024-5YR9	No
A-13	$10,000,000	$10,000,000	BANK5 2024-5YR9	No
A-14	$4,500,000	$4,500,000	BANK5 2024-5YR9	No
A-15	$3,210,526	$3,210,526	BANK5 2024-5YR9	No
A-16	$2,500,000	$2,500,000	BANK5 2024-5YR9	No
A-17(1)	$30,000,000	$30,000,000	BANA	No
A-18(1)	$10,000,000	$10,000,000	BANA	No
A-19(1)	$4,500,000	$4,500,000	BANA	No
A-20(1)	$3,210,526	$3,210,526	BANA	No
A-21(1)	$2,500,000	$2,500,000	BANA	No
Senior Loan	$240,000,000	$240,000,000
Note B	$140,000,000	$140,000,000	CPPIB Credit Investments III Inc.	Yes(2)
Subordinate Companion Loan	$140,000,000	$140,000,000
Whole Loan	$380,000,000	$380,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The Bronx Terminal Market Whole Loan is an AB whole loan, and the controlling note as of the date hereof is Note B. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to Note A-1. See “Description of the Mortgage Pool— The Whole Loans—The Bronx Terminal Market Pari Passu-AB Whole Loan” in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Bronx Terminal Market Whole Loan.

The Property. The Bronx Terminal Market Property is comprised of the borrower’s leasehold interest in a four building, 918,779 square foot, multi-level, anchored retail center, connected via a six-level, 2,602 space parking garage located in Bronx, New York. Completed in 2009, the Bronx Terminal Market Property features anchor tenants along with street level retail, restaurant and mixed-use space. The top five tenants at the Bronx Terminal Market Property account for 595,744 square feet (64.8% NRA) and include Target, BJ’s Wholesale Club, Home Depot, Food Bazaar and Burlington Coat Factory. The Bronx Terminal Market Property is located on the Bronx riverfront and 0.5 miles from Yankee Stadium within a residential neighborhood with access to public transportation nodes including the Major Deegan Expressway and the Yankees East 153rd Street Metro North Station.

As of April 19, 2024, the Bronx Terminal Market Property was 90.2% leased to 21 tenants with a 7.5-year weighted average remaining lease term. The Bronx Terminal Market Property is anchored by Target (Moody’s: A2, Fitch: A, S&P: A), BJ’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wholesale Club (“BJ’s”) (S&P: BB+), and Home Depot (Moody’s: A2, Fitch: A, S&P: A), all three of which have been in occupancy at the Bronx Terminal Market Property since delivery. The Bronx Terminal Market Property’s tenant mix also includes other well-established national retailers (such as Burlington Coat Factory, Best Buy and Skechers), the largest supermarket location in the Bronx (Food Bazaar), and numerous cultural, educational, and lifestyle offerings (Universal Hip Hop Museum, City University of NY, Chuck E. Cheese, GameStop and GNC, among others).

Major Tenants. The three largest tenants at the Bronx Terminal Market Property are Target, BJ’s Wholesale Club, and Home Depot.

Target (188,446 square feet; 20.5% of NRA; 4.6% of underwritten base rent). Target operates as a general merchandise retailer, selling products to its guests through its stores and digital channels. Founded in 1962, Target is headquartered in Minneapolis, Minnesota and has 1,956 stores in all 50 states and the District of Columbia. Prior to its original opening at the Bronx Terminal Market Property, Target elected to prepay approximately $46.4 million of base rent (residual in-place base rent is 80.9% below the appraisal’s market rent). At the Bronx Terminal Market Property, Target leases 188,446 square feet of space with a rent commencement date of October 15, 2008, and a lease expiration date of October 14, 2033. Target has consecutive, five-year renewal options remaining until the ground lease maturity and no termination options.

BJ’s Wholesale Club (130,099 square feet; 14.2% of NRA; 19.9% of underwritten base rent). BJ's is a warehouse club operator concentrated primarily in the eastern half of the United States. Founded in 1984, the company has more than 6.5 million members paying annual fees to gain access to savings on groceries and general merchandise and services. At the Bronx Terminal Market Property, BJ’s Wholesale Club leases 130,099 square feet of space with a rent commencement date of August 2, 2009, and a lease expiration date of August 2, 2029. BJ’s Wholesale Club has four, five-year renewal options remaining until the ground lease maturity and no termination options.

Home Depot (124,955 SF; 13.6% of NRA; 24.1% of underwritten base rent) – The Home Depot, Inc. is a home improvement retailer offering an assortment of building materials, home improvement products, lawn and garden products, décor products, facilities maintenance, repair and operations products. The company also provides a number of services, including home improvement installation services and tool and equipment rental. At the Bronx Terminal Market Property, Home Depot leases 124,955 square feet of space with a rent commencement date of February 12, 2009, and a lease expiration date of February 28, 2034. Home Depot has four, five-year renewal options remaining and no termination options.

The following information presents certain information relating to the historical occupancy of the Bronx Terminal Market Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
98.6%	98.4%	98.4%	90.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of April 19, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the major tenants at the Bronx Terminal Market Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Target	A2/A/A	188,446	20.5%	$6.70(4)	$1,262,964	4.6%	10/14/2033
BJ's Wholesale Club	NR/BB+/NR	130,099	14.2%	$42.14	5,481,721	19.9	8/2/2029
Home Depot	A2/A/A	124,955	13.6%	$53.24	6,652,604	24.1	2/28/2034
Food Bazaar	NR/NR/NR	77,915	8.5%	$31.94	2,488,352	9.0	9/30/2039
Burlington Coat Factory	NR/BB+/NR	74,329	8.1%	$31.46	2,338,390	8.5	1/31/2028
Best Buy	A3/BBB+/NR	52,086	5.7%	$37.00	1,927,182	7.0	3/31/2030
Raymour & Flanigan	NR/NR/NR	46,253	5.0%	$25.94	1,200,000	4.3	10/31/2027
City University of New York	NR/NR/AA-	26,627	2.9%	$64.32	1,712,586	6.2	7/31/2027
LIDL(3)(4)	NR/NR/NR	23,204	2.5%	$43.10	1,000,000	3.6	10/31/2039
Chuck E. Cheese	NR/NR/NR	19,834	2.2%	$39.93	791,972	2.9	12/31/2028
Major Tenants		763,748	83.1%	$32.54	$24,855,772	90.0%
Other Tenants		65,404	7.1%	$42.13	2,755,729	10.0%
Occupied Collateral Total		829,152	90.2%	$33.30	$27,611,501	100.0%
Vacant Space		89,627	9.8%
Collateral Total		918,779	100.0%

(1)	Based on the underwritten rent roll as of April 19, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	LIDL has executed a lease to occupy 23,204 square feet at the Bronx Market Terminal Property but is not yet in occupancy. The tenant’s estimated lease commencement date is November 1, 2024.
(4)	If the delivery conditions specified in the lease are not satisfied within 365 days (subject to extension for tenant delays and certain excusable delays) after the estimated commencement date determined pursuant to the lease, then either the tenant or the landlord (in each case if such failure is not due to its own delay) may terminate the lease. In addition, the tenant has a termination option if it does not obtain certain permits from the Building Department of the City of New York by a specified series of dates set forth in the lease.

The following table presents certain information relating to the lease rollover schedule at the Bronx Terminal Market Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	89,627	9.8%	NAP	NAP	89,627	9.8%	NAP	NA	P
2024 & MTM	1	1,980	0.2%	$70,000	0.3%	91,607	10.0%	$70,000	0.3%
2025	2	5,218	0.6%	302,740	1.1	96,825	10.5%	$372,740	1.3%
2026	1	8,741	1.0%	349,640	1.3	105,566	11.5%	$722,380	2.6%
2027	3	84,880	9.2%	3,406,986	12.3	190,446	20.7%	$4,129,366	15.0%
2028	4	112,381	12.2%	3,594,042	13.0	302,827	33.0%	$7,723,408	28.0%
2029	2	136,760	14.9%	6,045,908	21.9	439,587	47.8%	$13,769,316	49.9%
2030	1	52,086	5.7%	1,927,182	7.0	491,673	53.5%	$15,696,498	56.8%
2031	0	0	0.0%	0	0.0	491,673	53.5%	$15,696,498	56.8%
2032	0	0	0.0%	0	0.0	491,673	53.5%	$15,696,498	56.8%
2033	1	188,446	20.5%	1,262,964	4.6	680,119	74.0%	$16,959,462	61.4%
2034	3	129,048	14.0%	6,823,967	24.7	809,167	88.1%	$23,783,429	86.1%
2035 & Beyond	3	109,612	11.9%	3,828,072	13.9	918,779	100.0%	$27,611,501	100.0%
Total	21	918,779	100.0%	$27,611,501	100.0%
(1)	Based on the underwritten rent roll as of April 19, 2024.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the historical operating results and underwritten cash flows of the Bronx Terminal Market Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$29,922,700	$30,411,117	$29,994,500	$29,571,181	$27,611,501	$30.05	53.7%
Vacant Income	0	0	0	0	5,098,835	5.55	9.9
Rent Steps	0	0	0	0	651,989(3)	0.71	1.3
Rent Step Credit	0	0	0	0	61,190(4)	0.07	0.1
Reimbursements	11,887,079	11,990,961	12,369,626	11,746,374	11,799,331	12.84	22.9
Other Income(5)	5,646,293	5,765,693	5,693,876	6,103,944	6,196,018	6.74	12.1
Gross Potential Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$51,418,865	$55.96	100.0%
(Vacancy)	0	0	0	0	(5,098,835)	(5.55)	(9.9)
Effective Gross Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$46,320,029	$50.41	90.1%
Real Estate Taxes(6)	1,951,556	1,970,892	2,021,028	2,036,650	3,261,247	3.55	7.0
Insurance	607,856	803,176	1,075,421	1,144,688	1,071,032	1.17	2.3
Ground Rent Expense	935,452	961,531	1,078,546	1,061,574	1,371,008	1.49	3.0
Other Operating Expenses	13,421,802	13,180,241	13,126,929	12,800,606	12,022,055	13.08	26.0
Total Expenses	$16,916,667	$16,915,840	$17,301,924	$17,043,518	$17,725,341	$19.29	38.3%
Net Operating Income	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$28,594,688	$31.12	61.7%
Capital Expenditures	0	0	0	0	183,756	0.20	0.4
TI/LC	0	0	0	0	918,779	1.00	2.0
Net Cash Flow	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$27,492,153	$29.92	59.4%
(1)	TTM represents the trailing 12-month period ending March 31, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents rent steps through July 23, 2025.
(4)	Represents straight line rent averaging for investment grade tenants.
(5)	Other Income includes revenue from percentage rent, parking income and other miscellaneous income.
(6)	The Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires (i.e. is the last year of the benefit) in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024, and thereafter reduces by 10% per year through expiration. The Bronx Terminal Market Mortgage Loan matures in 2029. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes of $3,261,247 are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.

Environmental. According to the Phase I environmental site assessment dated May 1, 2024 (the “ESA”), there was no evidence of any recognized environmental conditions at the Bronx Terminal Market Property. The ESA identified a controlled recognized environmental condition related to prior on-site industrial uses. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Bronx Terminal Market Property is located within the Concourse neighborhood of the Bronx, which has undergone several development projects in recent years. According to a third party report, the Bronx is currently the third most densely populated county across the United States with the fastest observed population growth since 2010. Additionally, the Penn Station Access Project is estimated by the Metropolitan Transportation Authority to be completed in 2027, which is expected to bring four new rail stations to the Bronx and improve existing tracks and bridges.

The Bronx Terminal Market Property is located adjacent to the Bronx Point development, which is expected to include 540 affordable multifamily units (projected delivery in 2024), educational community facilities, cultural space, and several food and beverage outlets. Additional development underway adjacent to the Bronx Terminal Market Property includes the 300,000 SF Success Academy Charter School, which is expected to serve 2,400 children in grades K-12 and strengthen foot traffic at the Bronx Terminal Market Property, and is expected to be delivered in 2025.

According to the appraisal, the Bronx Terminal Market Property is located in the Bronx submarket, which contains 5.3 million SF of retail space across 27 shopping centers as of the first quarter of 2024. The submarket reported average asking rents of $51.95 with a vacancy rate of 5.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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According to the appraisal, the 2022 population within a half-, one-, and 1.5 mile radius of the Bronx Terminal Market Property was 23,422, 194,242 and 464,962, respectively, and the average household income within the same radii was $59,248, $64,363 and $60,775, respectively.

The following table presents certain information relating to comparable retail centers for the Bronx Terminal Market Property:

Competitive Property Summary(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Anchor / Major Tenants
Bronx Terminal Market 610 Exterior Street Bronx, NY	2009 / NAP	918,779(2)	90.2%(2)		Target BJ’s Wholesale Club Home Depot
Bay Plaza Shopping Center 2136-2210 Bartow Avenue Bronx, NY	1998/2004	1,313,640	100%	10.2 miles	AMC Theaters Stop & Shop Burlington P.C. Richard & Son Marshalls Bob’s Discount Furniture Ashley HomeStore Staples
East River Plaza 520 East 117th Street Bronx, NY	2009/NAP	531,541	93%	1.0 mile	Target Costco Burlington
The Shops at Marble Hill 40 West 225th Street Bronx, NY	2004/NAP	238,549	100%	4.8 miles	Target Marshalls
Bruckner Commons 1998 Bruckner Boulevard Bronx, NY	1964/1989	369,301	89%	4.4 miles	Target Burlington Leonardo Furniture
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of April 19, 2024.

Ground Lease. The Bronx Terminal Market Property is secured by the borrower’s leasehold interest pursuant to a 49-year ground lease from the City of New York, which expires on September 13, 2055, and has five consecutive 10-year renewal options remaining. Commencing August 2, 2024, and every five years thereafter, the ground tenant is required to pay ground rent equal to the greater of (i) 105% of the immediately preceding adjusted base amount and (ii) 5% of gross revenues (defined as all rent received from subtenants minus (a) a management fee in the amount of 3% of rent from subtenants received by the ground tenant and (b) aggregate compensation and associated costs and expenses for two on-site personnel engaged in the operation of the Bronx Terminal Market Property). As part of Target's lease, the tenant paid an upfront buydown of its rent of $46,394,000. Gross revenues utilized to calculate percent ground rent include an amortized imputed annual gross revenue amount from the Target buydown, calculated at an annual rate of 6.9% of the total buydown. The underwritten annual ground rent is $1,371,008 based on the lender’s underwriting assumptions. The 2023 ground rent was $1,078,546. In addition, the Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires (i.e. is the last year of the benefit) in the 2032/2033 tax year. The exemption amount is 100% in the 2023/2024 tax year, and reduces by 10% per year through expiration. The Bronx Terminal Market Whole Loan matures in 2029. In the 2023/2024 tax year, unabated taxes were estimated to be $13,436,971. Underwritten property taxes are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C29
Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson – Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479

Sammy Hamididdin - Director	sammy.hamididdin@barclays.com	(212) 526-4751

Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972

Barclays CMBS Trading
David Kung - Director	david.kung@barclays.com	(212) 528-7374

Peter Taylor - Director	peter.w.taylor@barclays.com	(212) 526-1528

Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780

Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780

Societe Generale CMBS Capital Markets & Banking
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263

Justin Cappuccino - Director	justin.cappuccino@sgcib.com	(212) 278-6393

Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467

UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832

Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278

Michael Barbieri – Executive Director	michael.barbieri@ubs.com	(212) 713-1181

BMO CMBS Capital Markets and Banking
David Schell – Managing Director	david.schell@bmo.com	(347) 996-0721

Andrew Noonan – Managing Director	andrew.noonan@bmo.com	(347) 466-3147

Ravish Kamath - Director	ravish.kamath@bmo.com	(347) 668-1507

Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270

Daniel Penn - Director	daniel.penn@db.com	(212) 250-5149

KeyBank CMBS Capital Markets and Banking
Joe DeRoy, Jr. – Senior Vice President	joe_a_deroy@keybank.com	(913) 317-4230

Jeffrey Watzke – Senior Vice President	jeffrey_d_watzke@keybank.com	(312) 730-2795

Kathy Messmer – Vice President	kathy_messmer@keybank.com	(913) 317-4153

Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295

Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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